Exhibit 10.1
EXECUTION VERSION

CUSIP Numbers:
Deal: 00650YAH1
Revolver: 00650YAJ7
Term Loan A: 00650YAK4
Delayed Draw Term Loan: 00650YAL2
CREDIT AGREEMENT
dated as of April 10, 2026
among
ADAPTHEALTH INTERMEDIATE HOLDCO LLC,
as Intermediate Holdings,
ADAPTHEALTH LLC,
as the Borrower,
CERTAIN SUBSIDIARIES OF INTERMEDIATE HOLDINGS
PARTY HERETO FROM TIME TO TIME,
as Guarantors,
BANK OF AMERICA, N.A.,
as the Administrative Agent, the Swing Line Lender, and an Issuing Bank,
CAPITAL ONE, NATIONAL ASSOCIATION,
CITIZENS BANK, N.A.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
JPMORGAN CHASE BANK, N.A.,
KEYBANK NATIONAL ASSOCIATION,
M&T BANK,
REGIONS BANK
and
TRUIST BANK,
as Co-Syndication Agents,
DEUTSCHE BANK SECURITIES INC.
and
SYNOVUS BANK,
as Co-Documentation Agents,
and
THE OTHER LENDERS AND ISSUING BANKS PARTY HERETO FROM TIME TO TIME,
BOFA SECURITIES, INC.,
CAPITAL ONE, NATIONAL ASSOCIATION,
CITIZENS BANK, N.A.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
JPMORGAN CHASE BANK, N.A.,
KEYBANK NATIONAL ASSOCIATION,
M&T BANK,
REGIONS CAPITAL MARKETS, a division of Regions Bank,
and
TRUIST SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
Page
SECTION 1.    DEFINITIONS AND INTERPRETATION    2
Section 1.1    Definitions    2
Section 1.2    Accounting Terms    54
Section 1.3    Rules of Interpretation    55
Section 1.4    Limited Condition Acquisitions    57
Section 1.5    Currency Equivalents.    58
SECTION 2.    LOANS AND LETTERS OF CREDIT    60
Section 2.1    Revolving Loans and Term Loans    60
Section 2.2    Swing Line Loans    66
Section 2.3    Issuances of Letters of Credit and Purchase of Participations Therein    69
Section 2.4    Obligations of Lenders Several; Availability of Funds; Failure to Satisfy Conditions Precedent; Funding Source; Insufficient Funds    75
Section 2.5    Evidence of Debt; Lenders’ Books and Records    77
Section 2.6    Scheduled Principal Payments    77
Section 2.7    Interest on Loans; Computation of Interest and Fees; Certain Payments to Issuing Banks    79
Section 2.8    Conversion/Continuation    81
Section 2.9    Default Rate of Interest    82
Section 2.10    Fees    82
Section 2.11    Prepayments/Commitment Reductions    84
Section 2.12    Application of Prepayments    88
Section 2.13    General Provisions Regarding Payments    89
Section 2.14    Sharing of Payments by Lenders    89
Section 2.15    Cash Collateral    90
Section 2.16    Defaulting Lenders    91
Section 2.17    Removal or Replacement of Lenders    94
Section 2.18    Refinancing Facilities    95
Section 2.19    Amend and Extend Transactions    96
SECTION 3.    YIELD PROTECTION    98
Section 3.1    Making or Maintaining Loans.    98
Section 3.2    Increased Costs    101
Section 3.3    Taxes    103
Section 3.4    Mitigation Obligations; Designation of a Different Lending Office    106
SECTION 4.    GUARANTY    107
Section 4.1    The Guaranty    107
Section 4.2    Obligations Unconditional    107
Section 4.3    Reinstatement    108
Section 4.4    Certain Additional Waivers    109
i

Section 4.5    Remedies    109
Section 4.6    Rights of Contribution    109
Section 4.7    Guarantee of Payment; Continuing Guarantee    109
Section 4.8    Keepwell    109
SECTION 5.    CONDITIONS PRECEDENT    110
Section 5.1    Conditions Precedent to Closing Date    110
Section 5.2    Conditions to Each Credit Extension    112
SECTION 6.    REPRESENTATIONS AND WARRANTIES    113
Section 6.1    Existence, Qualification and Power    113
Section 6.2    Authorization; No Contravention    113
Section 6.3    Governmental Authorization; Other Consents    113
Section 6.4    Binding Effect    113
Section 6.5    Financial Statements; No Material Adverse Effect    113
Section 6.6    Litigation    114
Section 6.7    No Default    114
Section 6.8    Ownership of Property; Liens    114
Section 6.9    Environmental Compliance    115
Section 6.10    Insurance    115
Section 6.11    Taxes    115
Section 6.12    ERISA Compliance    116
Section 6.13    Subsidiaries    116
Section 6.14    Margin Regulations; Investment Company Act, Use of Proceeds    117
Section 6.15    Disclosure    117
Section 6.16    Compliance with Laws    117
Section 6.17    Intellectual Property; Licenses, Etc    118
Section 6.18    Covered Entity    118
Section 6.19    Labor Matters    118
Section 6.20    Business Locations    118
Section 6.21    Perfection of Security Interests in the Collateral; Regulation H    118
Section 6.22    Solvency    119
Section 6.23    Holding Company Status    119
Section 6.24    Patriot Act    119
Section 6.25    Regulatory Matters    119
Section 6.26    Compliance of Products    123
Section 6.27    OFAC    125
Section 6.28    Affected Financial Institution    126
Section 6.29    Anti-Corruption Laws    126
SECTION 7.    AFFIRMATIVE COVENANTS    126
Section 7.1    Financial Statements    126
Section 7.2    Certificates; Other Information    128
Section 7.3    Notices; Environmental Reports    129
Section 7.4    Payment of Obligations: Tax Returns    130

Section 7.5    Preservation of Existence, Material Contracts, Etc    130
Section 7.6    Maintenance of Properties    131
Section 7.7    Maintenance of Insurance    131
Section 7.8    Compliance with Laws    132
Section 7.9    Books and Records    132
Section 7.10    Inspection Rights    132
Section 7.11    Use of Proceeds    133
Section 7.12    Additional Subsidiaries    133
Section 7.13    ERISA Compliance    134
Section 7.14    Further Assurances    134
Section 7.15    Covenant with Respect to Environmental Matters    135
Section 7.16    Covenants with Respect to Real Property    136
Section 7.17    [Reserved]    136
Section 7.18    Covenants Regarding Products and Compliance with Required Permits    136
Section 7.19    Healthcare Operations    137
Section 7.20    Patriot Act; OFAC; Anti-Corruption Laws    137
Section 7.21    Post-Closing Matters.    137
SECTION 8.    NEGATIVE COVENANTS    137
Section 8.1    Indebtedness    138
Section 8.2    Liens    141
Section 8.3    Investments    143
Section 8.4    Fundamental Changes    145
Section 8.5    Dispositions    145
Section 8.6    Restricted Payments    148
Section 8.7    Change in Nature of Business    149
Section 8.8    Financial Covenants    149
Section 8.9    Transactions with Affiliates    149
Section 8.10    Burdensome Agreements    149
Section 8.11    Use of Proceeds    150
Section 8.12    Payment of Certain Indebtedness and Amendments to Certain Agreements    150
Section 8.13    Organization Documents; Fiscal Year; Legal Name, State of Organization and Form of Entity    151
Section 8.14    Ownership of Subsidiaries    151
Section 8.15    Sale and Leaseback Transactions    152
Section 8.16    Limitations on Holding Companies    152
Section 8.17    Permits    153
Section 8.18    Sanctions; Anti-Corruption Laws    153
SECTION 9.    EVENTS OF DEFAULT; REMEDIES; APPLICATION OF FUNDS.    153
Section 9.1    Events of Default    153
Section 9.2    Remedies    156
Section 9.3    Application of Funds    156
SECTION 10.    AGENCY    157

Section 10.1    Appointment and Authority    157
Section 10.2    Rights as a Lender    158
Section 10.3    Exculpatory Provisions    158
Section 10.4    Reliance by Administrative Agent    160
Section 10.5    Delegation of Duties    160
Section 10.6    Resignation of Administrative Agent    160
Section 10.7    Non-Reliance on Administrative Agent, Arrangers and Other Lenders    162
Section 10.8    No Other Duties, etc    163
Section 10.9    Administrative Agent May File Proofs of Claim    163
Section 10.10    Collateral and Guaranty Matters    163
Section 10.11    Intercreditor Agreements; Subordination Agreements    165
Section 10.12    Erroneous Payments    166
SECTION 11.    MISCELLANEOUS    169
Section 11.1    Notices; Effectiveness; Electronic Communications    169
Section 11.2    Expenses; Indemnity; Damage Waiver    171
Section 11.3    Set-Off    173
Section 11.4    Amendments and Waivers    174
Section 11.5    Successors and Assigns    178
Section 11.6    Independence of Covenants    185
Section 11.7    Survival of Representations, Warranties and Agreements    185
Section 11.8    No Waiver; Remedies Cumulative    185
Section 11.9    Enforcement; Payments Set Aside    186
Section 11.10    Severability    186
Section 11.11    Obligations Several; Independent Nature of Lenders’ Rights    187
Section 11.12    Headings    187
Section 11.13    Applicable Laws    187
Section 11.14    WAIVER OF JURY TRIAL    188
Section 11.15    Confidentiality    188
Section 11.16    Usury Savings Clause    189
Section 11.17    Integration; Effectiveness    190
Section 11.18    No Advisory of Fiduciary Relationship    190
Section 11.19    Electronic Execution; Electronic Records; Counterparts    191
Section 11.20    Patriot Act    192
Section 11.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    192
Section 11.22    Certain ERISA Matters    192
Section 11.23    Acknowledgement Regarding Any Supported QFCs    193
Section 11.24    Judgment Currency    194
Section 11.25    Appointment of Borrower    194

Appendices
Appendix A        Lenders, Commitments and Commitment Percentages; L/C Commitments
Appendix B        Administrative Agent’s Office; Notice Information
Schedules
Schedule 1.1        Existing Letters of Credit
Schedule 6.13        Subsidiaries
Schedule 6.17        IP Rights
Schedule 6.20(a)    Locations of Real Property
Schedule 6.26(a)    Compliance of Products
Schedule 6.26(b)    Other Product Matters
Schedule 7.21        Post-Closing Matters
Schedule 8.1        Indebtedness Existing on the Closing Date
Schedule 8.2        Liens Existing on the Closing Date
Schedule 8.3        Investments Existing on the Closing Date
Schedule 8.5        Dispositions
Exhibits
Exhibit 1.1        Form of Secured Party Designation Notice
Exhibit 2.1        Form of Funding Notice
Exhibit 2.3        Form of Issuance Notice
Exhibit 2.3(j)        Form of Letter of Credit Report
Exhibit 2.3(k)        Form of Notice of Additional Issuing Bank
Exhibit 2.5        Form of Note
Exhibit 2.8        Form of Conversion/Continuation Notice
Exhibit 2.11        Form of Notice of Loan Prepayment
Exhibit 3.3-1-4        Forms of U.S. Tax Compliance Certificates
Exhibit 7.2(b)        Form of Compliance Certificate
Exhibit 7.12        Form of Guarantor Joinder Agreement
Exhibit 11.5(b)        Form of Assignment Agreement
Exhibit 11.5(g)        Form of Dutch Auction Procedure for Borrower Buy-Backs

i

CREDIT AGREEMENT
This CREDIT AGREEMENT, dated as of April 10, 2026 (as amended, restated, amended and restated, increased, extended, supplemented, replaced or otherwise modified from time to time, this “Agreement”), is entered into by and among ADAPTHEALTH INTERMEDIATE HOLDCO LLC, a Delaware limited liability company (“Intermediate Holdings”), ADAPTHEALTH LLC, a Delaware limited liability company (the “Borrower”), the other Guarantors party hereto, the Lenders from time to time party hereto, BANK OF AMERICA, N.A., as the Administrative Agent, the Swing Line Lender, and an Issuing Bank, and the other Issuing Banks from time to time party hereto.
RECITALS:
WHEREAS, the Borrower has requested that the Lenders provide revolving credit and term loan facilities for the purposes set forth herein; and
WHEREAS, the Lenders have agreed to make the requested facilities available on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
Section 1.DEFINITIONS AND INTERPRETATION
Section 1.1Definitions. The following terms used herein, including in the introductory paragraph, recitals, exhibits and schedules hereto, shall have the following meanings:
“2028 Senior Notes” means the 6.125% Senior Notes due 2028 issued by the Borrower on July 29, 2020 in an aggregate original principal amount of $350,000,000.
“2029 Senior Notes” means the 4.625% Senior Notes due 2029 issued by the Borrower on January 4, 2021 in an aggregate original principal amount of $500,000,000.
“2030 Senior Notes” means the 5.125% Senior Notes due 2030 issued by the Borrower on August 19, 2021 in the aggregate original principal amount of $600,000,000.
“Acceptable Intercreditor Agreement” means a customary intercreditor agreement, subordination agreement, or other intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent; provided that, for the avoidance of doubt, no such agreement shall be required for Incremental Equivalent Debt in the form of senior unsecured notes.
“Acquisition” by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) all or substantially all of the Property of another Person, (b) all or substantially all of a division or operating group of another Person, or (c) a majority of the Voting Stock of (or other controlling ownership interest in) another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.
“AdaptHealth Corp.” means AdaptHealth Corp., a Delaware corporation.

14669370v7

“AdaptHealth Corp. Existing Subsidiary” means any direct Subsidiary of AdaptHealth Corp. (other than Holdings) existing on the Closing Date.
“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) providing for any Extended Term Loans and/or Extended Revolving Commitments pursuant to Section 2.19, which shall be consistent with the applicable provisions of this Agreement and otherwise satisfactory to the parties thereto. Each Additional Credit Extension Amendment shall be executed by the Administrative Agent, each Issuing Bank, and/or the Swing Line Lender (to the extent Section 2.19 would require the consent of each Issuing Bank and/or the Swing Line Lender, respectively, for the amendments effected in such Additional Credit Extension Amendment), the applicable Loan Parties and the other parties specified in Section 2.19 (but not any other Lender). Any Additional Credit Extension Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Section 5.1, all to the extent reasonably requested by the Administrative Agent or the other parties to such Additional Credit Extension Amendment.
“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Appendix B with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning set forth in Section 11.1(d).
“Aggregate Commitments” means, as of any date of determination, the aggregate Commitments of all of the Lenders as of such date.
“Aggregate Revolving Commitments” means, as of any date of determination, the aggregate Revolving Commitments of all the Revolving Lenders as of such date. The aggregate principal amount of the Aggregate Revolving Commitments in effect on the Closing Date is FOUR HUNDRED FIFTY MILLION DOLLARS ($450,000,000).
“Agreement” has the meaning set forth in the introductory paragraph hereto.
“Agreement Currency” has the meaning set forth in Section 11.24.
“ALTA” means American Land Title Association.

14669370v7

“Alternative Currency” means any currency (other than Dollars) in which the Alternative Currency Issuing Bank agrees to issue a Letter of Credit and that is approved in accordance with Section 1.9; provided that for each Alternative Currency, such requested currency is an Eligible Currency. Any currency (other than Dollars) in which any Existing Letter of Credit is denominated shall be deemed to be an Alternative Currency solely with respect to such Existing Letter of Credit.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the Alternative Currency Issuing Bank, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the Alternative Currency Issuing Bank, as the case may be, using any reasonable method of determination they deem appropriate in their sole discretion (and such determination shall be conclusive absent manifest error).
“Alternative Currency Issuing Bank” means Bank of America, in its capacity as an Issuing Bank. Notwithstanding the foregoing, to the extent any Existing Letter of Credit is denominated in an Alternative Currency, each applicable reference herein to the Alternative Currency Issuing Bank shall be deemed to include the Issuing Bank solely with respect to such Existing Letter of Credit.
“Ancillary Fees” has the meaning set forth in Section 11.4(b).
“Applicable Laws” means all applicable laws, including all applicable provisions of constitutions, statutes, rules, ordinances, regulations and orders of all Governmental Authorities and all orders, rulings, writs and decrees of all courts, tribunals and arbitrators.
“Applicable Margin” means (a) from the Closing Date through the date one (1) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.2(b) for the Fiscal Quarter ending September 30, 2026, the percentage per annum based upon Pricing Level III in the table set forth below, and (b) thereafter, the percentage per annum determined by reference to the table set forth below using the Consolidated Total Leverage Ratio as set forth in the Compliance Certificate most recently delivered to the Administrative Agent pursuant to Section 7.2(b), with any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Total Leverage Ratio becoming effective on the date one (1) Business Day immediately following the date on which such Compliance Certificate is delivered.

Pricing Level	Consolidated Total Leverage Ratio	SOFR Loans and Letter of Credit Fee	Base Rate Loans	Commitment Fee and Ticking Fee
I	< 1.25:1.0	1.125%	0.125%	0.150%
II	> 1.25:1.0 but < 2.00:1.0	1.250%	0.250%	0.175%
III	> 2.00:1.0 but < 2.75:1.0	1.375%	0.375%	0.250%
IV	> 2.75:1.0 but < 3.25:1.0	1.500%	0.500%	0.250%
V	> 3.25:1.0 but < 3.75:1.0	1.750%	0.750%	0.275%
VI	> 3.75:1.0	2.000%	1.000%	0.300%
Notwithstanding the foregoing, (i) if at any time a Compliance Certificate is not delivered when due in accordance herewith, then, upon request of the Required Lenders, Pricing Level VI as set forth in

14669370v7

the table above shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date one (1) Business Day immediately following the date a Compliance Certificate is delivered and (ii) the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.7(d). The Applicable Margin with respect to any Class of Incremental Term Loans established pursuant to Section 2.1(e)(iii) shall be as provided in the documentation executed by the Borrower and the applicable Lenders in connection therewith.
“Applicable Time” means, with respect to any payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Alternative Currency Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Appropriate Lender” means, at any time, (a) with respect to the Aggregate Revolving Commitments, a Revolving Lender, (b) with respect to any Class of Term Loans, a Lender that has a Commitment with respect thereto or that holds a Term Loan of such Class at such time, (c) with respect to the Letter of Credit Sublimit, (i) each Issuing Bank, and (ii) if any Letter of Credit has been issued at such time, each Revolving Lender and (d) with respect to the Swing Line Sublimit, (i) the Swing Line Lender, and (ii) if any Swing Line Loan is outstanding at such time, each Revolving Lender.
“Approved Bank” has the meaning set forth in the definition of “Cash Equivalents”.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means each of (a) BofA Securities, in its capacities as a joint lead arranger and a joint bookrunner, (b) Capital One, National Association, in its capacities as a joint lead arranger and a joint bookrunner, (c) Citizens Bank, N.A., in its capacities as a joint lead arranger and a joint bookrunner, (d) Fifth Third Bank, National Association, in its capacities as a joint lead arranger and a joint bookrunner, (e) JPMorgan Chase Bank, N.A., in its capacities as a joint lead arranger and a joint bookrunner, (f) KeyBank National Association, in its capacities as a joint lead arranger and a joint bookrunner, (g) M&T Bank, in its capacities as a joint lead arranger and a joint bookrunner, (h) Regions Capital Markets, a division of Regions Bank, in its capacities as a joint lead arranger and a joint bookrunner, and (i) Truist Securities, Inc., in its capacities as a joint lead arranger and a joint bookrunner.
“Assignment Agreement” means an assignment agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.5(b)) and accepted by the Administrative Agent, in substantially the form of Exhibit 11.5(b) or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Principal Amount” means (a) in the case of Capital Leases, the amount of Capital Lease obligations determined in accordance with GAAP, (b) in the case of Synthetic Leases, an amount determined by capitalization of the remaining lease payments thereunder as if it were a Capital Lease determined in accordance with GAAP, (c) in the case of Securitization Transactions, the outstanding principal amount of such financing, after taking into account reserve amounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment and (d) in the case of Sale and Leaseback Transactions, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.

14669370v7

“Authorized Officer” means, as applied to any Person, (a) any individual holding the position of chief executive officer, president, vice president, chief financial officer, treasurer, secretary or assistant secretary of such Person (or, with respect to (i) any limited liability company, the chief executive officer, president, vice president, chief financial officer, treasurer, secretary or assistant secretary of such limited liability company or an authorized member or manager of such limited liability company, as applicable, or, (ii) any limited partnership, the chief executive officer, president, vice president, chief financial officer, treasurer, secretary or assistant secretary of such limited partnership or the general partner of such limited partnership, as applicable), and (b) for purposes of delivering notices pursuant to Section 2 and any other notices, requests or other administrative documents relating to any Loans or Letters of Credit, any other officer or employee of such Person so designated to the Administrative Agent by any of the officers of such Person as identified in clause (a) above. Any document delivered hereunder that is executed by an Authorized Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Audited Financial Statements” means the audited consolidated balance sheet of AdaptHealth Corp. and its Subsidiaries for the Fiscal Year ended December 31, 2025, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for such Fiscal Year, including the notes thereto.
“Autoborrow Agreement” has the meaning set forth in Section 2.2(b)(vii).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus one half of one percent (0.5%) and (c) Term SOFR plus one percent (1.0%), subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than one percent (1.0%), the Base Rate shall be deemed to be one percent (1.0%) for purposes of this Agreement or any other Loan Document. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.1(a)(i), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Revolving Loan or a Term Loan bearing interest at a rate determined by reference to the Base Rate.

14669370v7

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“BofA Securities” means BofA Securities, Inc.
“Borrower” has the meaning set forth in the introductory paragraph hereto.
“Borrower Materials” has the meaning set forth in Section 7.1.
“Borrowing” means (a) a borrowing consisting of simultaneous Revolving Loans or Term Loans of the same Class and Type, and, in the case of SOFR Loans, having the same Interest Period, or (b) a borrowing of a Swing Line Loan, as appropriate.
“Business” or “Businesses” means, at any time, a collective reference to the businesses operated by the Loan Parties and their respective Subsidiaries at such time, including the provision of home health equipment and supplies.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that if such day relates to any fundings, disbursements, settlements and payments in an Alternative Currency, or any other dealings in any Alternative Currency to be carried out pursuant to this Agreement, means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Capital Expenditures” means, with respect to any Person, all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the balance sheet of such Person, including expenditures in respect of Capital Leases.
“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.
“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting,

14669370v7

and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, the applicable Issuing Bank or the Swing Line Lender, as applicable, as collateral for the Letter of Credit Obligations or Swing Line Loans, as applicable, or obligations of Revolving Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Administrative Agent, the applicable Issuing Bank or Swing Line Lender, as applicable, may agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, the applicable Issuing Bank and/or Swing Line Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means, as of any date of determination, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short term commercial paper rating from S&P is at least A1 or the equivalent thereof or from Moody’s is at least P1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A2 (or the equivalent thereof) or better by S&P or P2 (or the equivalent thereof) or better by Moody’s and maturing within six (6) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market mutual funds (as defined in Rule 2(a).7 of the Investment Company Act of 1940) registered under the Investment Company Act of 1940, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (a) through (d).
“CCP” has the meaning set forth in Section 6.26.
“CFC” means a “controlled foreign corporation” as such term is defined in Section 957 of the Internal Revenue Code.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign

14669370v7

regulatory authorities, in each case pursuant to Basel III and (iii) all requests, rules, guidelines or directives issued by a Governmental Authority in connection with a Lender’s submission or re-submission of a capital plan under 12 C.F.R. § 225.8 or a Governmental Authority’s assessment thereof shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Capital Stock that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Capital Stock of AdaptHealth Corp. entitled to vote for members of the board of directors or equivalent governing body of AdaptHealth Corp. on a fully-diluted basis (and taking into account all such Capital Stock that such person or group has the right to acquire pursuant to any option right); (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of AdaptHealth Corp. cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose selection or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; (c) AdaptHealth Corp. shall cease to own and control more than fifty percent (50.0%) on a fully diluted basis, of the economic voting interests in the Capital Stock of Holdings; (d) Holdings shall cease to own and control one hundred percent (100%), on a fully diluted basis, of the economic and voting interests in the Capital Stock of Intermediate Holdings; or (e) Intermediate Holdings shall cease to own and control one hundred percent (100%), on a fully diluted basis, of the economic and voting interests in the Capital Stock of the Borrower.
“Class” means, (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans A, Delayed Draw Term Loans, or Incremental Term Loans of the same Class, and (b) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, a Term Loan A Commitment, a Delayed Draw Term Loan Commitment, or an Incremental Term Loan Commitment of the same Class.
“Closing Date” means April 10, 2026.
“CME” means CME Group Benchmark Administration Limited.
“Collateral” means the collateral identified in, and at any time covered by, the Collateral Documents.
“Collateral Documents” means, collectively, the Pledge and Security Agreement, the Mortgages, and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to the Administrative Agent, for the benefit of the holders of the Obligations, a Lien on any real, personal or mixed property of any Loan Party as security for the Obligations.

14669370v7

“Commitment” means a Revolving Commitment or an applicable Term Loan Commitment, as applicable.
“Commitment Fee” has the meaning set forth in Section 2.10(a).
“Commitment Percentage” means, with respect to any Lender, such Lender’s Revolving Commitment Percentage or such Lender’s applicable Term Loan Commitment Percentage, as applicable.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Communication” means this Agreement, any other Loan Document and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Competitor” means, as of any date, any other bona fide competitor of the Borrower (other than banks, fixed income investors, investment funds or other non-bank lending entities) that is specifically identified in writing by the Borrower to the Administrative Agent (a) on or prior to the Closing Date, or (b) after the Closing Date (it being understood and agreed that any such Person identified pursuant to this clause (b) shall be deemed a Competitor on the fifth (5th) Business Day following the date on which such Person is identified by the Borrower in writing to the Administrative Agent).
“Compliance Certificate” means a compliance certificate substantially in the form of Exhibit 7.2(b).
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, for the Consolidated Group on a consolidated basis (without duplication), an amount equal to Consolidated Net Income for such period plus the following, without duplication, to the extent deducted and not already added back in calculating such Consolidated Net Income (or, in the case of clause (h) below, not otherwise included in such Consolidated Net Income): (a) Consolidated Interest Charges for such period; (b) the provision for federal, state, local and foreign income taxes payable by the Consolidated Group for such period; (c) the amount of depreciation and amortization expense for such period; (d) other non-cash charges, expenses or losses for such period (provided that, in each case, if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall

14669370v7

be subtracted from Consolidated EBITDA to such extent), and including amortization of any prepaid cash item that was paid in a prior period; (e) fees, costs and expenses related to or incurred in such period in connection with (i) the consummation of the transactions contemplated by the Loan Documents to occur on or about the Closing Date or any Funding Date, (ii) any Permitted Acquisition or other Investment permitted pursuant to Section 8.3 (in each case, whether or not consummated) and (iii) any issuance of Indebtedness (including any amendments, restatements, refinancings or other modifications thereof, and waivers or consents thereunder), any issuance of Capital Stock, any Disposition, any Restricted Payment, any Restricted Debt Payment, any recapitalization, and any other transaction similar to the foregoing, in each case, to the extent not prohibited hereunder (and whether or not consummated); (f) extraordinary, unusual, and/or non-recurring losses or charges in such period (provided that the aggregate amount added back pursuant to this clause (f) for any four (4) Fiscal Quarter period, when taken together with the aggregate amount added back pursuant to clauses (g) and (h) immediately following, shall not exceed an amount equal to twenty-five percent (25%) of Consolidated EBITDA for such period (calculated without giving effect to the add backs permitted pursuant to this clause (f) and clauses (g) and (h) immediately following)); (g) non-recurring cash expenses during such period resulting from restructuring charges, accruals, reserves and business optimization expenses (provided that the aggregate amount added back pursuant to this clause (g) for any four (4) Fiscal Quarter period, when taken together with the aggregate amount added back pursuant to clauses (f) and (h) of this definition, shall not exceed an amount equal to twenty-five percent (25%) of Consolidated EBITDA for such period (calculated without giving effect to the add backs permitted pursuant to this clause (g) and clauses (f) and (h) of this definition)); and (h) the amount of “run rate” net cost savings and operating expense reductions, other operating improvements and cost synergies (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of (i) actions taken in connection with any Permitted Acquisition, Investment, Disposition, restructuring or cost savings initiative (in each case, to the extent such transaction is not prohibited hereunder) or (ii) actions which will be taken within twelve (12) months after the date of such Permitted Acquisition, Investment, Disposition, restructuring or cost savings initiative, in each case (A) that are projected by the Borrower in good faith to be realized as a result of such actions taken or to be taken and (B) net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions (provided that the aggregate amount added back pursuant to this clause (h) for any four (4) Fiscal Quarter period, when taken together with the aggregate amount added back pursuant to clauses (f) and (g) immediately preceding, shall not exceed an amount equal to twenty-five percent (25%) of Consolidated EBITDA for such period (calculated without giving effect to the add backs permitted pursuant to this clause (h) and clauses (f) and (g) immediately preceding)); and minus the following to the extent included in calculating such Consolidated Net Income: (w) Consolidated Interest Income in such period; (x) income tax credits in such period (to the extent not netted from income taxes payable); (y) any extraordinary, unusual or non-recurring income receipts or gains in such period (including gains on the sale of assets outside the ordinary course of business) and related tax effects thereon; and (z) other non-cash income, receipts of gains in such period (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period), all as determined in accordance with GAAP.
“Consolidated Funded Indebtedness” means, as of any date of determination, the total of (a) the Funded Indebtedness of the Consolidated Group on a consolidated basis determined in accordance with GAAP as of such date, less (b) the amount of unrestricted (unless “restricted” in favor of the Obligations) and unencumbered cash and Cash Equivalents on such date (the aggregate amount of which shall not exceed $300,000,000).
“Consolidated Group” means Intermediate Holdings and its Subsidiaries.

14669370v7

“Consolidated Interest Charges” means, for any period, the interest expense (including any rent expense for such period under Capital Leases that is treated as interest in accordance with GAAP) of the Consolidated Group for such period with respect to all outstanding Indebtedness of the Consolidated Group (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four (4) Fiscal Quarters most recently ended on or prior to such date to (b) the cash portion of Consolidated Interest Charges for such period.
“Consolidated Interest Income” means, for any period, the interest income of the Consolidated Group for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, for any period, for the Consolidated Group on a consolidated basis, the net income of the Consolidated Group for such period as determined in accordance with GAAP; provided that there shall be excluded from Consolidated Net Income (a) the income (or deficit) of any Person (other than a Subsidiary) in which Intermediate Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Intermediate Holdings or such Subsidiary in the form of cash dividends or similar cash distributions and (b) the undistributed earnings of any Subsidiary to the extent that the declaration of payment or dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation, Organization Document or Applicable Laws. For purposes of clarification Consolidated Net Income shall not include any income attributable to non-controlling interest of any Subsidiary.
“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the Funded Indebtedness of the Consolidated Group on a consolidated basis determined in accordance with GAAP as of such date that is secured by a Lien on any property or asset of any member of the Consolidated Group to (b) Consolidated EBITDA for the period of the four (4) Fiscal Quarters most recently ended on or prior to such date.
“Consolidated Total Assets” means, as of any date of determination, the total assets of the Consolidated Group determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Consolidated Group most recently delivered pursuant to Section 7.1(a) or Section 7.1(b), as applicable, calculated on a Pro Forma Basis.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four (4) Fiscal Quarters most recently ended on or prior to such date.
“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if

14669370v7

such other Person possesses, directly or indirectly, power to vote 25% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.
“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit 2.8 or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by an Authorized Officer of the Borrower.
“Correction” means repair, modification, adjustment, relabeling, destruction or inspection (including patient monitoring) of a product without its physical removal to some other location; or any plan in response to a state or federal notice of violation or deficiency, such as, without limitation, FDA 483 inspection reports, FDA warning letters, and any plans to implement, monitor and audit ongoing compliance with plans of correction.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning set forth in Section 11.23.
“Credit Date” means the date of a Credit Extension.
“Credit Extension” means each of the following: (a) a Borrowing; and (b) an L/C Credit Extension.
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debt Transaction” means, with respect to Intermediate Holdings or any of its Subsidiaries, any sale, issuance, placement, assumption or guaranty of Funded Indebtedness, whether or not evidenced by a promissory note or other written evidence of Indebtedness, except for Funded Indebtedness permitted to be incurred pursuant to Section 8.1.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Default Rate” means (a) with respect to Obligations other than SOFR Loans (including Base Rate Loans referencing Term SOFR) and the Letter of Credit Fee, the Base Rate plus the Applicable Margin, if any, applicable to such Loans plus two percent (2%) per annum, (b) with respect to SOFR Loans, Term SOFR plus the Applicable Margin, if any, applicable to SOFR Loans plus two percent (2%) per annum and (c) with respect to the Letter of Credit Fee, the Applicable Margin plus two percent (2%) per annum.

14669370v7

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination, in good faith, by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swing Line Lender and each other Lender.
“Delayed Draw Term Loan” has the meaning set forth in Section 2.1(c).
“Delayed Draw Term Loan Availability Period” means the period from and including the Closing Date to the earliest of (a) April 10, 2027, (b) the date of termination of the aggregate Delayed Draw Term Loan Commitments pursuant to Section 2.11(b)(ii), and (c) the date of termination of the Delayed Draw Term Loan Commitment of each Delayed Draw Term Loan Lender to make Delayed Draw Term Loans pursuant to Section 9.2.
“Delayed Draw Term Loan Commitment” means, for each Lender, the commitment of such Lender to make Delayed Draw Term Loans to the Borrower hereunder. The Delayed Draw Term Loan Commitment of each Lender as of Closing Date is set forth on Appendix A. The aggregate principal amount of the Delayed Draw Term Loan Commitments of all of the Lenders as in effect on the Closing Date is THREE HUNDRED TWENTY-FIVE MILLION DOLLARS ($325,000,000).

14669370v7

“Delayed Draw Term Loan Commitment Percentage” means, for each Delayed Draw Term Loan Lender at any time, (a) during the Delayed Draw Term Loan Availability Period, a fraction (expressed as a percentage carried to the ninth decimal place), (i) the numerator of which is the sum of (A) such Delayed Draw Term Loan Lender’s unused Delayed Draw Term Loan Commitment at such time plus (B) the outstanding principal amount of such Delayed Draw Term Loan Lender’s Delayed Draw Term Loans at such time, and (ii) the denominator of which is the sum of (A) the aggregate unused Delayed Draw Term Loan Commitments of all Delayed Draw Term Loan Lenders at such time plus (B) the aggregate outstanding principal amount of the Delayed Draw Term Loans of all Delayed Draw Term Loan Lenders at such time, and (b) at any time thereafter, a fraction (expressed as a percentage carried to the ninth decimal place), (i) the numerator of which is the outstanding principal amount of such Delayed Draw Term Loan Lender’s Delayed Draw Term Loans at such time, and (ii) the denominator of which is the aggregate outstanding principal amount of the Delayed Draw Term Loans of all Delayed Draw Term Loan Lenders at such time. The initial Delayed Draw Term Loan Commitment Percentage of each Delayed Draw Term Loan Lender as of the Closing Date is set forth on Appendix A.
“Delayed Draw Term Loan Lender” means (a) on the Closing Date, any Lender that has a Delayed Draw Term Loan Commitment, (b) at any time during the Delayed Draw Term Loan Availability Period, any Lender that has a Delayed Draw Term Loan Commitment and/or that holds a Delayed Draw Term Loan at such time, and (c) at any time after the Delayed Draw Term Loan Availability Period has expired, any Lender that holds a Delayed Draw Term Loan at such time.
“Delayed Draw Term Loan Maturity Date” means the earlier to occur of (a) April 10, 2031, and (b) the Springing Maturity Date; provided that, in each case, if such date is not a Business Day, the Delayed Draw Term Loan Maturity Date shall be the next preceding Business Day.
“Device Application” means a 510(k) premarket notification or premarket approval (PMA) application, as appropriate, as those terms are defined in the FDCA.
“Disposition” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction and any Securitization Transaction) of, or any exchange of property for, any Property by any Loan Party or any Subsidiary (including the Capital Stock of any Subsidiary), and including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security or any other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or becomes mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Capital Stock) pursuant to a sinking fund obligation or otherwise, except as a result of a customarily defined change of control or asset sale and only so long as any rights of the holders thereof after such change of control or asset sale shall be subject to the prior occurrence of the Facility Termination Date, (b) becomes redeemable at the option of the holder thereof (other than solely for Capital Stock that is not Disqualified Capital Stock), in whole or in part, (c) provides for scheduled payments of dividends in cash or (d) becomes convertible into or exchangeable for indebtedness for borrowed money or any other Disqualified Capital Stock, in whole or in part, in each case on or prior to the date that is ninety-one (91) calendar days after the then-Latest Maturity Date.
“Disqualified Institution” means, on any date, (a) any Competitor as of such date, and (b) any Affiliate of any Competitor that is readily identifiable as an Affiliate of a Competitor by virtue of its legal name; provided that the foregoing shall not apply (i) to retroactively disqualify any Person that has previously acquired an assignment in the Loans and/or Commitments to the extent that such Person was

14669370v7

not a Disqualified Institution at the time of the applicable assignment, (ii) to exclude any bona fide fixed income investor or debt fund that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business and whose managers are not involved with the equity investment decisions of any other entity described in clause (a) or clause (b) above, (iii) to exclude any Person that the Borrower designates in writing delivered to the Administrative Agent as no longer being a “Disqualified Institution”, or (iv) upon the occurrence and during the continuance of an Event of Default.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the Alternative Currency Issuing Bank, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the Alternative Currency Issuing Bank, as applicable, using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the Alternative Currency Issuing Bank, as applicable, using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent or the Alternative Currency Issuing Bank pursuant to clause (b) or clause (c) above shall be conclusive absent manifest error.
“Dollars” and the sign “$” mean the lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.
“DQ List” has the meaning set forth in Section 11.5(f).
“Dutch Auction” has the meaning set forth in Section 11.5(g).
“Earn-Out Obligations” means, with respect to any Person, “earn-outs” and similar payment obligations of such Person, excluding, for the avoidance of doubt, purchase price holdbacks (whether or not in escrow) to secure seller indemnities. The amount of any Earn-Out Obligations at the time of determination shall be the aggregate amount, if any, of such Earn-Out Obligations that is required at such time under GAAP to be recognized as a liability on the consolidated balance sheet of such Person.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

14669370v7

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” shall have the meaning set forth in Section 11.19.
“Electronic Record” has the meaning assigned to it by 15 USC §7006, as it may be amended from time to time.
“Electronic Signature” has the meaning assigned to it by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.5(b), subject to any consents and representations, if any as may be required therein. For the avoidance of doubt, any Disqualified Institution is subject to Section 11.5(f).
“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Alternative Currency Issuing Bank in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by Alternative Currency Issuing Bank of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Alternative Currency Issuing Bank, (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent no longer being readily calculable with respect to such currency, (c) the provision of such currency being impracticable for the Alternative Currency Issuing Bank, or (d) such currency no longer being a currency in which the Alternative Currency Issuing Bank is willing to issue (or maintain) Letters of Credit, then, in any such case, the Alternative Currency Issuing Bank shall promptly notify the Borrower and such currency shall no longer be an Alternative Currency for purposes of this Agreement (except in the case of any then-outstanding Letter of Credit denominated in such currency).
“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f to 300j-26 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. § 2701 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions and common law relating to pollution, the protection of the environment, natural resources, human health or the release of any materials into the environment, including those related to Hazardous Materials, hazardous substances or wastes, indoor and outdoor air emissions, soil, groundwater, wastewater, surface water, stormwater, wetlands, sediment and discharges of wastewater to public treatment systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, losses, punitive damages, consequential damages, costs of environmental investigation and remediation, fines, penalties, indemnities or expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants)), of Intermediate Holdings or any Subsidiary directly or

14669370v7

indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
“ERISA Affiliate” means any corporation, trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code). Any former ERISA Affiliate of the Borrower shall continue to be considered an ERISA Affiliate of the Borrower within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower and with respect to liabilities arising after such period for which the Borrower could be liable under the Internal Revenue Code or ERISA.
“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to a Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make a required installment under Section 412(m) of the Internal Revenue Code with respect to a Pension Plan; (c) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent pursuant to Section 4245 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate; (h) the occurrence of an act or omission which could give rise to the imposition on the Borrower or any ERISA Affiliate of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower or any ERISA Affiliate in connection with any Plan; (j) receipt from the IRS of notice of the failure of any Pension Plan (or any other Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; (l) the occurrence of a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code; or (m) the receipt by the Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency or that it intends to terminate or has terminated.
“ERISA Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by any Loan Party, any of their respective Subsidiaries or any of their respective ERISA Affiliates.

14669370v7

“Erroneous Payment” has the meaning set forth in Section 10.12(a).
“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 10.12(d).
“Erroneous Payment Impacted Class” has the meaning set forth in Section 10.12(d).
“Erroneous Payment Return Deficiency” has the meaning set forth in Section 10.12(d).
“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 10.12(f).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” means each of the conditions or events set forth in Section 9.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Excluded Account” means any deposit account, securities account or commodity account (a) which is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation payments (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits), (b) which is used solely for paying taxes, including sales taxes, (c) which is used as an escrow account or as a fiduciary or trust account or is otherwise held exclusively for the benefit of an unaffiliated third party (including any account solely holding amounts representing fines, violations, fees and similar amounts paid by third parties and owed to municipalities) or (d) that maintains a balance on deposit at any time of not more than $2,000,000; provided that the aggregate balance on deposit at any time in all Excluded Accounts described in clause (d) above shall not exceed $10,000,000 at any time.
“Excluded Foreign Subsidiary” means any Subsidiary (other than any Loan Party) that is, and continues to be, (a) a Foreign Subsidiary that is a CFC, or (b) a Domestic Subsidiary that is (i) a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC or (ii) a Subsidiary that is treated as a disregarded entity or as a partnership for United States Federal income tax purposes and all or substantially all of whose assets consist of Capital Stock of one or more Foreign Subsidiaries that are CFCs and conducts no material business other than the ownership of such Capital Stock (a “Foreign Subsidiary Holdco”).
“Excluded Property” means, with respect to any Loan Party, (a) any owned or leased real or personal Property (other than Capital Stock) which is located outside of the United States, (b) any (i) leasehold interests in a Real Property and (ii) any owned Real Property with a fair market value not in excess of $15,000,000, (c) any personal Property (other than motor vehicles, which are addressed in clause (i) below) in respect of which perfection of a Lien is not either (i) governed by the UCC or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless requested by the Administrative Agent or the Required Lenders, (d) any Property which, subject to the terms of Section 8.1(c), is subject to a Lien of the type described in Section 8.2(h) pursuant to documents which prohibit such Loan Party from granting any other Liens in such Property, (e) any contract, permit, agreement, lease, license or license agreement covering real or personal property if the grant of a security interest in such contract, permit, agreement, lease, license or license agreement or the asset subject to such contract, permit, agreement, lease, license or license agreement is prohibited by the terms of such contract, permit, agreement, lease, license or

14669370v7

license agreement or by Applicable Law and would result in the termination of or give rise to a right to materially modify such contract, permit, agreement, lease, license or license agreement, but only to the extent that (i) any such prohibition would not be rendered ineffective pursuant to the UCC or any other Applicable Law (including, if and when applicable, Debtor Relief Laws) or principles of equity and would require the consent a Person other than a Loan Party or its Affiliates to waive such prohibition and (ii) such contract, agreement, lease, license or license agreement was not entered into in contemplation of circumventing any Loan Party’s obligation to pledge such contract or agreement as collateral security, (f) any intent-to-use trademark application in the United States prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (g) any Excluded Account (provided that for the avoidance of doubt, any proceeds of Collateral held from time to time in any such Excluded Account shall not cease to be Collateral solely because such proceeds are held in an Excluded Account), (h) any particular asset, if the pledge thereof or the security interest therein is prohibited by Applicable Laws (but only for so long as such prohibition remains in effect), other than to the extent such prohibition is rendered ineffective under the UCC or other Applicable Laws, (i) any motor vehicle or other equipment subject to a certificate of title, but only to the extent that a security interest therein cannot be perfected by the filing of a UCC financing statement, (j) any Capital Stock in joint ventures or any non-Wholly Owned Subsidiary to the extent consent of the minority investor is required pursuant to the Organization Documents of such joint ventures or non-Wholly Owned Subsidiary (provided that (i) the requirement for such consent existed on the Closing Date (or existed on the date such joint venture or non-Wholly Owned Subsidiary became a Subsidiary of such Loan Party, so long as such requirement was not entered into in connection with such joint venture or such non-Wholly Owned Subsidiary becoming a Subsidiary of such Loan Party or otherwise for the purpose of causing the Capital Stock of such joint venture or such non-Wholly Owned Subsidiary to be excluded from Collateral), and (ii) the foregoing shall not exclude the Capital Stock of any Subsidiary of such Loan Party that are otherwise subject to a Lien in favor of the Administrative Agent, for the benefit of the holders of the Obligations, at the time such Organization Documents are entered into), (k) any voting Capital Stock in any Excluded Foreign Subsidiary held by the Loan Parties in excess of sixty-five percent (65%) of the issued and outstanding Capital Stock of such Excluded Foreign Subsidiary entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)), (l) at any time any Permitted Securitization Transaction is outstanding, (A) any Securitization Related Property that is subject to such Permitted Securitization Transaction and (B) the Capital Stock of the Special Purpose Subsidiary for such Permitted Securitization Transaction, (m) any Margin Stock, (n) the Capital Stock of the Borrower held by Intermediate Holdings, but only for so long as the granting of a security interest therein is prohibited by the definitive documentation governing any of the Existing Senior Notes (it being understood and agreed that on the first date after the Closing Date on which such prohibition no longer exists in any of the definitive documentation governing any of the Existing Senior Notes, a security interest in the Capital Stock of the Borrower held by Intermediate Holdings shall be automatically and simultaneously granted pursuant to the Collateral Documents, and the Capital Stock of the Borrower held by Intermediate Holdings shall become Collateral) and (o) particular assets if and for so long as, in the reasonable judgment of the Administrative Agent and the Borrower (as set forth in a written agreement among the Administrative Agent and the Borrower), the cost of obtaining a security interest in such assets (or the perfection of such security interest) exceeds the practical benefits to the holders of the Obligations afforded thereby; provided, “Excluded Property” shall not include any proceeds, products, substitutions, or replacements of Excluded Property (unless such proceeds, products, substitutions, or replacements would otherwise constitute Excluded Property).

14669370v7

“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any Special Purpose Subsidiary, (c) any non-Wholly Owned Subsidiary, (d) any captive insurance company, not-for-profit Subsidiary or other special purpose entity, (e) any Excluded Foreign Subsidiary, (f) any Subsidiary that is prohibited by Applicable Law, rule, regulation or by any contractual obligation existing on the Closing Date (or, if later, the date such Subsidiary first becomes a Subsidiary) from guaranteeing the Obligations (and in the case of such contractual obligation, not entered into in contemplation of the acquisition of such Subsidiary) or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, (g) any Subsidiary acquired after the Closing Date that, at the time of the relevant Permitted Acquisition or Investment, is an obligor in respect of assumed Indebtedness that is permitted hereunder (and not incurred in contemplation of such Permitted Acquisition or Investment) to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such Subsidiary from providing a Guarantee and such prohibition was not implemented in contemplation of such Permitted Acquisition or such Investment, as applicable, and (h) any other Subsidiary that the Borrower determines (in reasonable consultation with the Administrative Agent) that the cost or other consequences of guaranteeing the Obligations (including any adverse tax consequences) shall be excessive in view of the benefits to be obtained by the holders of the Obligations therefrom; provided that notwithstanding the above, the Borrower may designate any Domestic Subsidiary that would otherwise constitute an “Excluded Subsidiary” hereunder as a “Guarantor” and cause such Domestic Subsidiary to execute a Guarantor Joinder Agreement as a “Guarantor” (and thereafter, such Domestic Subsidiary shall no longer constitute an “Excluded Subsidiary” unless released from its obligations under the Loan Documents in accordance with the terms hereof).
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.8 and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Agreements for which such Guaranty or security interest becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.3(f) and (d) any withholding Taxes imposed under FATCA.

14669370v7

“Existing Credit Agreement” means that certain Credit Agreement, dated as of January 20, 2021, by and among Intermediate Holdings, the Borrower, the guarantors party thereto, the lenders party thereto, and Regions Bank, as administrative agent and collateral agent (as amended prior to the date hereof).
“Existing Letters of Credit” means those certain letters of credit set forth on Schedule 1.1.
“Existing Senior Notes” means (a) the 2028 Senior Notes, (b) the 2029 Senior Notes and (c) the 2030 Senior Notes.
“Extended Revolving Commitment” means any Revolving Commitments the maturity of which shall have been extended pursuant to Section 2.19.
“Extended Revolving Loans” means any Loans made pursuant to the Extended Revolving Commitments.
“Extended Term Loans” means any Term Loans the maturity of which shall have been extended pursuant to Section 2.19.
“Extension” means as defined in Section 2.19(a).
“Extension Offer” means as defined in Section 2.19(a).
“Facility” means any real property including all buildings, fixtures or other improvements located on such real property now, hereafter or heretofore owned, leased, operated or used by Intermediate Holdings or any of its Subsidiaries or any of their respective predecessors.
“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated; (b) all Obligations have been paid in full (other than (i) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted, (ii) Secured Swap Obligations, and (iii) Secured Treasury Management Obligations); and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable Issuing Banks shall have been made).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, as of the Closing Date (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.
“FDA” means the Food and Drug Administration of the United States or any successor entity thereto.
“FDCA” means the Federal Food, Drug, and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq. and all regulations promulgated thereunder.

14669370v7

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letter” means each of (a) that certain letter agreement dated March 11, 2026 between the Borrower and BofA Securities, and (b) that certain letter agreement dated the Closing Date between the Borrower and Bank of America.
“First Funding Date” means the first Credit Date occurring on or after the Closing Date on which a Borrowing of Delayed Draw Term Loans is made in accordance with the terms and conditions set forth in this Agreement.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of AdaptHealth Corp., Holdings, the Loan Parties and their respective Subsidiaries ending on December 31 of each calendar year.
“Fixed-Dollar Prong” has the meaning set forth in the definition of “Incremental Amount”.
“Flood Hazard Property” means any Real Property subject to a Mortgage, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Foreign Subsidiary Holdco” has the meaning set forth in the definition of “Excluded Foreign Subsidiary”.
“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by such Issuing Bank, other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Revolving Commitment Percentage of outstanding Swing Line Loans made by the Swing Line Lender, other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

14669370v7

(a)all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)all purchase money indebtedness;
(c)the principal portion of all obligations under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
(d)drawings under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments to the extent unreimbursed and not cash collateralized within one Business Day after such drawing;
(e)the Attributable Principal Amount of Capital Leases, Synthetic Leases, Securitization Transactions and Sale and Leaseback Transactions;
(f)all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Capital Stock;
(g)all obligations in respect of the deferred purchase price of Property or services (other than trade accounts payable in the ordinary course of business), including Earn-Out Obligations if, and only to the extent, such obligation has not been paid in full in cash within ten (10) Business Days when initially due and payable and constitutes a liability on the balance sheet of such Person in accordance with GAAP;
(h)all indebtedness of the types specified in clauses (a) through (g) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; and
(i)all Guarantees with respect to indebtedness of the types specified in clauses (a) through (h) above of another Person.
“Funding Date” means the First Funding Date or the Second Funding Date, as the context shall require.
“Funding Notice” means a notice substantially in the form of Exhibit 2.1 or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by an Authorized Officer of the Borrower.
“Future Effective Healthcare Law” has the meaning set forth in Section 6.25(e).
“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, accounting principles generally accepted in the United States in effect as of the date of determination thereof.

14669370v7

“Government Reimbursement Program” means (a) Medicare, the Federal Employees Health Benefit Program under 5 U.S.C. §§ 8902 et seq., TRICARE or the Civilian Health and Medical Program of the Uniformed Services under 10 U.S.C. §§ 1079 and 1086, (b) Medicaid or (c) any agent, administrator, intermediary or carrier for any of the foregoing.
“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.
“Governmental Approvals” means any and all governmental licenses, authorizations, registrations, permits, certificates, franchises, qualifications, accreditations, consents and approvals required under any Applicable Laws and required in order for any Person to carry on its business as now conducted, of each Governmental Authority issued or required under laws applicable to the business of Intermediate Holdings or any of its Subsidiaries or to the transactions described herein (including any Acquisitions and the Credit Extensions made hereunder) or necessary in the sale, furnishing, or delivery of goods or services under laws applicable to the business of Intermediate Holdings or any of its Subsidiaries.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank and any group or body charged with setting financial accounting or regulatory capital rules or standards).
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning set forth in Section 4.1.

14669370v7

“Guarantor Joinder Agreement” means a guarantor joinder agreement substantially in the form of Exhibit 7.12 (or such other form as is acceptable to the Administrative Agent) and delivered in accordance with the requirements set forth in Section 7.12.
“Guarantors” means, collectively, (a) Intermediate Holdings, (b) each Person identified as a “Guarantor” on the signature pages hereto, (c) each other Person that joins as a Guarantor pursuant to Section 7.12, (d) with respect to (i) Secured Swap Obligations, (ii) Secured Treasury Management Obligations, and (iii) Swap Obligations of a Specified Loan Party (determined before giving effect to Sections 4.1 and 4.8) under the Guaranty hereunder, the Borrower, and (e) their successors and permitted assigns.
“Guaranty” means the Guarantee made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of the Obligations pursuant to Section 4.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead-based paint, toxic mold or fungus, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Healthcare Law(s)” means: (a) any and all federal, state and local fraud and abuse laws, including (i) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), (ii) the Stark Law (42 U.S.C. § 1395nn and §1395(q)), (iii) the civil False Claims Act (31 U.S.C. § 3729 et seq.), (iv) Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code, and (v) the regulations promulgated pursuant to such statutes; (b) the FDCA; (c) HIPAA; (d) laws, rules and regulations governing Medicare and Medicaid; (e) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated pursuant thereto; (f) quality, safety, life safety, and accreditation standards and requirements of all applicable state laws or regulatory bodies; (g) any Applicable Law relating to the Loan Parties’ ownership, management, or operation of a healthcare facility or business, or assets used in connection therewith; (h) any Applicable Law relating to the billing or submission of claims, collection of accounts receivable, underwriting the cost of, or provision of management or administrative services in connection with, any and all of the foregoing, by any Loan Party; (i) the Patient Protection and Affordable Care Act (Pub. L. 111-148); and (j) any and all other applicable healthcare laws, regulations, manual provisions, policies and administrative guidance; in each case of clauses (a) through (j) above, as may be amended from time to time.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under Applicable Laws relating to any Lender which are currently in effect or, to the extent allowed under such Applicable Laws, which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than Applicable Laws now allow.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Holdings” means AdaptHealth Holdings LLC, a Delaware limited liability company.
“Honor Date” has the meaning set forth in Section 2.3(d).

14669370v7

“Immaterial Subsidiary” means, as of any date, any Subsidiary (other than any Loan Party) designated as such by the Borrower in writing to the Administrative Agent to the extent that the aggregate Consolidated EBITDA attributable to such Subsidiary as of such date (determined based on Consolidated EBITDA for the period of the four (4) Fiscal Quarters most recently ended on or prior to such date), when taken together with all other Immaterial Subsidiaries as of such date, does not exceed 10% of LTM Consolidated EBITDA.
“Incremental Amount” means, as of any date of determination, an amount equal to the sum of (a) the greater of (i) $620,000,000, and (ii) an amount equal to one hundred percent (100%) of LTM Consolidated EBITDA, minus the aggregate original principal amount of all Revolver Increases, Incremental Term Loans and Incremental Equivalent Debt incurred in reliance on clause (a) above prior to such date (this clause (a), the “Fixed-Dollar Prong”), plus (b) an unlimited amount, so long as, after giving effect to the incurrence of any Revolver Increase, Incremental Term Loans or Incremental Equivalent Debt, as applicable, on a Pro Forma Basis (and assuming for such purposes that such Revolver Increase, such Incremental Term Loans or such Incremental Equivalent Debt, as applicable, is fully drawn), the Consolidated Secured Leverage Ratio is not greater than 3.25:1.0 (this clause (b), the “Leverage-Based Prong”). It is understood and agreed that for purposes of determining the Incremental Amount on any date of determination in connection with the incurrence of any Revolver Increase, any Incremental Term Loans and/or any Incremental Equivalent Debt, to the extent one or more Revolver Increases, Classes of Incremental Term Loans and/or Incremental Equivalent Debt is being incurred on such date in reliance on both the Fixed-Dollar Prong and the Leverage-Based Prong, any portion of such Revolver Increase, Incremental Term Loans and/or such Incremental Equivalent Debt incurred on such date in reliance on the Fixed-Dollar Prong shall be disregarded for purposes of determining the amount of such Revolver Increase, Incremental Term Loans and/or Incremental Equivalent Debt that may be incurred on such date in reliance on the Leverage-Based Prong on such date.
“Incremental Equivalent Debt” means Indebtedness incurred by any Loan Party in the form of senior secured or unsecured notes or loans or junior secured or junior unsecured notes or loans and/or commitments in respect of any of the foregoing issued or implemented in lieu of a Class of Incremental Term Loans; provided that:
(j)the Administrative Agent shall have received a certificate signed by an Authorized Officer of the Borrower: (i) demonstrating that (including reasonably detailed calculations to demonstrate), upon giving effect to the incurrence of such Incremental Equivalent Debt (and any Acquisition consummated concurrently therewith) on a Pro Forma Basis, the Loan Parties shall be in compliance with the financial covenants set forth in Section 8.8, recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been (or were required to have been) delivered pursuant to Section 7.1(a) or Section 7.1(b), as applicable; (ii) demonstrating (including reasonably detailed calculations to demonstrate) compliance with the Incremental Amount; and (iii) certifying to the satisfaction of the conditions set forth in clauses (b) and (h) below;
(k)no Event of Default has occurred and is continuing immediately prior to or after giving effect to the incurrence of such Incremental Equivalent Debt;
(l)the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall be no shorter than the then-remaining Weighted Average Life to Maturity then in effect for any then-existing Class of Term Loans;

14669370v7

(m)the final maturity date of such Incremental Equivalent Debt shall be no earlier than the then-Latest Maturity Date (at the time of incurrence of such Incremental Equivalent Debt); provided that if such Incremental Equivalent Debt is junior secured or unsecured, the final maturity date for such Incremental Equivalent Debt shall be no earlier than the date that is 181 days after the then-Latest Maturity Date (at the time of incurrence of such Incremental Equivalent Debt);
(n)subject to clauses (c) and (d) above, such Incremental Equivalent Debt may otherwise have an amortization schedule as determined by the applicable Loan Party and the lenders providing such Incremental Equivalent Debt;
(o)with respect to any Incremental Equivalent Debt that is (i) secured Indebtedness, such Incremental Equivalent Debt (A) shall be subject to an Acceptable Intercreditor Agreement, (B) shall be pari passu or junior in right of payment and, to the extent secured by any Collateral, shall be secured on a pari passu or junior in priority to the Obligations, (C) shall not be secured by any asset or property that does not constitute Collateral, and (D) shall be subject to collateral documentation substantially similar to the Collateral Documents (with such changes as the Administrative Agent may agree), and (ii) subordinated Indebtedness, such Incremental Equivalent Debt shall be subject to a Subordination Agreement;
(p)each Person obligated on such Incremental Equivalent Debt (whether primarily, by virtue of a guarantee or otherwise) shall be a Loan Party;
(q)immediately prior to or after giving effect to the incurrence of such Incremental Equivalent Debt, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (or, in all respects, if already qualified by materiality) on and as of the date of the incurrence of such Incremental Equivalent Debt, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in all respects, if already qualified by materiality) as of such earlier date;
(r)such Incremental Equivalent Debt may have an interest rate, other pricing and optional prepayment and redemption terms as determined by the applicable Loan Party and the lenders providing such Incremental Equivalent Debt; and
(s)except as otherwise set forth in this definition, (i) the terms of such Incremental Equivalent Debt do not provide for mandatory prepayment, redemption or offer to purchase events more onerous to the Loan Parties than those set forth in Section 2.11(c) (it being agreed that any such Incremental Equivalent Debt that is pari passu in right of payment and secured on a pari passu basis to the Obligations may participate in mandatory prepayments required pursuant to Section 2.11(c)(ii) on a pro rata basis or less than pro rata basis), and (ii) the covenants, events of default and guarantees of such Incremental Equivalent Debt (other than, for the avoidance of doubt, interest rate, fees, optional prepayment or redemption terms and, to the extent otherwise permitted hereunder, amortization and maturity) are customary for similar Indebtedness in light of then-prevailing market conditions or not more materially restrictive, taken as a whole, than those applicable to any then-existing Class of Term Loans (it being understood and agreed that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Incremental Equivalent Debt, together with a reasonably detailed description of the material terms and conditions of such Incremental Equivalent Debt or drafts of the documentation relating thereto, stating that the Borrower has

14669370v7

determined in good faith that such terms and conditions satisfy the requirement set out in this clause (j), shall be conclusive evidence that such terms and conditions satisfy such requirement); in each case unless such terms and conditions (A) are only applicable to periods after the then-Latest Maturity Date, (B) are added to the Loan Documents for the benefit of the Administrative Agent and the Lenders at the time of incurrence of such Incremental Equivalent Debt, or (C) are otherwise acceptable to the Administrative Agent;
(t)provided, further, that, clauses (c), (d) and (j)(i) of the immediately preceding proviso shall not apply to bridge Indebtedness, so long as (x) either (I) such bridge Indebtedness is incurred with the intent to repay or prepay such bridge Indebtedness with the proceeds of permanent Indebtedness that complies with the requirements of such clauses (c), (d) and (j)(i) above, or (II) at the maturity of such bridge Indebtedness, such bridge Indebtedness is structured such that it shall automatically convert to (or shall be structured such that is required to be exchanged for) Indebtedness that complies with the requirements of such clauses (c), (d) and (j)(i) above, (y) such bridge Indebtedness shall not be subject to any scheduled amortization payments (other than payments required at the maturity thereof), and (z) the only prepayments required to be made on such bridge Indebtedness shall be such prepayments as are customary for similar bridge financings in light of then-prevailing market conditions.
“Incremental Term Loan” means as defined in Section 2.1(e).
“Incremental Term Loan Commitment” means, for any Class of Incremental Term Loans, with respect to each Lender providing an Incremental Term Loan under such Class pursuant to Section 2.1(e)(iii), the commitment of such Lender to make such Incremental Term Loan as set forth in the document(s) executed by the Borrower establishing such Class of Incremental Term Loans.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(u)all Funded Indebtedness (but, in the case of (i) letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, “Indebtedness” shall include all direct or contingent obligations with respect thereto, (ii) Earn-Out Obligations, “Indebtedness” shall include all obligations with respect thereto that are reflected as a liability on the balance sheet of such Person, and (iii) Disqualified Capital Stock, “Indebtedness” shall include all obligations with respect thereto);
(v)the Swap Termination Value of any Swap Agreement;
(w)all Guarantees in respect of Indebtedness of another Person; and
(x)all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Indemnitee” has the meaning set forth in Section 11.2(b).

14669370v7

“Information” has the meaning set forth in Section 11.15.
“Interest Payment Date” means with respect to: (a) any Base Rate Loan and any Swing Line Loan, (i) the last Business Day of each calendar quarter and (ii) the applicable Maturity Date of such Loan (with the Maturity Date for Swing Line Loans being the Revolving Commitment Termination Date); and (b) any SOFR Loan, (i) the last day of each Interest Period applicable to such SOFR Loan (provided that in the case of each Interest Period of longer than three (3) months, “Interest Payment Date” shall also include each date that is three (3) months, or an integral multiple thereof, after the commencement of such Interest Period) and (ii) the applicable Maturity Date of such SOFR Loan.
“Interest Period” means, in connection with a SOFR Loan, an interest period of one (1), three (3) or six (6) months (in each case, subject to availability), as selected by the Borrower in the applicable Funding Notice or Conversion/Continuation Notice: (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided that (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month, (iii) no Interest Period with respect to any Term Loan shall extend beyond any principal amortization payment date for such Term Loan, except to the extent that the portion of such Term Loan comprised of SOFR Loans that is expiring prior to the applicable principal amortization payment date plus the portion of such Term Loan comprised of Base Rate Loans equals or exceeds the principal amortization payment then due, (iv) no Interest Period shall extend beyond the applicable Maturity Date for such SOFR Loan and (v) notwithstanding anything to the contrary set forth in this Agreement, there shall be no more than ten (10) Interest Periods outstanding at any time.
“Intermediate Holdings” has the meaning set forth in introductory paragraph hereto.
“Internal Revenue Code” means the Internal Revenue Code of 1986.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested at the time such Investment is made, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any cash return or cash distributions received with respect thereto (but, in any event, not to exceed the amount actually invested).
“Involuntary Disposition” means the receipt by Intermediate Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property.
“IP Rights” has the meaning set forth in Section 6.17.

14669370v7

“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit 2.3 or such other form as is acceptable to the applicable Issuing Bank (which may include a Letter of Credit Application if acceptable to the applicable Issuing Bank).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower (or any Subsidiary of the Borrower) or in favor of the applicable Issuing Bank and relating to such Letter of Credit.
“Issuing Bank” means, with respect to a particular Letter of Credit, (a) Bank of America, in its capacity as an issuer of Letters of Credit hereunder, (b) with respect to each Existing Letter of Credit, the Lender that issued such Existing Letter of Credit, and (c) any other Lender selected by the Borrower pursuant to Section 2.3(k) from time to time to issue such Letter of Credit (provided that no Lender shall be required to become an Issuing Bank pursuant to this clause (c) without such Lender’s consent), in each case, together with its permitted successors and assigns in such capacity; provided that (i) there shall be no more than three (3) Issuing Banks at any time, and (ii) notwithstanding anything to the contrary set forth herein or in any other Loan Document, except with respect to any Existing Letter of Credit denominated in an Alternative Currency, only the Alternative Currency Issuing Bank shall issue Letters of Credit denominated in an Alternative Currency. The term “Issuing Bank” when used with respect to a Letter of Credit or the Letter of Credit Obligations relating to a Letter of Credit shall refer to the Issuing Bank that issued such Letter of Credit.
“Judgment Currency” has the meaning set forth in Section 11.24.
“L/C Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s L/C Commitment is set forth on Appendix A (or, for any Issuing Bank that becomes an Issuing Bank after the Closing Date, the amount set forth for such Issuing Bank in the Register maintained with the Administrative Agent). Notwithstanding anything to the contrary set forth herein or in any other Loan Document, the L/C Commitment of each Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrower, and notified to the Administrative Agent.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date in effect as of such date. For the avoidance of doubt, the then-latest Maturity Date as of any date of determination shall be determined after giving effect to any Extension that occurs on or prior to such date.
“LCA Test Date” has the meaning set forth in Section 1.4.
“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns and, unless the context requires otherwise, includes the Swing Line Lender.
“Lender Party” means each Lender, each Issuing Bank and the Swing Line Lender.

14669370v7

“Lending Office” means, as to the Administrative Agent, any Issuing Bank or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.
“Letter of Credit” means (a) the Existing Letters of Credit and (b) any standby letter of credit issued hereunder. Letters of Credit may be issued in Dollars or in an Alternative Currency; provided that, except with respect to any Existing Letter of Credit denominated in an Alternative Currency, only the Alternative Currency Issuing Bank shall issue Letters of Credit denominated in an Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank.
“Letter of Credit Borrowing” means any Credit Extension resulting from a drawing under any Letter of Credit that has not been reimbursed or refinanced as a Borrowing of Revolving Loans. All Letter of Credit Borrowings shall be denominated in Dollars.
“Letter of Credit Fees” has the meaning set forth in Section 2.10(b)(i).
“Letter of Credit Obligations” means, at any time, the sum of (a) the maximum amount available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate amount of all drawings under Letters of Credit that have not been reimbursed by the Borrower, including Unreimbursed Amounts and Letter of Credit Borrowings. For all purposes of this Agreement, (i) amounts available to be drawn under Letters of Credit will be calculated as provided in Section 1.3(i), and (ii) if a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Letter of Credit Report” means a report substantially the form of Exhibit 2.3(j) or any other form approved by the Administrative Agent.
“Letter of Credit Sublimit” means, as of any date of determination, the lesser of (a) SEVENTY-FIVE MILLION DOLLARS ($75,000,000) and (b) the aggregate unused amount of the Aggregate Revolving Commitments then in effect. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“Leverage-Based Prong” has the meaning set forth in the definition of “Incremental Amount”.
“Lien” means (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.
“Limited Condition Acquisition” means a Permitted Acquisition or other similar Investment that is not conditioned on the availability of, or on obtaining, third party financing.
“Loan” means any Revolving Loan, any Swing Line Loan or any Term Loan, and the Base Rate Loans and SOFR Loans comprising such Loans.

14669370v7

“Loan Document” means any of this Agreement, each Note, each Issuer Document, each Collateral Document, each Acceptable Intercreditor Agreement, each Subordination Agreement, each Fee Letter, any document executed and delivered by the Borrower and/or any other Loan Party in connection with any Revolver Increase or establishment of Incremental Term Loans, any document or certificate executed by any Loan Party in favor of an Issuing Bank relating to Letters of Credit, any Autoborrow Agreement (and any fee letter executed in connection therewith), each Additional Credit Extension Amendment, any instrument, document or agreement creating or perfecting rights in Cash Collateral and, to the extent evidencing or securing the Obligations, any other document, instrument or agreement executed and delivered by any Loan Party for the benefit of the Administrative Agent, any Issuing Bank or any Lender in connection herewith or therewith, and including for the avoidance of doubt, any Guarantor Joinder Agreement (but specifically excluding any Secured Swap Agreements and Secured Treasury Management Agreements).
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“LTM Consolidated EBITDA” means, as of any date of determination, Consolidated EBITDA for the period of the four (4) consecutive Fiscal Quarters most recently ended on or prior to such date for which financial statements have been or were required to be delivered pursuant to Section 7.1(a) or Section 7.1(b), as applicable.
“Margin Stock” means as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
“Master Agreement” has the meaning set forth in the definition of “Swap Agreement”.
“Material Acquisition” has the meaning set forth in Section 8.8(a).
“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, liabilities (actual or contingent) or financial condition of the Loan Parties and their respective Subsidiaries, taken as a whole; (b)(i) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document or (ii) a material impairment of the ability of the Guarantors, taken as a whole, to perform their respective obligations under any Loan Document to which they are party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any material provision of any Loan Document to which it is a party; (d) a material adverse effect on the validity, perfection or priority of a Lien in favor of the Administrative Agent, for the benefit of the holders of the Obligations, on any material portion of the Collateral; or (e) a material adverse effect on the use or scope of any material healthcare Permit or the continued participation or the ability to accept or bill for goods or services in the Medicaid, Medicare or other Government Reimbursement Program by any Loan Party; provided that this clause (e) shall not apply to the voluntary cancellation or termination of the items referenced in this clause (e) by a Loan Party in good faith (a “Voluntary Termination”).
“Material Contract” means any contract to which any Loan Party or any of its Subsidiaries is a party (other than the Loan Documents), for which nonperformance would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Loan Parties and their respective Subsidiaries (taken as a whole).
“Maturity Date” means the Revolving Commitment Termination Date, the Term Loan A Maturity Date, the Delayed Draw Term Loan Maturity Date, and/or the maturity date for any then-existing Class of Incremental Term Loans, as the context shall require.

14669370v7

“Medicaid” means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. § § 1396 et. seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.
“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et. seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.
“Moody’s” means Moody’s Investor Services, Inc., together with its successors.
“Mortgage Supporting Documents” means, in connection with the execution and delivery of any Mortgage, to the extent requested by Administrative Agent, each of the following:
(y)(i) evidence in form and substance reasonably satisfactory to the Administrative Agent that the recording of counterparts of such Mortgage in the recording offices specified in such Mortgage will create a valid and enforceable first priority Lien on the Real Property described therein in favor of the Administrative Agent (or in favor of such other trustee as may be required or desired under Applicable Laws), for the benefit of the holders of the Obligations, subject only to (A) Permitted Liens and (B) such other Liens as the Administrative Agent may reasonably approve and (ii) a customary opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) in each state in which such Real Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state (if customarily covered by opinions given in such state) and such other matters as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent;
(z)(i) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to the Administrative Agent (“Mortgagee’s Title Insurance Policy”), with respect to such Real Property, in amounts not less than the fair market value of such Real Property, together with a title report issued by a title company with respect thereto and copies of all recorded documents listed as exceptions to title or otherwise referred to therein and a comprehensive lender’s endorsement, each in form and substance reasonably satisfactory to the Administrative Agent and (ii) evidence reasonably satisfactory to the Administrative Agent that the applicable Loan Party has paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Mortgagee’s Title Insurance Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage for such Real Property in the appropriate real estate records;
(aa)if an exception to the Mortgagee’s Title Insurance Policy with respect to any Real Property subject to a Mortgage would arise without such ALTA surveys, ALTA surveys of such Real Property;

14669370v7

(ab)reports and other reasonable information, in form, scope and substance reasonably satisfactory to the Administrative Agent, regarding environmental matters relating to such Real Property;
(ac)(i) a recently issued flood zone determination certificate, and (ii) evidence as to, if such Real Property is a Flood Hazard Property, (A) whether the community in which such Real Property is located is participating in the National Flood Insurance Program, (B) the applicable Loan Party’s written acknowledgment of receipt of written notification (1) as to the fact that such Real Property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) copies of insurance policies or certificates of insurance of the Loan Parties and their respective Subsidiaries which shall evidence flood insurance which satisfies all regulatory requirements (including any applicable regulations of the Board of Governors of the Federal Reserve System) for flood insurance and is otherwise in form and substance satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the holders of the Obligations.
(ad)evidence reasonably satisfactory to the Administrative Agent that such Real Property, and the uses of such Real Property, are in compliance in all material respects with all applicable zoning laws, regulations, ordinances and requirements (the evidence submitted as to which should include the zoning designation made for such Real Property, the permitted uses of such Real Property under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks); and
(ae)such other agreements, documents and instruments in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent reasonably deems necessary or appropriate to create, register or otherwise perfect, maintain, evidence the existence, substance, form or validity of, or enforce a valid and enforceable first priority Lien on such Real Property in favor of the Administrative Agent for the benefit of the holders of the Obligations (or in favor of such other trustee as may be required or desired under Applicable Laws) subject only to (i) Permitted Liens and (ii) such other Liens as the Administrative Agent may reasonably approve; provided that, notwithstanding anything contained in this Agreement to the contrary, no Mortgage shall be executed and delivered with respect to any real property unless and until each Lender has received, at least twenty (20) Business Days prior to such execution and delivery, a life loan flood zone determination and such other documents as it may reasonably request to complete its flood insurance due diligence (including those described in the preceding clause (e)) and has confirmed to the Administrative Agent that flood insurance due diligence and flood insurance compliance has been completed to its satisfaction.
“Mortgage” means any of the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Administrative Agent, for the benefit of the holders of the Obligations (or in favor of such other trustee as may be required or desired under Applicable Laws), a security interest in the real property interest (including with respect to any improvements and fixtures) of the Borrower or any other Loan Party in real property.
“Multiemployer Plan” means any employee benefit plan of the type described in Sections 4001(a)(3) or 3(37) of ERISA that is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six (6) plan years, has made or been obligated to make contributions.

14669370v7

“Net Cash Proceeds” means the aggregate proceeds paid in cash or Cash Equivalents received by Intermediate Holdings or any of its Subsidiaries in connection with any Disposition, any Involuntary Disposition, any Debt Transaction or any Securitization Transaction, net of (a) direct costs incurred or estimated costs for which reserves are maintained, in connection therewith (including legal, accounting and investment banking fees and expenses, sales commissions and underwriting discounts), (b) estimated taxes paid or payable (including sales, use or other transactional taxes and any net marginal increase in income taxes, and including Tax Distributions) as a result thereof and (c) in the case of any Disposition or any Involuntary Disposition, the amount required to retire any Indebtedness secured by a Permitted Lien on the related property. For purposes hereof, “Net Cash Proceeds” includes any cash or Cash Equivalents received upon the disposition of any non-cash consideration received by Intermediate Holdings or any of its Subsidiaries in any connection with any Disposition, any Involuntary Disposition, any Debt Transaction or any Securitization Transaction.
“Non-Cash Consideration” means, in connection with any Disposition, consideration received by any Loan Party or any Subsidiary in connection with such Disposition in the form of: (a) the assumption by the transferee in such Disposition of Indebtedness or other liabilities contingent or otherwise of such Loan Party or such Subsidiary, so long as such assumption by such transferee includes the valid release by such Loan Party or such Subsidiary, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition; (b) securities, notes or other obligations received by such Loan Party or such Subsidiary from the transferee in such Disposition that are converted by such Loan Party or such Subsidiary into cash or Cash Equivalents within one hundred and eighty (180) days following the date of consummation of such Disposition; (c) Indebtedness of any Subsidiary that is no longer a Subsidiary as a result of such Disposition, to the extent that the Loan Parties and their respective Subsidiaries are released from any Guarantee of such Indebtedness in connection with such Disposition; and (d) other non-cash consideration received by such Loan Party or such Subsidiary in connection with such Disposition (less the amount of cash or Cash Equivalents received by such Loan Party or such Subsidiary in connection with a subsequent sale or other disposition of such other non-cash consideration). For the purposes of any valuing any Non-Cash Consideration, (i) any such Non-Cash Consideration of the type described in clauses (a), (b) and (c) above shall be valued at the principal amount of such Indebtedness or such other liabilities and (ii) any such Non-Cash Consideration of the type described in clause (d) above shall be valued at fair market value (as determined by the Borrower in good faith).
“Non-Consenting Lender” has the meaning set forth in Section 2.17.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note in the form of Exhibit 2.5, as it may be amended, supplemented or otherwise modified from time to time.
“Notice of Additional Issuing Bank” means a notice substantially the form of Exhibit 2.3(k) or any other form approved by the Administrative Agent.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit 2.11, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an Authorized Officer of the Borrower.

14669370v7

“Obligations” means all obligations, indebtedness and other liabilities of every nature of (a) each Loan Party from time to time owed to the Administrative Agent, the Issuing Banks, the Lenders (including former Lenders in their capacity as such) or any of them, the Qualifying Swap Providers and the Qualifying Treasury Management Banks, under any Loan Document, any Secured Swap Agreement or any Secured Treasury Management Agreement, (b) each Subsidiary of any Loan Party from time to time owed to the Qualifying Swap Providers and the Qualifying Treasury Management Banks under any Secured Swap Agreement or Secured Treasury Management Agreement, in each case, together with all renewals, extensions, modifications or refinancings of any of the foregoing, whether for principal, interest (including fees and interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party or such Subsidiary of a Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party or such Subsidiary of a Loan Party for such interest or fees in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Swap Agreements, fees, expenses, indemnification or otherwise and (c) without duplication of amounts owing under clauses (a) and (b) above, consisting of Erroneous Payment Subrogation Rights, if any; provided that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party. Notwithstanding anything to the contrary contained herein or under any of the other Loan Documents, the obligations of any Loan Party or any Subsidiary of a Loan Party under any Secured Swap Agreement or any Secured Treasury Management Agreement shall be secured and guaranteed pursuant to the Loan Documents only to the extent that, and for so long as, the Obligations (other than any Obligations with respect to Secured Swap Agreements and Secured Treasury Management Agreements) are so secured and guaranteed.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Organization Documents” means: (a) with respect to any corporation, the charter, certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction). In the event any term or condition of this Agreement or any other Loan Document requires any Organization Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organization Document” shall only be to a document of a type customarily certified by such governmental official.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or

14669370v7

otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).
“Outstanding Amount” means: (a) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date; (b) with respect to any Letter of Credit Obligations on any date, the Dollar Equivalent of the aggregate outstanding amount of such Letter of Credit Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements by the Borrower of any drawing under any Letter of Credit; and (c) with respect to any Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of such Term Loans on such date.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable Issuing Bank or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the Alternative Currency Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning set forth in Section 11.5(d).
“Participant Register” has the meaning set forth in Section 11.5(d).
“Participation Agreements” has the meaning set forth in Section 7.8.
“Patriot Act” has the meaning set forth in Section 6.24.
“Payment Recipient” has the meaning set forth in Section 10.12(a).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any ERISA Plan, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate.
“Permits” means all accreditations, certifications, provider or supplier numbers, registrations, certificates of authority, certificates of need, certificates of reimbursement, variances, qualifications, filings, consents, governmental licenses, authorizations, supplier numbers, registrations, permits, device authorizations and approvals, certificates, franchises, qualifications, accreditations, consents, approvals, listings, certificates, product clearances or approvals, marketing authorizations and all other licenses, authorizations, registrations, permits, consents and approvals or exemptions thereto required in connection with the conduct of any Loan Party’s or any Subsidiary’s business or to comply with any applicable Laws, including (a) any “Permits” (as defined prior to this clause (a)) issued or required under Healthcare Laws applicable to the business of any Loan Party or any of its Subsidiaries or necessary in the possession, ownership, warehousing, marketing, promoting, sale, leasing, labeling, furnishing, distribution or delivery of goods or services under Healthcare Laws applicable to the business of any Loan Party or any of its Subsidiaries, (b) any “Permits” (as defined prior to this clause (a)) issued by any Person from which any Loan Party has, as of the Closing Date, received an accreditation, any of the above issued or required under Healthcare Laws applicable to the ownership or operation of any business

14669370v7

location of a Loan Party, and (c) establishment registrations, device listings, Investigational Device Exemptions (IDEs), 510(k) exemptions, 510(k) clearances, and PMA approvals, as those terms are defined in the FDCA and implementing regulations, and those issued by state governments, environmental protection agency permits, and any and all licenses, patents, trademarks and other intellectual property rights necessary for the conduct of any Loan Party’s or Subsidiary’s business.
“Permitted Acquisition” means Investments consisting of an Acquisition by any Loan Party or any Subsidiary; provided that: (a) the line of business of any acquired Person shall be substantially similar to, or reasonably ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses conducted by the Loan Parties and their respective Subsidiaries on the Closing Date (as determined by the Borrower in its reasonable discretion); (b) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in substantially the same line of business as the Loan Parties and their respective Subsidiaries were engaged in on the Closing Date or in a business reasonably ancillary, complementary or related to, or a reasonable extension, development or expansion of, such business, and the Property is located (or if an Acquisition of Capital Stock, the Acquisition target is formed or otherwise organized) in the United States; (c) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition and such Acquisition shall not be hostile; (d) upon giving effect to such Acquisition on a Pro Forma Basis, (i) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.8 and (ii) the Consolidated Total Leverage Ratio shall be at least 0.25 less than the ratio then required to be maintained pursuant to Section 8.8(a), in each case, recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been (or were required to have been) delivered pursuant to Section 7.1(a) or Section 7.1(b), as applicable; (e) no Event of Default shall have occurred and be continuing on the date of consummation of such Acquisition, both immediately prior to and immediately after giving effect thereto; and (f) to the extent the target (whether the target is assets or a Person) of such Acquisition contributes “EBITDA” in excess of an amount equal to ten percent (10%) of LTM Consolidated EBITDA (calculated on a Pro Forma Basis after giving effect to such Acquisition), prior to the consummation of such Acquisition, (i) the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying that the conditions set forth in clause (d) above have been (or will be, in connection with the consummation of such Acquisition) satisfied (which certification shall include reasonably detailed calculations to demonstrate satisfaction of such conditions), and (ii) the Administrative Agent shall have received a quality of earnings report obtained by the Loan Parties and their respective Subsidiaries or Affiliates in connection with such Acquisition, in each case in the form and results acceptable to the Administrative Agent; provided, further, that, to the extent that the consideration for such Acquisition is made solely from Net Cash Proceeds received from the issuance or sale of Qualified Capital Stock of AdaptHealth Corp., only the conditions set forth in clauses (c), (d) and (e) of the immediately preceding proviso shall be required to be satisfied for such Acquisition to constitute a Permitted Acquisition.
“Permitted Liens” means each of the Liens permitted pursuant to Section 8.2.
“Permitted Pari Passu Indebtedness” means, as of any date of determination, any Indebtedness of any Loan Party existing as of such date that (a) is permitted pursuant to Section 8.1, (b) ranks pari passu in right of payment with the Obligations, and (c) is secured by Liens (that are Permitted Liens) on the Collateral on a pari passu basis with the Obligations.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) of the Indebtedness resulting therefrom does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced,

14669370v7

refunded, renewed, replaced or extended plus unpaid accrued interest, any existing commitment unutilized thereunder, any required premium or penalty and reasonable fees and expenses incurred in connection therewith, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 8.1(c), the Indebtedness resulting from such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the then-remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) with respect to a Permitted Refinancing of Indebtedness originally incurred pursuant to Section 8.1(m)(i) or Section 8.1(o)(y)(i) (or, in each case, any Permitted Refinancing of Indebtedness resulting from a prior Permitted Refinancing thereof), at the time thereof, no Event of Default shall have occurred and be continuing, (d) the Indebtedness resulting from such modification, refinancing, refunding, renewal, replacement or extension does not include an obligor that was not an obligor with respect to the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (e) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subordinated to the prior payment of the Obligations, the Indebtedness resulting therefrom shall be subordinated to the prior payment of the Obligations, (f) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to an Acceptable Intercreditor Agreement, the holders of such modified, refinanced, refunded, renewed, replaced or extended Indebtedness (if such Indebtedness is secured) or their representative on their behalf shall become party to the Acceptable Intercreditor Agreement(s), and (g) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was unsecured, the Indebtedness resulting therefrom shall be unsecured.
“Permitted Securitization Transaction” means a Securitization Transaction permitted pursuant to Section 8.1(q).
“Permitted Senior Notes Refinancing Indebtedness” means, with respect to any Indebtedness outstanding under or in connection with the 2028 Senior Notes (or any Indebtedness resulting from a Permitted Refinancing thereof), the 2029 Senior Notes (or any Indebtedness resulting from a Permitted Refinancing thereof), or the 2030 Senior Notes (or any Indebtedness resulting from a Permitted Refinancing thereof), any Indebtedness resulting from a Permitted Refinancing thereof that has a stated maturity date that is on or prior to the date that is ninety-one (91) days after the then-Latest Maturity Date.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Personal Information” means (a) all information that could reveal the identity of any natural Person and (b) all other information regarding natural Persons, the collection, use, or disclosure of which is subject to applicable Privacy Laws, including information regarding patient care or payment for patient care.
“Plan of Reorganization” has the meaning set forth in Section 11.5(f).
“Platform” has the meaning set forth in Section 7.1.
“Pledge and Security Agreement” means the pledge and security agreement dated as of the Closing Date given by the Loan Parties in favor of the Administrative Agent, for the benefit of the holders of the Obligations, and any other pledge agreements or security agreements that may be given by any Person pursuant to the terms hereof, in each case as the same may be amended and modified from time to time.

14669370v7

“Prime Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”. The Prime Rate is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Prime Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Privacy Laws” means all laws applicable to the privacy or security of individually identifiable information of any patient or individual, including HIPAA.
“Pro Forma Basis” means, for purposes of calculating (a) the financial covenants set forth in Section 8.8 (including for purposes of determining the Applicable Margin), (b) the Consolidated Secured Leverage Ratio, (c) Consolidated Total Assets, or (d) any component of any financial covenant referenced in this Agreement, in each case, that any Disposition, Involuntary Disposition, Acquisition, other Investment pursuant to which a Person becomes a Subsidiary, establishment of any Revolver Increase, establishment of any Incremental Term Loans, incurrence or repayment of any Indebtedness, any Restricted Payment or any Restricted Debt Payment, in each case, shall be deemed to have occurred as of the first day of the most recent four (4) Fiscal Quarter period preceding the date of such transaction for which the Loan Parties were required to deliver financial statements pursuant to Section 7.1(a) or Section 7.1(b), as applicable. In connection with the foregoing, (a)(i) with respect to any Disposition or Involuntary Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) with respect to any Acquisition or other Investment pursuant to which a Person becomes a Subsidiary, income statement items attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for Intermediate Holdings and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1 and (B) such items are supported by financial statements or other information satisfactory to the Administrative Agent, (b) any Indebtedness incurred or assumed by Intermediate Holdings or any Subsidiary (including the Person or property acquired) in connection with such transaction (i) shall be deemed to have been incurred as of the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as of the relevant date of determination and (c) any Indebtedness retired by Intermediate Holdings or any Subsidiary in connection with such transaction shall be deemed repaid on the first day of the applicable period (and interest accruing on such Indebtedness shall excluded from the applicable calculations).
“Proceedings” means any actual or threatened civil, equitable or criminal proceeding litigation, action, suit, claim, investigation (governmental or judicial or otherwise), dispute indictment or prosecution, pleading, demand or the imposition of any fine or penalty or similar matter.
“Products” means any devices or products manufactured, sold, leased, rented, developed, tested or marketed by any Loan Party or any of its Subsidiaries.
“Properly Contested” means, with respect to any obligation of a Loan Party or any Subsidiary: (a) the obligation is subject to a bona fide dispute regarding amount or such Loan Party’s or such Subsidiary’s liability to pay; (b) the obligation is being contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance

14669370v7

with GAAP; (d) non-payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, nor result in forfeiture or sale of any assets of such Loan Party or such Subsidiary pending resolution of such contest proceedings and the payment of any liabilities resulting therefrom; (e) no Lien (other than a Permitted Lien) is imposed on assets of such Loan Party or such Subsidiary; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
“Property” means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning set forth in Section 7.1.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 11.23.
“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that, at the time the Guaranty (or grant of security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or such other Loan Party as constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another Person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualifying Swap Provider” means (a) any of Bank of America and its Affiliates, and (b) any other Person that (i) at the time it enters into a Swap Agreement with any Loan Party or any Subsidiary of a Loan Party, is a Lender or an Affiliate of a Lender, or (ii) in the case of a Swap Agreement with any Loan Party or any Subsidiary of a Loan Party in effect on or prior to the Closing Date, is, as of the Closing Date or within thirty (30) days thereafter, a Lender or an Affiliate of a Lender, and, in each such case under this clause (b), shall have provided a Secured Party Designation Notice to the Administrative Agent. For purposes hereof, the term “Lender” shall be deemed to include the Administrative Agent.
“Qualifying Treasury Management Bank” means (a) any of Bank of America and its Affiliates, and (b) any other Person that (i) at the time it enters into a Treasury Management Agreement, is a Lender or an Affiliate of a Lender, or (ii) in the case of a Treasury Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within thirty (30) days thereafter, a Lender or an Affiliate of a Lender, and, in each such case under this clause (b), shall have provided a Secured Party Designation Notice to the Administrative Agent. For purposes hereof, the term “Lender” shall be deemed to include the Administrative Agent.
“Real Property” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Loan Party or any of its Subsidiaries in any real property.

14669370v7

“Recall” means a Person’s Removal or Correction of a marketed product that the FDA considers to be in violation of the laws it administers and against which the FDA would initiate legal action, e.g., seizure.
“Receivables and Related Assets” means accounts receivable and any other property (including contract rights) that is customarily transferred or in respect of which security interests are customarily granted in connection with receivables securitization transactions, and all proceeds of the foregoing.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Refinancing Facility” has the meaning set forth in Section 2.18.
“Refinancing Revolving Facility” has the meaning set forth in Section 2.18.
“Refinancing Revolving Loans” has the meaning set forth in Section 2.18.
“Refinancing Term Facility” has the meaning set forth in Section 2.18.
“Refinancing Term Loans” has the meaning set forth in Section 2.18.
“Refunded Swing Line Loans” has the meaning set forth in Section 2.2(b)(iii).
“Register” has the meaning set forth in Section 11.5(c).
“Reimbursement Date” has the meaning set forth in Section 2.3(d).
“Related Indemnitee Party” means, with respect to any Indemnitee, (a) any Controlling Person or Controlled Affiliate of such Indemnitee, (b) the respective directors, officers or employees of such Indemnitee or any of its Controlling Persons or Controlled Affiliates, and (c) the respective agents of such Indemnitee or any of its Controlling Persons or Controlled Affiliates, in the case of this clause (c), acting on behalf of, or at the express instructions of, such Indemnitee, Controlling Person or such Controlled Affiliate; provided that each reference to a Controlling Person, Controlled Affiliate, director, officer or employee in this sentence pertains to a Controlling Person, Controlled Affiliate, director, officer or employee involved in the negotiation of this Agreement or the other Loan Documents or syndication of the credit facilities set forth herein.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Removal” means the physical removal of a device from its point of use to some other location for repair, modification, adjustment, relabeling, destruction, or inspection.
“Removal Effective Date” has the meaning set forth in Section 10.6(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty day notice period has been waived.
“Required Class Lenders” means, as of any date of determination, with respect to any Class of Loans or Commitments, Lenders having Total Credit Exposures with respect to such Class representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders of such Class. The Total

14669370v7

Credit Exposure of any Defaulting Lender with respect to such Class shall be disregarded in determining Required Class Lenders at any time.
“Required Lenders” means, as of any date of determination, Lenders having Total Credit Exposure representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders; provided that (a) the Total Credit Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (b) the amount of any participation in any Swing Line Loan and the aggregate amount of all drawings under Letters of Credit that have not been reimbursed by the Borrower (including Letter of Credit Borrowings) that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Lender shall be deemed to be held by the Lender that is the applicable Issuing Bank or the Swing Line Lender, as the case may be, in making such determination.
“Required Permit” means a Permit (a) required under Applicable Law applicable to the business of any Loan Party or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, leasing, labeling, furnishing, distribution or delivery of goods or services under Applicable Law applicable to the business of any Loan Party or any of its Subsidiaries or any Device Application (including, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by any Loan Party or any of its Subsidiaries as such activities are being conducted by such Person with respect to such Product at such time), and (b) issued by any Person from which any Loan Party or any of its Subsidiaries has received an accreditation. This shall include all state government registrations and certifications applicable to the operation of the business of any Loan Party or any of its Subsidiaries which are necessary for the manufacture or repair of respiratory therapy healthcare products and related Products.
“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders having Total Revolving Exposure representing more than fifty percent (50%) of the Total Revolving Exposures of all Revolving Lenders; provided that (a) the Total Revolving Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders and (b) the amount of any participation in any Swing Line Loan and the aggregate amount of all drawings under Letters of Credit that have not been reimbursed by the Borrower (including Letter of Credit Borrowings) that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Lender shall be deemed to be held by the Lender that is the applicable Issuing Bank or the Swing Line Lender, as the case may be, in making such determination.
“Resignation Effective Date” has the meaning set forth in Section 10.6(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Debt Payment” has the meaning set forth in Section 8.12(c).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of Intermediate Holdings or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or on account of any return of capital to Intermediate Holdings’ stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing.

14669370v7

“Revaluation Date” means with respect to any Letter of Credit, each of the following: (a) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency; (b) each date of any payment by the Alternative Currency Issuing Bank under any Letter of Credit denominated in an Alternative Currency; (c) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date; and (d) such additional dates as the Administrative Agent or the Alternative Currency Issuing Bank shall determine or the Required Revolving Lenders shall require.
“Revolver Increase” has the meaning set forth in Section 2.1(e).
“Revolving Commitment” means, as to each Revolving Lender, its obligation to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder. The amount of each Revolving Lender’s Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement or other agreement pursuant to which it becomes a party hereto, subject to any increase, adjustment or reduction pursuant to the terms and conditions hereof.
“Revolving Commitment Percentage” means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the Aggregate Revolving Commitments. The initial Revolving Commitment Percentages are set forth on Appendix A.
“Revolving Commitment Period” means the period from and including the Closing Date to the earlier of (a)(i) in the case of Revolving Loans and Swing Line Loans, the Revolving Commitment Termination Date or (ii) in the case of the Letters of Credit, the expiration date thereof, or (b) in each case, the date on which the Aggregate Revolving Commitments shall have been terminated as provided herein.
“Revolving Commitment Termination Date” means the earliest to occur of: (a) April 10, 2031; (b) the date the Aggregate Revolving Commitments are permanently reduced to zero pursuant to Section 2.11(b); (c) the date of the termination of the Aggregate Revolving Commitments pursuant to Section 9.2; and (d) the Springing Maturity Date; provided that, in each case, if such date is not a Business Day, the Revolving Commitment Termination Date shall be the next preceding Business Day.
“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and its participation in Letter of Credit Obligations and Swing Line Loans at such time.
“Revolving Lender” means, at any time, (a) so long as any Revolving Commitment is in effect, any Lender that has a Revolving Commitment at such time or (b) if the Aggregate Revolving Commitments have terminated or expired, any Lender that has a Revolving Loan or a participation in Letter of Credit Obligations or Swing Line Loans at such time.
“Revolving Loan” has the meaning set forth in Section 2.1(a).
“Revolving Obligations” means the Revolving Loans, the Letter of Credit Obligations and the Swing Line Loans.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

14669370v7

“Sale and Leaseback Transaction” means, with respect to Intermediate Holdings or any Subsidiary, any arrangement, directly or indirectly, with any Person (other than a Loan Party) whereby Intermediate Holdings or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the Alternative Currency Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanctioned Entity” means (a) a country, territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly owned or controlled by a country, territory or its government or (d) a Person resident in or determined to be resident in a country, in each case, that is subject to Sanctions.
“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals” or any other Sanctions related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Entity or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or clause (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union, (d) any European Union member state, (e) His Majesty’s Treasury of the United Kingdom or (f) any other relevant sanctions authority.
“Scheduled Unavailability Date” has the meaning set forth in Section 3.1(a)(ii).
“SEC” means the United States Securities and Exchange Commission.
“Second Funding Date” means the first Credit Date occurring after the First Funding Date on which a Borrowing of Delayed Draw Term Loans is made in accordance with the terms and conditions set forth in this Agreement.
“Secured Party Designation Notice” means a notice in the form of Exhibit 1.1 (or other writing in form and substance satisfactory to the Administrative Agent) from a Qualifying Swap Provider or a Qualifying Treasury Management Bank to the Administrative Agent that it holds Obligations entitled to share in the guaranties and collateral interests provided herein in respect of a Secured Swap Agreement or Secured Treasury Management Agreement, as appropriate.
“Secured Swap Agreement” means any Swap Agreement between any Loan Party or any Subsidiary of a Loan Party, on the one hand, and a Qualifying Swap Provider, on the other hand. For the avoidance of doubt, a holder of Obligations in respect of a Secured Swap Agreement shall be subject to the provisions of Sections 9.3 and 10.10.
“Secured Swap Obligations” means all obligations owing to a Qualifying Swap Provider in connection with any Secured Swap Agreement including any and all cancellations, buy backs, reversals,

14669370v7

terminations or assignments of any Secured Swap Agreement, any and all renewals, extensions and modifications of any Secured Swap Agreement and any and all substitutions for any Secured Swap Agreement, including all fees, costs, expenses and indemnities, whether primary, secondary, direct, fixed or otherwise (including any monetary obligations incurred during the pendency of any bankruptcy or insolvency proceedings, regardless of whether allowed or allowable in such bankruptcy or insolvency proceedings), in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising.
“Secured Treasury Management Agreement” means any Treasury Management Agreement between any Loan Party or any Subsidiary of a Loan Party, on the one hand, and a Qualifying Treasury Management Bank, on the other hand. For the avoidance of doubt, a holder of Obligations in respect of a Secured Treasury Management Agreement shall be subject to the provisions of Sections 9.3 and 10.10.
“Secured Treasury Management Obligations” means all obligations owing to a Qualifying Treasury Management Bank under a Secured Treasury Management Agreement, including all fees, costs, expenses and indemnities, whether primary, secondary, direct, fixed or otherwise (including any monetary obligations incurred during the pendency of any bankruptcy or insolvency proceedings, regardless of whether allowed or allowable in such bankruptcy or insolvency proceedings), in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising.
“Securities” means any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement (e.g., stock appreciation rights), options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder, as amended.
“Securitization Related Property” means Receivables and Related Assets which are sold, conveyed, contributed or transferred to a Special Purpose Subsidiary pursuant to a Securitization Transaction.
“Securitization Transaction” means any financing or factoring or similar transaction (or series of such transactions) entered by Intermediate Holdings or any of its Subsidiaries pursuant to which Intermediate Holdings or such Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or Affiliate of such Person.
“Senior Indebtedness” has the meaning set forth in Section 11.4(b).
“Senior Unsecured Indebtedness” means Indebtedness incurred pursuant to Section 8.1(o).
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Loan” means a Revolving Loan or a Term Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

14669370v7

“Solvent” or “Solvency” means, with respect to any Person on a particular date, that on such date (a) the fair value of the assets of such Person exceed its liabilities, including contingent liabilities, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person or its debts as they become absolute and matured, (c) the remaining capital of such Person is not unreasonably small to conduct its business, and (d) such Person will not have incurred debts and does not have the present intent to incur debts, beyond its ability to pay such debts as they mature. In computing the amount of contingent liabilities of any Person on any date, such liabilities shall be computed at the amount that, in the judgment of the Administrative Agent, in light of all facts and circumstances existing at such time, represents the amount of such liabilities that reasonably can be expected to become actual or matured liabilities.
“Special Purpose Subsidiary” means, with respect to any Permitted Securitization Transaction, the special purpose Subsidiary or Affiliate for such Permitted Securitization Transaction.
“Specified Event of Default” means any Event of Default pursuant to Section 9.1(a), Section 9.1(f) or Section 9.1(g).
“Specified Laws” means all Applicable Law relating to the operation of private label and other medical device product distributions, and the possession, control, warehousing, marketing, sale, lease, rental, and distribution of medical devices, including the FDCA, Current Good Manufacturing Practices (CGMP) requirements of the Quality System regulation for medical devices, as specified in Title 21, Code of Federal Regulations, Part 820 (21 C.F.R. 820), the Occupational Health and Safety Act (29 U.S.C. § 651 et seq.), any laws pertaining to the storage and disposal of biomedical and other hazardous waste, and any implementing regulations to any of the foregoing or other applicable state or federal laws. This shall include all guidelines and standards established by state government agencies for the manufacture or repair of respiratory therapy healthcare products and related Products.
“Specified Loan Party” means any Loan Party that is, at the time on which the Guaranty (or grant of security interest, as applicable) becomes effective with respect to a Swap Obligation, a corporation, partnership, proprietorship, organization, trust or other entity that would not be an “eligible contract participant” under the Commodity Exchange Act at such time but for the effect of Section 4.8.
“Springing Maturity Date” means, as of any date of determination, the earliest to occur of: (a) the date that is ninety-one (91) days prior to the stated maturity date of the 2028 Senior Notes (or, if applicable, the stated maturity date of any Permitted Senior Notes Refinancing Indebtedness relating to the 2028 Senior Notes); provided that the Springing Maturity Date shall not apply pursuant to this clause (a) if, as of the date upon which the Springing Maturity Date would otherwise occur pursuant to this clause (a), the aggregate principal amount outstanding under or in connection with the 2028 Senior Notes (or, if applicable, the aggregate principal amount outstanding under or in connection with any Permitted Senior Notes Refinancing Indebtedness relating to the 2028 Senior Notes) is less than or equal to $150,000,000; (b) the date that is ninety-one (91) days prior to the stated maturity date of the 2029 Senior Notes (or, if applicable, the stated maturity date of any Permitted Senior Notes Refinancing Indebtedness relating to the 2029 Senior Notes); provided that the Springing Maturity Date shall not apply pursuant to this clause (b) if, as of the date upon which the Springing Maturity Date would otherwise occur pursuant to this clause (b), the aggregate principal amount outstanding under or in connection with the 2029 Senior Notes (or, if applicable, the aggregate principal amount outstanding under or in connection with any Permitted Senior Notes Refinancing Indebtedness relating to the 2029 Senior Notes) is less than or equal to $150,000,000; and (c) the date that is ninety-one (91) days prior to the stated maturity date of the 2030 Senior Notes (or, if applicable, the stated maturity date of any Permitted Senior Notes Refinancing Indebtedness relating to the 2030 Senior Notes); provided that the Springing Maturity Date shall not

14669370v7

apply pursuant to this clause (c) if, as of the date upon which the Springing Maturity Date would otherwise occur pursuant to this clause (c), the aggregate principal amount outstanding under or in connection with the 2030 Senior Notes (or, if applicable, the aggregate principal amount outstanding under or in connection with any Permitted Senior Notes Refinancing Indebtedness relating to the 2030 Senior Notes) is less than or equal to $150,000,000.
“Subordination Agreement” means (a) an agreement (in form and substance satisfactory to the Administrative Agent) among any Loan Party, a subordinating creditor of such Loan Party and the Administrative Agent, on behalf of the holders of the Obligations, pursuant to which, among other things, (i) Indebtedness is subordinated to the prior payment and satisfaction of the Obligations and (ii) the subordinating creditor agrees not to require, accept or maintain any Lien(s) on any assets of the Loan Parties and their respective Subsidiaries, except as the Administrative Agent may expressly permit hereunder, and (b) any note, indenture, note purchase agreement or similar instrument or agreement, pursuant to which the Indebtedness evidenced thereby or issued thereunder is subordinated to the Obligations by the express terms of such note, indenture, note purchase agreement or similar instrument or agreement, in each case in form and substance satisfactory to the Administrative Agent.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the Voting Stock is at the time owned or controlled, directly or indirectly, by that Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date, or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise provided, “Subsidiary” and “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Intermediate Holdings.
“Successor Rate” has the meaning set forth in Section 3.1(a)(ii).
“Supported QFC” means as defined in Section 11.23.
“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

14669370v7

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans hereunder, together with its permitted successors and assigns in such capacity.
“Swing Line Loan” means a loan made by the Swing Line Lender to the Borrower pursuant to Section 2.2.
“Swing Line Rate” means the Base Rate plus the Applicable Margin applicable to Base Rate Loans.
“Swing Line Sublimit” means, at any time of determination, the lesser of (a) FORTY-FIVE MILLION DOLLARS ($45,000,000) and (b) the aggregate unused amount of Aggregate Revolving Commitments then in effect. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.
“Systems” means any device or combination thereof which contains data and Personal Information, including any physical and electronic data information storage servers and systems and in particular those that use, access, store or disclose Personal Information.
“Tax Distributions” means, for any taxable year (a) for which Intermediate Holdings is a member of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes (a “Tax Group”) of which a direct or indirect parent of Intermediate Holdings is the common parent or (b) for which Intermediate Holdings is a disregarded entity for U.S. federal income tax purposes that is disregarded as separate from a member of such Tax Group, distributions by Intermediate Holdings to allow the common parent of such Tax Group to pay the actual consolidated, combined, affiliated, unitary or similar U.S. federal, state and/or local income Tax liabilities of such Tax Group for such taxable period that are attributable to the taxable income of Intermediate Holdings and/or its relevant Subsidiaries, reduced by any portion of such income Taxes directly paid by Intermediate Holdings and/or any of its relevant Subsidiaries, in an amount not to exceed the amount of any consolidated, combined, affiliated, unitary or similar U.S. federal, state and/or local income taxes that Intermediate Holdings and/or its relevant Subsidiaries, as applicable, would have paid for such taxable period had Intermediate Holdings and/or its relevant Subsidiaries, as applicable, been a standalone corporate group.
“Tax Group” has the meaning set forth in the definition of “Tax Distributions”.

14669370v7

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” means a Term Loan A, a Delayed Draw Term Loan, or any Incremental Term Loan, as the context shall require.
“Term Loan Commitment” means a Term Loan A Commitment, a Delayed Draw Term Loan Commitment, or an Incremental Term Loan Commitment, as applicable.
“Term Loan Commitment Percentage” means, for each Lender, the Delayed Draw Term Loan Commitment Percentage of such Lender, the Term Loan A Commitment Percentage of such Lender or the commitment percentage of such Lender as determined with respect to any Class of Incremental Term Loans, as applicable.
“Term Loan A” has the meaning set forth in Section 2.1(b).
“Term Loan A Commitment” means, for each Term Loan A Lender, its obligation to make a Term Loan A to the Borrower hereunder. The Term Loan A Commitment of each Term Loan A Lender as of Closing Date is set forth on Appendix A. The aggregate principal amount of the Term Loan A Commitments of all of the Term Loan A Lenders as in effect on the Closing Date is THREE HUNDRED TWENTY-FIVE MILLION DOLLARS ($325,000,000).
“Term Loan A Commitment Percentage” means, for each Term Loan A Lender at any time, (a) prior to the funding of the Term Loans A on the Closing Date, a fraction (expressed as a percentage carried to the ninth decimal place), (i) the numerator of which is such Term Loan A Lender’s Term Loan A Commitment at such time, and (ii) the denominator of which is the aggregate Term Loan A Commitments of all Term Loan A Lenders at such time, and (b) at any time thereafter, a fraction (expressed as a percentage carried to the ninth decimal place), (i) the numerator of which is the outstanding principal amount of such Term Loan A Lender’s Term Loan A at such time, and (ii) the denominator of which is the aggregate outstanding principal amount of the Term Loans A of all Term Loan A Lenders at such time. The initial Term Loan A Commitment Percentage of each Term Loan A Lender as of the Closing Date is set forth on Appendix A.
“Term Loan A Lender” means, at any time, (a) prior to the funding of the Term Loans A on the Closing Date, any Lender that has a Term Loan A Commitment at such time, (b) thereafter, any Lender that holds a Term Loan A at such time.
“Term Loan A Maturity Date” means the earlier to occur of (a) April 10, 2031, and (b) the Springing Maturity Date; provided that, in each case, if such date is not a Business Day, the Term Loan A Maturity Date shall be the next preceding Business Day.
“Term SOFR” means: (a) for any Interest Period with respect to a SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on

14669370v7

such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; provided that if Term SOFR determined in accordance with either of the foregoing clause (a) or clause (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Replacement Date” has the meaning set forth in Section 3.1(a)(ii).
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Third Party Payor” means a Government Reimbursement Program, Blue Cross and/or Blue Shield, private insurers, managed care plans and any other Person which presently or in the future maintains Third Party Payor Programs.
“Third Party Payor Programs” means all payment and reimbursement programs sponsored by a Third Party Payor, in which a Loan Party participates.
“Ticking Fee” has the meaning set forth in Section 2.10(c).
“Ticking Fee Start Date” means May 25, 2026.
“Total Consideration” means, with respect to any Acquisition, all cash and non-cash consideration, including the amount of Indebtedness assumed by the buyer and the amount of Indebtedness evidenced by notes issued by the buyer to the seller, the maximum amount payable in connection with any deferred purchase price obligation (including any Earn-Out Obligation) and the value of any Capital Stock of any Loan Party issued to the seller in connection with such Acquisition.
“Total Credit Exposure” means, as to any Lender at any time, (a) the Outstanding Amount of the Term Loans of such Lender at such time, plus (b) the unused Revolving Commitment of such Lender at such time, plus (c) the Revolving Credit Exposure of such Lender at such time.
“Total Revolving Exposure” means, as to any Revolving Lender at any time, the unused Revolving Commitment of such Revolving Lender at such time plus the Revolving Credit Exposure of such Revolving Lender at such time.
“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all Letter of Credit Obligations.
“Trade Date” has the meaning set forth in Section 11.5(f).
“Transport and Disposal Agreement” means an agreement for the transport and disposal of hazardous wastes in accordance with all Applicable Law, as the same may be amended, supplemented, restated, modified or replaced from time to time.
“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, commercial credit cards, purchasing cards, cardless e-payable services, debit cards, stored value cards, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

14669370v7

“TRICARE” means the program administered pursuant to 10 U.S.C. Section 1071 et. seq., Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes.
“Type” means, with respect to any Revolving Loan or any Term Loan, its character as a Base Rate Loan or a SOFR Loan.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of New York (or any other applicable jurisdiction, as the context may require).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a) (16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Sections 412 and 430 of the Internal Revenue Code for the applicable plan year.
“United States” or “U.S.” means the United States of America.
“Unreimbursed Amount” has the meaning set forth in Section 2.3(d).
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Special Resolution Regimes” has the meaning set forth in Section 11.23.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.3(f).
“Voluntary Termination” has the meaning set forth in the definition of “Material Adverse Effect”.
“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness as of any date of determination, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other

14669370v7

required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” means any Person one hundred percent (100%) of whose Capital Stock is at the time owned by a Loan Party directly or indirectly through other Persons one hundred percent (100%) of whose Capital Stock is at the time owned, directly or indirectly, by such a Loan Party.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2Accounting Terms.
(a)Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Loan Parties pursuant to Section 7.1(a), Section 7.1(b) and Section 7.2(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. If at any time any change in GAAP or in the consistent application thereof would affect the computation of any financial covenant or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall object in writing to determining compliance based on such change, then the Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such financial covenant, requirement or applicable defined terms to preserve the original intent thereof in light of such change to GAAP; provided that, until so amended, such computations shall continue to be made on a basis consistent with the most recent financial statements delivered pursuant to Section 7.1(a), Section 7.1(b) and Section 7.2(b) as to which no such objection has been made. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in AdaptHealth Corp.’s audited financial statements for the Fiscal Year ending December 31, 2019 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, whether before or after the Closing Date, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(b)Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 8.8, including for purposes of determining the Applicable Margin, shall be made on a Pro Forma Basis.
(c)Notwithstanding the above, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Consolidated Group shall be deemed to be carried at 100% of the outstanding principal

14669370v7

amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(d)Notwithstanding anything contained herein to the contrary, with respect to determining the permissibility of the incurrence of any Indebtedness, the proceeds thereof shall not be counted as “unrestricted and unencumbered cash and Cash Equivalents” for purposes of calculating the Consolidated Total Leverage Ratio.
(e)Prior to the delivery of financial statements pursuant to Section 7.1(b) for the Fiscal Quarter ending March 31, 2026, any calculation or other determination to be made pursuant to this Agreement by reference to the most recent financial statements shall be calculated or determined, as applicable, by reference to the Audited Financial Statements.
Section 1.3Rules of Interpretation.
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, replaced, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, replacements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof or thereof, (iv) all references in a Loan Document to Sections, Exhibits, Appendices and Schedules shall be construed to refer to Sections of, and Exhibits, Appendices and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any references to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)The terms lease and license shall include sub-lease and sub-license.
(c)All terms not specifically defined herein or by GAAP, which terms are defined in the UCC, shall have the meanings assigned to them in the UCC of the relevant jurisdiction, with the term “instrument” being that defined under Article 9 of the UCC of such jurisdiction.
(d)Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

14669370v7

(e)To the extent that any of the representations and warranties contained in Section 6 under this Agreement or in any of the other Loan Documents is qualified by “Material Adverse Effect”, the qualifier “in any material respect” contained in Section 9.1(d) shall not apply.
(f)Whenever the phrase “to the knowledge of” or words of similar import relating to the knowledge of a Person are used herein or in any other Loan Document, such phrase shall mean and refer to the actual knowledge of the Authorized Officers of such Person.
(g)This Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Loan Parties, and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.
(h)Unless otherwise indicated, all references to a specific time shall be construed to Eastern Standard Time or Eastern Daylight Savings Time, as the case may be. Unless otherwise expressly provided herein, all references to dollar amounts and “$” shall mean Dollars.
(i)Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time (after giving effect to any permanent reduction in the stated amount of such Letter of Credit pursuant to the terms of such Letter of Credit); provided that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
(j)Any reference herein or in any other Loan Document to a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company or limited partnership, or an allocation of assets to a series of a limited liability company or limited partnership (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company or limited partnership shall constitute a separate Person hereunder and under each other Loan Document (and each division of any limited liability company or limited partnership that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
(k)It is understood and agreed that any Lien, sale, lease or other disposition of assets, Restricted Payment, Indebtedness, Investment, Affiliate transaction or prepayment of Indebtedness need not be permitted solely by reference to one category of permitted Lien, sale, lease or other disposition of assets, Restricted Payment, Indebtedness, Investment, Affiliate transaction or prepayment of Indebtedness under such applicable Section 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.9 or 8.12, respectively, but may instead be permitted in part under any combination of categories under such applicable section (it being understood that the Borrower may utilize amounts under any category that is subject to any financial ratio or test prior to amounts under any other category).

14669370v7

Section 1.4Limited Condition Acquisitions. Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (a) compliance with any basket, financial ratio or test (including any Consolidated Total Leverage Ratio or Consolidated Secured Leverage Ratio test), (b) the absence of a Default or an Event of Default, or (c) a determination as to whether the representations and warranties contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, in all respects, if already qualified by materiality), in each case, in connection with the consummation of a Limited Condition Acquisition, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (i) on the date of the execution of the definitive agreement with respect to such Limited Condition Acquisition (such date, the “LCA Test Date”), or (ii) on the date on which such Limited Condition Acquisition is consummated, in either case, after giving effect to the relevant Limited Condition Acquisition and any related incurrence of Indebtedness (other than Revolving Loans), on a Pro Forma Basis; provided that, notwithstanding the foregoing, in connection with any Limited Condition Acquisition: (A) to the extent that the Borrower has elected to test conditions on the LCA Test Date with respect to such Limited Condition Acquisition, the condition set forth in clause (e) of the first proviso to the definition of “Permitted Acquisition” shall be satisfied if (1) no Event of Default shall have occurred and be continuing as of such applicable LCA Test Date, and (2) no Specified Event of Default shall have occurred and be continuing at the time of consummation of such Limited Condition Acquisition; (B) if the proceeds of a Class of Incremental Term Loans are being used to finance such Limited Condition Acquisition, then (1) the conditions set forth in clause (F) of the proviso to Section 2.1(e)(iii) shall be required to be satisfied at the time of closing of the Limited Condition Acquisition and funding of such Incremental Term Loans but, if the lenders providing such Incremental Term Loans so agree, the representations and warranties which must be accurate at the time of closing of the Limited Condition Acquisition and funding of such Incremental Term Loans may be limited to customary “specified representations”, customary “specified acquisition agreement representations” and such other representations and warranties as may be required by the lenders providing such Incremental Term Loans, and (2) the conditions set forth in clause (B) of the proviso to Section 2.1(e)(iii) shall, if and to the extent the lenders providing such Incremental Term Loans so agree, be satisfied if (x) no Event of Default shall have occurred and be continuing as of the applicable LCA Test Date, and (y) no Specified Event of Default shall have occurred and be continuing at the time of the funding of such Incremental Term Loan in connection with the consummation of such Limited Condition Acquisition; (C) if the proceeds of any Incremental Equivalent Debt are being used to finance such Limited Condition Acquisition, to the extent that the Borrower has elected to test conditions on the LCA Test Date with respect to such Limited Condition Acquisition, then (1) the condition set forth in clause (h) of the first proviso to the definition of “Incremental Equivalent Debt” shall be required to be satisfied at the time of closing of the Limited Condition Acquisition and funding of such Incremental Equivalent Debt but the representations and warranties which must be accurate at the time of closing of the Limited Condition Acquisition and funding of such Incremental Equivalent Debt may be limited to customary “specified representations” and customary “specified acquisition agreement representations”, and (2) the condition set forth in clause (b) of the first proviso to the definition of “Incremental Equivalent Debt” shall be satisfied if (x) no Event of Default shall have occurred and be continuing as of such applicable LCA Test Date, and (y) no Specified Event of Default shall have occurred and be continuing at the time of the funding of such Incremental Equivalent Debt in connection with the consummation of such Limited Condition Acquisition; and (D) such Limited Condition Acquisition and the related Indebtedness to be incurred in connection therewith and the use of proceeds thereof shall be deemed incurred and/or applied at the LCA Test Date (until such time as the Indebtedness is actually incurred or the applicable definitive agreement is terminated without actually consummating the applicable Limited Condition Acquisition) and outstanding thereafter for purposes of determining compliance (other than in connection with the making of any Restricted Payment or any Restricted Debt Payment) with any financial ratio or test on a

14669370v7

Pro Forma Basis (including any Consolidated Total Leverage Ratio or Consolidated Secured Leverage Ratio test, or any calculation of the financial covenants set forth in Section 8.8, but not, for the avoidance of doubt, for purposes of calculating the Applicable Margin) (it being understood and agreed that for purposes of determining compliance with any financial ratio or test on a Pro Forma Basis in connection with the making of any Restricted Payment or any Restricted Debt Payment, the Borrower shall demonstrate compliance with the applicable test both after giving effect to the applicable Limited Condition Acquisition and assuming that such acquisition had not occurred; and, for purposes of determining the Applicable Margin, the Borrower’s calculation of the Consolidated Total Leverage Ratio shall be determined assuming that the acquisition has not occurred). For the avoidance of doubt, if any of such ratios or amounts for which compliance was determined or tested as of the LCA Test Date are thereafter exceeded or otherwise failed to have been complied with as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA), at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios or amounts will not be deemed to have been exceeded or failed to be complied with as a result of such fluctuations solely for purposes of determining whether the relevant Limited Condition Acquisition is permitted to be consummated or taken. Except as set forth in clause (B) in the proviso to the first sentence in this Section 1.4 in connection with the use of the proceeds of a Class of Incremental Term Loans to finance a Limited Condition Acquisition (and, in the case of such clause (B), only if and to the extent the lenders providing such Incremental Term Loans so agree as provided in such clause (B)), it is understood and agreed that this Section 1.4 shall not limit the conditions set forth in Section 5.2 with respect to any proposed Credit Extension, in connection with a Limited Condition Acquisition or otherwise.
Section 1.5Currency Equivalents.
(a)The Administrative Agent or the Alternative Currency Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Alternative Currency Issuing Bank, as applicable.
(b)Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Alternative Currency Issuing Bank, as the case may be.
Section 1.6Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein, the selection of rates, any related spread or adjustment or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any

14669370v7

of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to any Loan Party, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
Section 1.7Conforming Changes With Respect to SOFR or Term SOFR. With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
Section 1.8Cashless Exchange Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.
Section 1.9Additional Alternative Currencies. The Borrower may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is an Eligible Currency. Any such request shall be subject to the approval of the Administrative Agent and the Alternative Currency Issuing Bank. Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired L/C Credit Extension (or such other time or date as may be agreed by the Administrative Agent and the Alternative Currency Issuing Bank, in their sole discretion). The Administrative Agent shall promptly notify the Alternative Currency Issuing Bank thereof. The Alternative Currency Issuing Bank shall notify the Administrative Agent, not later than 11:00 a.m. ten (10) Business Days after receipt of such request, whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency. Any failure by the Alternative Currency Issuing Bank to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by the Alternative Currency Issuing Bank to permit Letters of Credit to be issued in such requested currency. If the Administrative Agent and the Alternative Currency Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and the Administrative Agent, the Alternative Currency Issuing Bank and the Borrower (without the consent of any other party to this Agreement) shall be permitted to amend this Agreement as is necessary to add the applicable currency as an Alternative Currency for purposes of Letters of Credit and to make such conforming changes to this Agreement as are necessary, in the reasonable opinion of the Administrative Agent and the Alternative Currency Issuing Bank, to enable Letters of Credit to be issued in such currency. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

14669370v7

Section 2.LOANS AND LETTERS OF CREDIT
Section 2.1Revolving Loans and Term Loans.
(a)Revolving Loans. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars in an aggregate amount up to but not exceeding such Revolving Lender’s Revolving Commitment; provided that after giving effect to the making of any Revolving Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the Revolving Credit Exposure of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment. Amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed without premium or penalty (subject to Section 3.1(c)) during the Revolving Commitment Period. The Revolving Loans may consist of Base Rate Loans, SOFR Loans, or a combination thereof, as the Borrower may request. Each Revolving Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.
(b)Term Loans A. Subject to the terms and conditions hereof, each Term Loan A Lender severally agrees to make a single term loan (each such term loan, a “Term Loan A”) to the Borrower in Dollars on the Closing Date in an amount equal to but not exceeding such Term Loan A Lender’s Term Loan A Commitment. The Term Loans A may consist of Base Rate Loans, SOFR Loans, or a combination thereof, as the Borrower may request. Term Loans A repaid or prepaid may not be reborrowed.
(c)Delayed Draw Term Loans. Subject to the terms and conditions hereof, each Delayed Draw Term Loan Lender severally agrees to make one or more term loans (each such term loan, a “Delayed Draw Term Loan”) to the Borrower in Dollars in up to two (2) advances on any Business Day during the Delayed Draw Term Loan Availability Period and in an aggregate amount up to but not exceeding such Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment. The Delayed Draw Term Loans may consist of Base Rate Loans, SOFR Loans, or a combination thereof, as the Borrower may request. Delayed Draw Term Loans repaid or prepaid may not be reborrowed.
(d)Mechanics for Revolving Loans and Term Loans.
(i)All Term Loans and, except pursuant to Section 2.2(b)(iii) or Section 2.3(d), all Revolving Loans, shall be, (A) in the case of SOFR Loans, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount and (B) in the case of Base Rate Loans, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.
(ii)Whenever the Borrower desires that each Appropriate Lender make a Term Loan or a Revolving Loan, the Borrower shall deliver to the Administrative Agent a fully executed Funding Notice no later than 1:00 p.m. (A) at least two (2) Business Days in advance of the proposed Credit Date in the case of a SOFR Loan and (B) on the proposed Credit Date in the case of a Base Rate Loan. Each Funding Notice shall specify (1) whether the Borrower is requesting a Borrowing of Revolving Loans, a Borrowing of Term Loans A, a Borrowing of Delayed Draw Term Loans, or a Borrowing of

14669370v7

Incremental Term Loans of the same Class, (2) the requested Credit Date of such Borrowing, which shall be a Business Day, (3) the principal amount of Loans to be borrowed, (4) the Type of Loans to be borrowed, and (5) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Funding Notice, then the applicable Loans shall be made as Base Rate Loans. If the Borrower requests a Borrowing of SOFR Loans in any such Funding Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Subject to the requirements of Section 3.1(c), any Funding Notice for any Loans that are SOFR Loans shall be irrevocable, and the Borrower shall be bound to make a borrowing in accordance therewith.
(iii)Following receipt by the Administrative Agent of a Funding Notice, notice of receipt of each Funding Notice in respect of each Borrowing of Revolving Loans or Term Loans of a particular Class, together with the amount of each Appropriate Lender’s Revolving Commitment Percentage or applicable Term Loan Commitment Percentage thereof, respectively, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each Appropriate Lender.
(iv)Each Appropriate Lender shall make its Revolving Commitment Percentage of the requested Borrowing of Revolving Loans or its applicable Term Loan Commitment Percentage of the requested Borrowing of Term Loans of a particular Class available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Funding Notice. Upon satisfaction of the applicable conditions set forth in Section 5.2 (and, if such Borrowing is the initial Credit Extension, Section 5.1), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(e)Revolver Increases; Establishment of Incremental Term Loans. The Borrower may, at any time and from time to time after the Closing Date, upon prior written notice by the Borrower to the Administrative Agent, increase the Aggregate Revolving Commitments (but not the Letter of Credit Sublimit or the Swing Line Sublimit) (any such increase in the Aggregate Revolving Commitments, a “Revolver Increase”) and/or incur a Class of additional term loans under this Agreement (which may be structured as additional term loans under any then-existing Class of Term Loans and/or a separate Class of term loans under this Agreement) (any such additional term loan, an “Incremental Term Loan”), in each case, subject to the following:
(i)The aggregate original amount of all Revolving Commitments established in connection with all Revolver Increases on or after the Closing Date, plus the aggregate original principal amount of all Incremental Term Loans established on or after the Closing Date, plus the aggregate original principal amount of all Incremental Equivalent Debt established on or after the Closing Date, shall not exceed, as of any date of determination, the Incremental Amount as of such date.
(ii)Each Revolver Increase shall be established with additional Revolving Commitments from any existing Revolving Lender and/or new Revolving Commitments from any other Person, in each case, selected by the Borrower and reasonably acceptable

14669370v7

to the Administrative Agent, each Issuing Bank and the Swing Line Lender (in each case, such consent not to be unreasonably withheld or delayed); provided that:
(A)any such Revolver Increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof (or such other minimum amount and integral multiples thereof as may be agreed by the Administrative Agent in its sole discretion);
(B)no Event of Default shall exist before and immediately after giving effect to any such Revolver Increase;
(C)after giving effect to the incurrence of any such Revolver Increase on a Pro Forma Basis (and assuming for such purpose that such Revolver Increase is fully drawn), the Loan Parties would be in compliance with the financial covenants set forth in Section 8.8, recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been (or were required to have been) delivered pursuant to Section 7.1(a) or Section 7.1(b), as applicable;
(D)no existing Lender shall be under any obligation to increase its Revolving Commitment (or provide a Revolving Commitment, as applicable) in connection with any such Revolver Increase, and any such decision whether to increase its Revolving Commitment (or provide a Revolving Commitment, as applicable) in connection with any such Revolver Increase shall be in such Lender’s sole and absolute discretion;
(E)any Person providing a Revolving Commitment in connection with any such Revolver Increase shall execute and deliver such joinder documentation, such commitment documentation, and such other documentation, in each case, as the Administrative Agent shall reasonably require;
(F)immediately prior to or after giving effect to the establishment of any such Revolver Increase, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (or, in all respects, if already qualified by materiality) on and as of the date of the effectiveness of such Revolver Increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in all respects, if already qualified by materiality) as of such earlier date;
(G)in connection with the effectiveness of any such Revolver Increase, the Administrative Agent shall have received (1) a certificate of an Authorized Officer of the Borrower certifying (x) compliance with the Incremental Amount (which certification shall include, in the case of incurrence of such Revolver Increase in reliance on the Leverage-Based Prong, reasonably detailed calculations demonstrating such compliance), (y) that before and after giving effect to such Revolver Increase, the conditions set forth in clauses (B) and (F) above have been satisfied, and (z) that the condition set forth in clause (C) above has been satisfied (which certification shall include reasonably

14669370v7

detailed calculations to demonstrate satisfaction of such condition), (2) a certificate of each Loan Party attaching the resolutions adopted by such Loan Party approving such Revolver Increase, and (3) if requested by the Administrative Agent, an opinion or opinions of counsel for the Loan Parties, dated as of the date of effectiveness of such Revolver Increase and addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent; and
(H)the Revolving Commitments established in connection with any such Revolver Increase shall have terms identical to those for other Revolving Commitments under this Agreement existing as of the effective date of such Revolver Increase, except for fees payable to the Lenders providing such Revolving Commitments in connection with such Revolver Increase.
The Borrower shall be permitted to draw on the Revolving Commitments established in connection with any Revolver Increase on a non-ratable basis in order to prepay any Revolving Loans owing under this Agreement on the date of effectiveness of such Revolver Increase to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Revolving Commitments arising from any non-ratable increase in the Revolving Commitments in connection with such Revolver Increase.
(iii)Each Class of Incremental Term Loans shall be established with Incremental Term Loan Commitments from one or more existing Lenders and/or one or more other Persons, in each case, selected by the Borrower (other than the Borrower, any Affiliate of the Borrower, or any Subsidiary) and reasonably acceptable to the Administrative Agent; provided that:
(A)any such Class of Incremental Term Loans shall be in a minimum principal amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof (or such other minimum amount and integral multiples thereof as may be agreed by the Administrative Agent in its sole discretion);
(B)no Event of Default shall exist before and immediately after giving effect to any such Incremental Term Loans;
(C)after giving effect to the incurrence of any such Incremental Term Loans on a Pro Forma Basis (and assuming for such purpose that such Incremental Term Loans fully drawn on the date of establishment thereof), the Loan Parties would be in compliance with the financial covenants set forth in Section 8.8, recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been (or were required to have been) delivered pursuant to Section 7.1(a) or Section 7.1(b), as applicable;
(D)no existing Lender shall be under any obligation to provide an Incremental Term Loan Commitment in connection with the establishment of any Class of Incremental Term Loans (including in connection with any Incremental Term Loans structured as an increase to a then-existing Class of Term Loans) and any such decision whether to provide an Incremental Term Loan Commitment shall be in such Lender’s sole and absolute discretion;

14669370v7

(E)any Person providing any Incremental Term Loan Commitment shall execute and deliver such joinder documentation, such commitment documentation, and such other documentation, in each case, as the Administrative Agent shall reasonably require;
(F)immediately prior to or after giving effect to the establishment of any Incremental Term Loans, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (or, in all respects, if already qualified by materiality) on and as of the date of the effectiveness of such Incremental Term Loans, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in all respects, if already qualified by materiality) as of such earlier date;
(G)in connection with the establishment of any Incremental Term Loans, the Administrative Agent shall have received (1) a certificate of an Authorized Officer of the Borrower certifying (x) compliance with the Incremental Amount (which certification shall include, in the case of incurrence of Incremental Term Loans in reliance on the Leverage-Based Prong, reasonably detailed calculations demonstrating such compliance), (y) that before and after giving effect to such Incremental Term Loans, the conditions set forth in clauses (B) and (F) above have been satisfied, and (z) that the condition set forth in clause (C) above has been satisfied (which certification shall include reasonably detailed calculations to demonstrate satisfaction of such condition), (2) a certificate of each Loan Party attaching the resolutions adopted by such Loan Party approving such Incremental Term Loans, and (3) if requested by the Administrative Agent, an opinion or opinions of counsel for the Loan Parties, dated as of the date of establishment of such Incremental Term Loans and addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;
(H)the Applicable Margin with respect to any Class of Incremental Term Loans shall be as set forth in the documentation executed by the Borrower in connection therewith;
(I)the maturity date for any Class of Incremental Term Loans shall be as set forth in the documentation executed by the Borrower in connection therewith; provided that such date shall be no earlier than the then-Latest Maturity Date;
(J)the scheduled principal amortization payments under any Class of Incremental Term Loans shall be as set forth in the documentation executed by the Borrower in connection therewith; provided that the Weighted Average Life to Maturity of the Incremental Term Loans under such Class shall not be shorter than the then-remaining Weighted Average Life to Maturity of any other then-existing Class of Term Loans; and
(K)except as otherwise set forth in this Section 2.1(e)(iii), to the extent the terms and conditions of any such Class of Incremental Term Loans are not consistent with the terms and conditions of a then-existing Class of

14669370v7

Term Loans, such Incremental Term Loans shall be on terms and conditions reasonably satisfactory to the Administrative Agent; provided that, it is understood and agreed that the following shall be reasonably satisfactory to the Administrative Agent: (1) the structuring of such Class of Incremental Term Loans as a “delayed draw” term loan facility; (2) covenants or other provisions applicable only to periods after the then-Latest Maturity Date; (3) to the extent required by the Lenders providing such Incremental Term Loans, covenants or other provisions that are not set forth in the Loan Documents at the time of establishment of such Incremental Term Loans, so long as such covenants or other provisions are added to the Loan Documents for the benefit of the Administrative Agent and the Lenders at the time of establishment of such Incremental Term Loans; and (4) to the extent required by the Lenders providing such Incremental Term Loans, customary call protection, customary “most favored nation” protection, customary borrower buy-back provisions, customary amend-and-extend provisions, amendment provisions permitting customary “repricing” transactions, provisions permitting customary refinancing facilities, and mandatory prepayments (provided that to the extent any mandatory prepayment is required in connection with the establishment of any Incremental Term Loans, such mandatory prepayment shall be applied ratably to any other then-existing Class of Term Loans (unless Lenders under such other Class of then-existing Term Loans has otherwise agreed)).
(iv)This Agreement and the other Loan Documents shall be amended (or amended and restated) (and the Lenders hereby authorize the Administrative Agent to enter into any such amendments or amendments and restatements) to give effect to any Revolver Increase and/or Class of Incremental Term Loans established pursuant to this Section 2.1(e) pursuant to documentation executed by the Persons providing Commitments with respect to such Revolver Increase and/or Class of Incremental Term Loans, the Administrative Agent, the Loan Parties and, in the case of a Revolver Increase, each Issuing Bank and the Swing Line Lender, without the consent of any other Person (including any existing Lender). Any such amendments (or amendments and restatements) may include amendments (A) to reflect the existence and terms of any such Revolver Increase and/or any such Class of Incremental Term Loans, (B) to make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of any such Revolver Increase and/or any such Class of Incremental Term Loans, including adding provisions to permit the sharing in the benefits of this Agreement and the other Loan Documents (including to permit the sharing in any mandatory prepayments required hereunder) and to include the Persons providing Commitments therefor in the definitions of “Required Lenders”, “Required Revolving Lenders”, “Required Class Lenders” or any other similar voting provisions, as applicable, (C) notwithstanding any other provisions of this Agreement or any other Loan Documents to the contrary, if applicable, to permit the loans and/or commitments under any such Revolver Increase and/or any such Class of Incremental Term Loans to be “fungible” (including for purposes of the Internal Revenue Code) with any other then-existing Loans and/or Commitments under this Agreement, and (D) to effect such other amendments to the this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of any such Revolver Increase and/or any such Class of Incremental Term Loans.

14669370v7

Section 2.2Swing Line Loans.
(a)Swing Line Loans Commitment. During the Revolving Commitment Period, subject to the terms and conditions hereof (and any Autoborrow Agreement then in effect), the Swing Line Lender may, in its sole discretion (and subject to the terms of any Autoborrow Agreement), make Swing Line Loans to the Borrower in Dollars and in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided that after giving effect to the making of any Swing Line Loan, in no event shall (i) the Total Revolving Outstandings exceed the Aggregate Revolving Commitments and (ii) the Revolving Credit Exposure of any Revolving Lender exceed such Revolving Lender’s Revolving Commitment. Amounts borrowed pursuant to this Section 2.2 may be repaid and reborrowed during the Revolving Commitment Period; provided that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Each Swing Line Loan shall bear interest only at the Swing Line Rate; provided that, if an Autoborrow Agreement is in effect, the Swing Line Lender may, at its discretion, provide for an alternate rate of interest on Swing Line Loans under such Autoborrow Agreement with respect to any Swing Line Loans for which the Swing Line Lender has not requested that the Revolving Lenders fund Revolving Loans to refinance, or to purchase and fund risk participations in, such Swing Line Loans pursuant to Section 2.2(b). The Swing Line Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Commitments shall be paid in full no later than such date.
(b)Borrowing Mechanics for Swing Line Loans.
(i)Subject to clause (vii) below, whenever the Borrower desires that the Swing Line Lender make a Swing Line Loan, the Borrower shall deliver to the Administrative Agent and the Swing Line Lender a Funding Notice no later than 1:00 p.m. on the proposed Credit Date. Each such Funding Notice shall specify (A) the amount to be borrowed, which shall be a minimum of $100,000, and (B) the requested Credit Date, which shall be a Business Day.
(ii)Promptly after receipt by the Swing Line Lender of any Funding Notice for any Borrowing of Swing Line Loans, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Funding Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the Credit Date for the proposed Swing Line Loan (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in Section 2.2(a) or (B) that one or more of the applicable conditions specified in Section 5 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in Same Day Funds.
(iii)With respect to any Swing Line Loans which have not been voluntarily prepaid by the Borrower pursuant to Section 2.11, the Swing Line Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the Borrower), no later than 1:00 p.m. on the day of the proposed Credit Date, a notice

14669370v7

(which shall be deemed to be a Funding Notice given by the Borrower) requesting that each Revolving Lender make a Revolving Loan that is a Base Rate Loan to the Borrower on such Credit Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which the Swing Line Lender requests Revolving Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (A) the proceeds of such Revolving Loans made by the Revolving Lenders other than the Swing Line Lender shall be immediately delivered by the Administrative Agent to the Swing Line Lender (and not to the Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (B) on the day such Revolving Loans are made, the Swing Line Lender’s Revolving Commitment Percentage of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender to the Borrower, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due hereunder but shall instead constitute part of the Swing Line Lender’s outstanding Revolving Loans to the Borrower. The Borrower hereby authorizes the Administrative Agent and the Swing Line Lender to charge the Borrower’s accounts with the Administrative Agent and the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by the Revolving Lenders, including the Revolving Loans deemed to be made by the Swing Line Lender, are insufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of the Borrower from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by Section 2.14.
(iv)If for any reason Revolving Loans are not made pursuant to Section 2.2(b)(iii) in an amount sufficient to repay any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by the Swing Line Lender, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Revolving Commitment Percentage of the applicable unpaid amount together with accrued interest thereon; provided that any such participation purchased by a Revolving Lender shall be limited to an amount that would not cause the Revolving Credit Exposure of such Revolving Lender (after giving effect to such participation) to exceed such Revolving Lender’s Revolving Commitment. On the Business Day that notice is provided by the Swing Line Lender (or by the 11:00 a.m. on the following Business Day if such notice is provided after 2:00 p.m.), each Revolving Lender shall deliver to the Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in Same Day Funds at the office of the Swing Line Lender. In order to evidence such participation, each Revolving Lender agrees to enter into a participation agreement at the request of the Swing Line Lender in form and substance reasonably satisfactory to the Swing Line Lender. In the event any Revolving Lender fails to make available to the Swing Line Lender the amount of such Revolving Lender’s participation as provided in this paragraph, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon for three (3) Business Days at the rate customarily used by

14669370v7

the Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.
(v)Notwithstanding anything contained herein to the contrary: (A) each Revolving Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to clause (iii) above and each Revolving Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to clause (iv) above shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, any Loan Party or any other Person for any reason whatsoever, (2) the occurrence or continuation of a Default or Event of Default, (3) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party, (4) any breach of this Agreement or any other Loan Document by any party thereto or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the condition that the Swing Line Lender had not received prior notice from the Borrower or the Required Revolving Lenders that any of the conditions under Section 5.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans were not satisfied at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (B) the Swing Line Lender shall not be obligated to make any Swing Line Loans (1) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default, (2) if it does not in good faith believe that all conditions under Section 5.2 to the making of such Swing Line Loan have been satisfied or waived by the Required Lenders or (3) at a time when a Defaulting Lender that is a Revolving Lender exists, unless the Swing Line Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swing Line Lender’s risk with respect to such Defaulting Lender’s participation in such Swing Line Loan, including by Cash Collateralizing such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Swing Line Loans in a manner reasonably satisfactory to the Swing Line Lender and the Administrative Agent.
(vi)The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.2 to refinance such Revolving Lender’s Revolving Commitment Percentage of any Swing Line Loan, interest in respect of such Revolving Commitment Percentage shall be solely for the account of the Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
(vii)In order to facilitate the borrowing of Swing Line Loans, the Borrower and the Swing Line Lender may mutually agree to, and are hereby authorized to, enter into an autoborrow agreement, in form and substance satisfactory to the Administrative Agent and the Swing Line Lender (each, an “Autoborrow Agreement”), providing for the automatic advance by the Swing Line Lender of Swing Line Loans under the conditions set forth in such Autoborrow Agreement, which shall be in addition to the conditions set forth herein. At any time an Autoborrow Agreement is in effect, the requirements for Swing Line Loans set forth in this Section 2.2 shall not apply, and all Swing Line Loans shall be made in accordance with such Autoborrow Agreement; provided that any

14669370v7

automatic advance made by Bank of America in reliance of an Autoborrow Agreement shall be deemed a Swing Line Loan as of the time such automatic advance is made notwithstanding any provision in such Autoborrow Agreement to the contrary. For purposes of determining the Total Revolving Outstandings at any time during which an Autoborrow Agreement is in effect (other than for purposes of calculating the Commitment Fee), the Outstanding Amount of all Swing Line Loans shall be deemed to be the amount of the Swing Line Sublimit. For purposes of any advance of a Swing Line Loan pursuant to an Autoborrow Agreement, all references to Bank of America in any Autoborrow Agreement shall be deemed to be a reference to Bank of America, in its capacity as the Swing Line Lender hereunder.
Section 2.3Issuances of Letters of Credit and Purchase of Participations Therein.
(a)Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Issuing Bank agrees, in reliance on the agreements of the Revolving Lenders set forth in this Section 2.3, to issue Letters of Credit for the account of the Borrower or any of its Subsidiaries in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided that (i) each Letter of Credit shall be denominated in Dollars or in one or more Alternative Currencies, (ii) the stated amount of each Letter of Credit shall not be less than $500,000 (or such lesser amount as is acceptable to the applicable Issuing Bank), (iii) after giving effect to such issuance, in no event shall (A) the Total Revolving Outstandings exceed the Aggregate Revolving Commitments, (B) the Revolving Credit Exposure of any Revolving Lender exceed such Revolving Lender’s Revolving Commitment, (C) the Outstanding Amount of Letter of Credit Obligations exceed the Letter of Credit Sublimit or (D) the Outstanding Amount of Letter of Credit Obligations of any Issuing Bank exceed such Issuing Bank’s L/C Commitment (unless otherwise agreed in the sole discretion of such Issuing Bank) and (iv) in no event shall any standby Letter of Credit have an expiration date later than the earlier of (A) seven (7) days prior to the Revolving Commitment Termination Date, and (B) the date which is one (1) year from the date of issuance of such standby Letter of Credit. Subject to the foregoing (other than clause (iv)), an Issuing Bank may agree that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one (1) year each, unless such Issuing Bank elects not to extend for any such additional period; provided that no Issuing Bank shall extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time such Issuing Bank must elect to allow such extension; provided, further, that, in the event that any Revolving Lender is at such time a Defaulting Lender, unless the applicable Issuing Bank has entered into arrangements satisfactory to such Issuing Bank (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate such Issuing Bank’s Fronting Exposure with respect to such Revolving Lender (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender), including by Cash Collateralizing such Defaulting Lender’s Revolving Commitment Percentage of the Outstanding Amount of the Letter of Credit Obligations in a manner reasonably satisfactory to the Administrative Agent, such Issuing Bank shall not be obligated to issue or extend any Letter of Credit hereunder. Each Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary. No Issuing Bank shall be under any obligation to issue any Letter of Credit if (1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the

14669370v7

force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it or (2) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally. No Issuing Bank shall be under any obligation to amend any Letter of Credit if (x) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or (y) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable Issuing Bank. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and deemed to be Letter of Credit Obligations, and from and after the Closing Date, shall be subject to and governed by the terms and conditions hereto.
(b)Notice of Issuance, etc. Whenever the Borrower desires the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver to the Administrative Agent and the Issuing Bank selected by it an Issuance Notice no later than 1:00 p.m. at least three (3) Business Days (or such shorter period as may be agreed to by the Administrative Agent and the applicable Issuing Bank in any particular instance) in advance of the proposed date of issuance or amendment, as applicable, requesting the issuance of a Letter of Credit (or identifying the Letter of Credit to be amended, extended, reinstated or renewed, as applicable) and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with the provisions of this Section 2.3), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a reimbursement agreement on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. Upon satisfaction or waiver of the conditions set forth in Section 5.2, the applicable Issuing Bank shall issue (or amend, extend, reinstate or renew, as applicable) the requested Letter of Credit only in accordance with such Issuing Bank’s standard operating procedures (including the delivery by the Borrower of such executed documents and information pertaining to such requested Letter of Credit, including any Issuer Documents, as the applicable Issuing Bank or the Administrative Agent may require). Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, the applicable Issuing Bank shall promptly notify the Administrative Agent of such issuance or amendment, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of each Revolving Lender’s respective participation in such Letter of Credit pursuant to Section 2.3(e).
(c)Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether

14669370v7

they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between the Borrower and the applicable Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, no Issuing Bank shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance, amendment or other modification of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of any Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith in the absence of gross negligence (as determined by a court of competent jurisdiction in a final and non-appealable order), shall not give rise to any liability on the part of any Issuing Bank to any Loan Party. Notwithstanding anything to the contrary contained in this Section 2.3(c), the Borrower shall retain any and all rights it may have against each Issuing Bank for any liability arising out of the gross negligence or willful misconduct of such Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order.
(d)Reimbursement by the Borrower of Amounts Drawn or Paid Under Letters of Credit. In the event an Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify the Borrower and the Administrative Agent, and the Borrower shall reimburse such Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Same Day Funds equal to the amount of such honored drawing. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the applicable Issuing Bank in such Alternative Currency, unless such Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable Issuing Bank shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by an Issuing Bank under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by an Issuing Bank under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrower shall reimburse the applicable Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (i) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section and (ii) the Dollar amount paid by the Borrower, whether on or after the Honor Date,

14669370v7

shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Borrower agrees, as a separate and independent obligation, to indemnify the applicable Issuing Bank for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Borrower fails to so reimburse the applicable Issuing Bank by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Revolving Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1(d)(i) for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.2 (other than the delivery of a Funding Notice). Nothing in this Section 2.3(d) shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and the Borrower shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.3(d).
(e)Revolving Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender’s Revolving Commitment Percentage of the Dollar Equivalent amount of the maximum amount which is or at any time may become available to be drawn thereunder; provided that any such participation purchased by a Revolving Lender shall be limited to an amount that would not cause the Revolving Credit Exposure of such Revolving Lender (after giving effect to such participation) to exceed such Revolving Lender’s Revolving Commitment. In the event that the Borrower shall fail for any reason to reimburse the applicable Issuing Bank as provided in Section 2.3(d), the applicable Issuing Bank shall promptly notify each Revolving Lender of the Dollar Equivalent amount of the Unreimbursed Amount of such honored drawing and of such Revolving Lender’s respective participation therein based on such Revolving Lender’s Revolving Commitment Percentage. Each Revolving Lender shall make available to the applicable Issuing Bank an amount equal to its respective participation, in Dollars and in Same Day Funds, at the office of such Issuing Bank specified in such notice, not later than 12:00 p.m. on the first Business Day (under the laws of the jurisdiction in which such office of such Issuing Bank is located) after the date notified by such Issuing Bank. In the event that any Revolving Lender fails to make available to the applicable Issuing Bank on such Business Day the amount of such Revolving Lender’s participation in such Letter of Credit as provided in this Section 2.3(e), the applicable Issuing Bank shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon for three (3) Business Days at the rate customarily used by such Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.3(e) shall be deemed to prejudice the right of any Revolving Lender to recover from the applicable Issuing Bank any amounts made available by such Revolving Lender to such Issuing Bank pursuant to this Section in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable

14669370v7

order. In the event an Issuing Bank shall have been reimbursed by other Revolving Lenders pursuant to this Section 2.3(e) for all or any portion of any drawing honored by such Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Revolving Lender which has paid all amounts payable by it under this Section 2.3(e) with respect to such honored drawing such Revolving Lender’s Revolving Commitment Percentage of all payments subsequently received by such Issuing Bank from the Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth in its Administrative Questionnaire or at such other address as such Lender may request.
(f)Obligations Absolute. The obligation of the Borrower to reimburse the applicable Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by the Revolving Lenders pursuant to Section 2.3(d) and the obligations of the Revolving Lenders under Section 2.3(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense (other than that such drawing has been repaid) or other right which the Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Bank, a Lender or any other Person or, in the case of a Lender, against the Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by an Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, or financial condition of the Consolidated Group; (vi) any breach hereof or any other Loan Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; or (ix) any adverse change in the relevant exchange rates or in the availability of any Alternative Currency or in the relevant currency markets generally; provided that, in each case, that payment by the applicable Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of the Issuing Bank under the circumstances in question, as determined by a court of competent jurisdiction in a final, non-appealable order.
(g)Indemnification. Without duplication of any obligation of the Loan Parties under Section 11.2, in addition to amounts payable as provided herein, each of the Loan Parties hereby agrees, on a joint and several basis, to protect, indemnify, pay and save harmless each Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable out-of-pocket fees, expenses and disbursements of counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance, amendment or other modification of any Letter of Credit by such Issuing Bank, other than as a result of (A) the gross negligence or willful misconduct of such Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order, or (B) the wrongful dishonor by such Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act other than as a result of the gross negligence

14669370v7

or willful misconduct of such Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order.
(h)Applicability of ISP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and no Issuing Bank’s rights and remedies against the Borrower shall be impaired by, any action or inaction of any Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where any Issuing Bank or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(i)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of the Borrower. The Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries of the Borrower inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(j)Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.3, provide the Administrative Agent a Letter of Credit Report, as set forth below:
(i)reasonably prior to the time that such Issuing Bank issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);
(ii)on each Business Day on which such Issuing Bank makes a payment pursuant to a Letter of Credit, the date and amount of such payment;
(iii)on any Business Day on which any Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such payment;
(iv)on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank; and

14669370v7

(v)for so long as any Letter of Credit issued by such Issuing Bank is outstanding, such Issuing Bank shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an issuance or extension, or increase in the amount, of any Letter of Credit occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Bank.
(k)Additional Issuing Banks. Any Lender hereunder may become an Issuing Bank upon receipt by the Administrative Agent of a fully executed Notice of Additional Issuing Bank which shall be signed by the Borrower, the Administrative Agent and each Issuing Bank. Such new Issuing Bank shall provide its L/C Commitment in such Notice of Additional Issuing Bank and upon the receipt by the Administrative Agent of the fully executed Notice of Additional Issuing Bank, the defined term L/C Commitment shall be deemed amended to incorporate the L/C Commitment of such new Issuing Bank.
(l)Resignation of Issuing Bank. Any Issuing Bank may resign at any time by written agreement between the Borrower, the Administrative Agent, and the resigning Issuing Bank. The Administrative Agent shall notify the Lenders of any such resignation of an Issuing Bank. After the resignation of an Issuing Bank hereunder, the resigning Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase any existing Letter of Credit.
(m)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
Section 2.4Obligations of Lenders Several; Availability of Funds; Failure to Satisfy Conditions Precedent; Funding Source; Insufficient Funds.
(a)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans of any Class and Revolving Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.2(c) are several and not joint. The failure of any Lender to make any Term Loan or any Revolving Loan, to fund any such participation or to make any payment under Section 11.2(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan or Revolving Loan, to purchase its participation or to make its payment under Section 11.2(c).
(b)Availability of Funds.
(i)Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of any Borrowing of Base Rate Loans, prior to 2:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1(d)(iv) or, in the case of a Borrowing of Base Rate Loans, that such

14669370v7

Lender has made such share available in accordance with and at the time required by Section 2.1(d)(iv) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent promptly on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans, plus, in either case, any administrative, processing or similar fees customarily charged by the Administrative Agent in connection therewith. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or each applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent promptly on demand the amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Notices given by the Administrative Agent under this subsection (b) shall be conclusive absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 5 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

14669370v7

(d)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(e)Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Letter of Credit Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and Letter of Credit Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Letter of Credit Borrowings then due to such parties.
Section 2.5Evidence of Debt; Lenders’ Books and Records.
(a)Lenders’ Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.5(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)Lenders’ Books and Records. In addition to the accounts and records referred to in Section 2.5(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
Section 2.6Scheduled Principal Payments.
(a)Revolving Loans. The Borrower shall repay to the Revolving Lenders on the Revolving Commitment Termination Date the aggregate principal amount of all Revolving Loans outstanding on such date.
(b)Swing Line Loans. At any time an Autoborrow Agreement is in effect, the Swing Line Loans shall be repaid in accordance with the terms of such Autoborrow Agreement. At any time an Autoborrow Agreement is not in effect, the Borrower shall repay each Swing Line Loan on the earliest to occur of (i) the date of demand by the Swing Line Lender, (ii) the date that

14669370v7

is ten (10) Business Days after such Swing Line Loan is made and (iii) the Revolving Commitment Termination Date.
(c)Term Loans A. The Borrower shall repay to the Term Loan A Lenders the aggregate principal amount of all Term Loans A in installments on the last Business Day of each March, June, September and December (commencing on the last Business Day of September 2026) and on the Term Loan A Maturity Date, in each case, in the respective amounts set forth in the table below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.12), unless accelerated sooner pursuant to Section 9:

Payment Dates (Last Business Day of Such Month)	Principal Repayment Installments
September 2026	$2,031,250.00
December 2026	$2,031,250.00
March 2027	$2,031,250.00
June 2027	$2,031,250.00
September 2027	$2,031,250.00
December 2027	$2,031,250.00
March 2028	$2,031,250.00
June 2028	$2,031,250.00
September 2028	$4,062,500.00
December 2028	$4,062,500.00
March 2029	$4,062,500.00
June 2029	$4,062,500.00
September 2029	$4,062,500.00
December 2029	$4,062,500.00
March 2030	$4,062,500.00
June 2030	$4,062,500.00
September 2030	$4,062,500.00
December 2030	$4,062,500.00
March 2031	$4,062,500.00
Term Loan A Maturity Date	Outstanding Principal Balance of Term Loans A
(d)provided that the final principal repayment installment of the Term Loans A shall be repaid on the Term Loan A Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans A outstanding on such date.
(e)Delayed Draw Term Loans. The Borrower shall repay to the Delayed Draw Term Loan Lenders the aggregate principal amount of all Delayed Draw Term Loans in installments on the last Business Day of each March, June, September and December (commencing on the last Business Day of (x) the first full Fiscal Quarter ending after the First Funding Date with respect to Delayed Draw Term Loans advanced on the First Funding Date and (y) the first full Fiscal Quarter ending after the Second Funding Date with respect to Delayed Draw Term Loans advanced on the Second Funding Date) and on the Delayed Draw Term Loan Maturity Date, in each case, in the respective amounts set forth in the applicable column in the

14669370v7

table below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.12), unless accelerated sooner pursuant to Section 9:

Payment Dates (Last Business Day of Such Fiscal Quarter commencing with the First Full Fiscal Quarter ending after the Funding Date with respect thereto)	Principal Repayment Installments (expressed as a % of initial aggregate Outstanding Amount of Delayed Draw Term Loans funded on the First Funding Date)	Principal Repayment Installments (expressed as a % of initial aggregate Outstanding Amount of Delayed Draw Term Loans funded on the Second Funding Date)
First 8 Full Fiscal Quarters after such Funding Date	0.625%	0.625%
9th Full Fiscal Quarter after such Funding Date, and each Fiscal Quarter ending thereafter	1.250%	1.250%
Delayed Draw Term Loan Maturity Date	Outstanding Principal Balance of Delayed Draw Term Loans funded on the First Funding Date	Outstanding Principal Balance of Delayed Draw Term Loans funded on the Second Funding Date
(f)provided that the final principal repayment installment of the Delayed Draw Term Loans shall be repaid on the Delayed Draw Term Loan Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Delayed Draw Term Loans outstanding on such date.
(g)Incremental Term Loans. The Borrower shall repay to the Appropriate Lenders the aggregate principal amount of any Class of Incremental Term Loans established pursuant to Section 2.1(e)(iii) on the dates and in the amounts set forth in the documents executed and delivered by the Borrower pursuant to which such Class of Incremental Term Loans is established.
Section 2.7Interest on Loans; Computation of Interest and Fees; Certain Payments to Issuing Banks.
(a)Subject to Section 2.9, (i) each SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Margin, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Swing Line Rate (or, if an Autoborrow Agreement is in effect, at a rate per annum provided by the Swing Line Lender in connection with such Autoborrow Agreement).
(b)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

14669370v7

(c)All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Except as otherwise provided in Section 2.7(f) (solely with respect to interest payable pursuant to clause (i) of Section 2.7(e)), all other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.4(b)(i), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(d)If, as a result of any restatement of or other adjustment to the financial statements of AdaptHealth Corp. or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent, for the account of the applicable Lenders and the applicable Issuing Banks, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code or other Debtor Relief Law, automatically and without further action by the Administrative Agent, any Lender or any Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This subsection (d) shall not limit the rights of the Administrative Agent, any Lender or any Issuing Bank, as the case may be, under any other provision of this Agreement. The Borrower’s obligations under this paragraph shall survive the Facility Termination Date.
(e)The Borrower agrees to pay to the applicable Issuing Bank, with respect to drawings honored under any Letter of Credit issued by such Issuing Bank, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is the lesser of (y) two percent (2%) per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (z) the Highest Lawful Rate.
(f)Interest payable pursuant to clause (i) of Section 2.7(e) shall be computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, for the actual number of days elapsed in the period during which it accrues (and otherwise shall be subject to the provisions of Section 2.7(c)), and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by the applicable Issuing Bank of any payment of interest pursuant to Section 2.7(e), such Issuing Bank shall distribute to each Revolving Lender, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving

14669370v7

Loans), the amount that such Revolving Lender would have been entitled to receive in respect of the Letter of Credit Fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event the applicable Issuing Bank shall have been reimbursed by the Revolving Lenders for all or any portion of such honored drawing, such Issuing Bank shall distribute to each Revolving Lender which has paid all amounts payable by it under Section 2.3(e) with respect to such honored drawing such Revolving Lender’s Revolving Commitment Percentage of any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by the Revolving Lenders for the period from the date on which such Issuing Bank was so reimbursed by the Revolving Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrower.
Section 2.8Conversion/Continuation.
(a)So long as no Default or Event of Default shall have occurred and then be continuing or would result therefrom, the Borrower shall have the option:
(i)to convert at any time all or any part of any Borrowing of Revolving Loans or Term Loans of the same Class (in minimum amounts and multiples thereof for the applicable Type of Loan as are specified in Section 2.1(d)(i)) from one Type of Loan to the another Type of Loan; provided that a SOFR Loan may only be converted to a Base Rate Loan on the expiration of the Interest Period applicable to such SOFR Loan unless the Borrower shall pay all amounts due under Section 3.1(c) in connection with any such conversion; or
(ii)upon the expiration of any Interest Period applicable to any SOFR Loan, to continue all or any portion of such Loan as a SOFR Loan.
(b)To convert or continue any Loan in accordance with Section 2.8(a), the Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 1:00 p.m. two (2) Business Days prior to the proposed Conversion/Continuation Date. Each Conversion/Continuation Notice shall specify (i) whether the Borrower is requesting conversion of Revolving Loans or Term Loans of a particular Class from one Type to the other Type, or a continuation of SOFR Loans, (ii) the requested Conversion/Continuation Date, which shall be a Business Day, (iii) the principal amount of the Loans to be converted or continued, (iv) the Type of Loans to which existing Revolving Loans or Term Loans of a particular Class are to be converted, if applicable and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Conversion/Continuation Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans or the applicable Term Loans of a particular Class shall be converted to Base Rate Loans (with any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans). If the Borrower requests a conversion to, or continuation of, SOFR Loans in any such Conversion/Continuation Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a SOFR Loan. Subject to the requirements of Section 3.1(c), a Conversion/Continuation Notice for conversion to, or continuation of, any SOFR Loans shall be irrevocable, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith.

14669370v7

(c)Following receipt by the Administrative Agent of a Conversion/Continuation Notice, notice of receipt of each Conversion/Continuation Notice, together with the amount of each Appropriate Lender’s Revolving Commitment Percentage or applicable Term Loan Commitment Percentage thereof, respectively, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each Appropriate Lender.
Section 2.9Default Rate of Interest.
(a)If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(b)If any amount (other than principal of any Loan) payable by any Loan Party under any Loan Document is not paid when due (after the expiration of any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(c)During the continuance of an Event of Default under Section 9.1(f) or Section 9.1(g), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(d)During the continuance of an Event of Default (other than an Event of Default under Section 9.1(f) or Section 9.1(g), or as otherwise set forth in clause (a) or clause (b) above), the Borrower shall, during the continuation of such Event of Default, following written notice of the Required Lenders, pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(e)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(f)In the case of any SOFR Loan, upon the expiration of the Interest Period in effect at the time the Default Rate of interest is effective, each such SOFR Loan shall thereupon become a Base Rate Loan and shall thereafter bear interest at the Default Rate then in effect for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, any Lender or any Issuing Bank.
Section 2.10Fees.
(a)Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Revolving Lender in accordance with its Revolving Commitment Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Margin times the actual daily amount by which the Aggregate Revolving Commitments exceeds the Total Revolving Outstandings, subject to adjustments as provided in Section 2.16. The Commitment Fee shall accrue at all times during the Revolving Commitment Period, including at any time during which

14669370v7

one or more of the conditions in Section 5 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date; provided that (i) no portion of the Commitment Fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (ii) any portion of the Commitment Fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. For purposes hereof, Swing Line Loans shall not be counted toward or be considered as usage of the Aggregate Revolving Commitments.
(b)Letter of Credit Fees.
(i)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent, for the account of each Revolving Lender in accordance with its Revolving Commitment Percentage, a Letter of Credit fee (each, a “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.3(i). Letter of Credit Fees shall be (A) payable on the first Business Day following the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit (subject to Section 2.16) and (B) accrued through and including the last day of each calendar quarter in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default under Section 9.1(f) or Section 9.1(g), all Letter of Credit Fees shall accrue at the Default Rate, and during the continuance of an Event of Default other than an Event of Default under Section 9.1(f) or Section 9.1(g), then upon request of the Required Revolving Lenders, all Letter of Credit Fees shall accrue at the Default Rate.
(ii)Fronting Fee and Documentary and Processing Charges Payable to Issuing Banks. The Borrower shall pay directly to the applicable Issuing Bank, for its own account, a fronting fee with respect to each Letter of Credit at a rate separately agreed between the Borrower and such Issuing Bank, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on its expiration date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.3(i). In addition, the Borrower shall pay directly to each Issuing Bank, for

14669370v7

its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(c)Ticking Fee. The Borrower shall pay to the Administrative Agent, for the account of each Delayed Draw Term Loan Lender in accordance with its Delayed Draw Term Loan Commitment Percentage, a ticking fee (the “Ticking Fee”) equal to the Applicable Margin times the actual daily unused portion of the aggregate Delayed Draw Term Loan Commitments, subject to adjustments as provided in Section 2.16. The Ticking Fee shall accrue at all times during the period commencing on the Ticking Fee Start Date to and including the last day of the Delayed Draw Term Loan Availability Period, including at any time during which one or more of the conditions in Section 5 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Ticking Fee Start Date, and on the last day of the Delayed Draw Term Loan Availability Period; provided that (i) no portion of the Ticking Fee shall accrue on the Delayed Draw Term Loan Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (ii) any portion of the Ticking Fee accrued with respect to the Delayed Draw Term Loan Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender. The Ticking Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.
(d)Other Fees. The Borrower shall pay to BofA Securities, in its capacity as an Arranger, and to the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. Additionally, the Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing by the Borrower and such Lender, in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
Section 2.11Prepayments/Commitment Reductions.
(a)Voluntary Prepayments.
(i)Any time and from time to time, the Loans may be repaid in whole or in part without premium or penalty (subject to Section 3.1(c)):
(A)with respect to Base Rate Loans, the Borrower may prepay any such Base Rate Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount (or, if less, the entire principal amount thereof then outstanding);
(B)with respect to SOFR Loans, the Borrower may prepay any such SOFR Loans on any Business Day in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (or, if less, the entire principal amount thereof then outstanding); and

14669370v7

(C)with respect to Swing Line Loans, the Borrower may prepay any such Swing Line Loans on any Business Day in whole or in part, in an aggregate minimum amount of $100,000 (or, if less, the entire principal amount thereof then outstanding).
(ii)All such prepayments shall be made upon notice to the Administrative Agent (and, in the case of prepayment of Swing Line Loans, the Swing Line Lender) pursuant to delivery to the Administrative Agent (and, in the case of prepayment of Swing Line Loans, the Swing Line Lender) of a Notice of Loan Prepayment. Any Notice of Loan Prepayment must be received by the Administrative Agent (and, in the case of prepayment of Swing Line Loans, the Swing Line Lender) by no later than (A) 1:00 p.m. on the date of prepayment of Base Rate Loans, (B) 1:00 p.m. at least two (2) Business Days prior to the date of prepayment of SOFR Loans and (C) 1:00 p.m. on the date of prepayment of Swing Line Loans. Each Notice of Loan Prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if SOFR Loans are to be prepaid, the Interest Period(s) of such SOFR Loans.
(iii)In the case of prepayment of Base Rate Loans and/or SOFR Loans, the Administrative Agent will promptly notify each Appropriate Lender of its receipt of each Notice of Loan Prepayment, and of the amount of such Appropriate Lender’s ratable portion of such prepayment (based on such Lender’s applicable Commitment Percentage in respect of the Loans to be prepaid). If a Notice of Loan Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.1(c). Each prepayment of Base Rate Loans and SOFR Loans shall be applied as set forth in Section 2.12(a).
(iv)In the case of prepayment of Swing Line Loans, if a Notice of Loan Prepayment is given by the Borrower with respect thereto, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each prepayment of Swing Line Loans shall be applied as set forth in Section 2.12(a). Notwithstanding anything to the contrary set forth herein, no Notice of Loan Prepayment in respect of the prepayment of Swing Line Loans may be delivered when an Autoborrow Agreement is in effect.
(b)Commitment Reductions.
(i)Optional Reductions of Aggregate Revolving Commitments.
(A)The Borrower may, from time to time upon not less than three (3) Business Days’ prior written or telephonic notice confirmed in writing to the Administrative Agent (which original written or telephonic notice the Administrative Agent will promptly transmit by telefacsimile or telephone to each Revolving Lender), terminate in whole or permanently reduce in part the Aggregate Revolving Commitments (ratably among the Revolving Lenders in accordance with their respective Revolving Commitment Percentages); provided that (1) any such partial reduction of the Aggregate Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and

14669370v7

integral multiples of $1,000,000 in excess of that amount (or, if less, the then-remaining amount of the Aggregate Revolving Commitments), (2) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings exceed the Aggregate Revolving Commitments and (3) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit and/or the Swing Line Sublimit exceed the amount of the Aggregate Revolving Commitments, the Letter of Credit Sublimit and/or the Swing Line Sublimit, as applicable, shall be automatically reduced by the amount of such excess.
(B)The Borrower’s notice to the Administrative Agent pursuant to Section 2.11(b)(i) shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Aggregate Revolving Commitments shall be effective on the date specified in the Borrower’s notice and shall reduce the Revolving Commitment of each Revolving Lender proportionately to its Revolving Commitment Percentage. All fees in respect of the Aggregate Revolving Commitments accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.
(ii)Optional Reductions of Aggregate Delayed Draw Term Loan Commitments.
(A)The Borrower may, from time to time during the Delayed Draw Term Loan Availability Period, upon not less than three (3) Business Days’ prior written or telephonic notice confirmed in writing to the Administrative Agent (which original written or telephonic notice the Administrative Agent will promptly transmit by telefacsimile or telephone to each Delayed Draw Term Loan Lender), terminate in whole or permanently reduce in part the aggregate Delayed Draw Term Loan Commitments (ratably among the Delayed Draw Term Loan Lenders in accordance with their respective Delayed Draw Term Loan Commitment Percentages); provided that any such partial reduction of the aggregate Delayed Draw Term Loan Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (or, if less, the then-remaining amount of the aggregate Delayed Draw Term Loan Commitments).
(B)The Borrower’s notice to the Administrative Agent pursuant to Section 2.11(b)(ii) shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the aggregate Delayed Draw Term Loan Commitments shall be effective on the date specified in the Borrower’s notice and shall reduce the Delayed Draw Term Loan Commitment of each Delayed Draw Term Loan Lender proportionately to its Delayed Draw Term Loan Commitment Percentage. All fees in respect of the aggregate Delayed Draw Term Loan Commitments accrued until the effective date of any termination of the aggregate Delayed Draw Term Loan Commitments shall be paid on the effective date of such termination.

14669370v7

(iii)Mandatory Commitment Reductions.
(A)The aggregate Term Loan A Commitments shall be automatically and permanently reduced to zero and terminated on the Closing Date immediately after giving effect to the Borrowing of Term Loans A on the Closing Date.
(B)The aggregate Delayed Draw Term Loan Commitments shall be automatically and permanently reduced (i) by the aggregate principal amount of any Borrowing of Delayed Draw Term Loans on the applicable Funding Date immediately after giving effect to the Borrowing of Delayed Draw Term Loans on such Funding Date and (ii) to zero and terminated on the last day of the Delayed Draw Term Loan Availability Period.
(c)Mandatory Prepayments.
(i)Aggregate Revolving Commitments. If at any time (A) the Total Revolving Outstandings shall exceed the Aggregate Revolving Commitments, (B) the Outstanding Amount of Letter of Credit Obligations shall exceed the Letter of Credit Sublimit, or (C) the Outstanding Amount of Swing Line Loans shall exceed the Swing Line Sublimit, the Borrower shall immediately prepay Revolving Loans or Swing Line Loans or Cash Collateralize the Outstanding Amount of Letter of Credit Obligations in an amount equal to such excess; provided that except with respect to clause (B) above, Letter of Credit Obligations will not be Cash Collateralized hereunder until the Revolving Loans and Swing Line Loans have been paid in full.
(ii)Dispositions and Involuntary Dispositions. Prepayment will be made on the Obligations in an amount equal to one hundred percent (100%) of the Net Cash Proceeds from any Disposition pursuant to Section 8.5(h) or Section 8.5(i) or Involuntary Disposition involving any asset of any Loan Party or any of its Subsidiaries on the Business Day following receipt thereof; provided that no prepayment shall be required under this Section 2.11(c)(ii) unless the Net Cash Proceeds of any such Disposition or Involuntary Disposition exceeds $10,000,000 individually and $25,000,000 in the aggregate for all such Dispositions and Involuntary Dispositions in any Fiscal Year. Notwithstanding the foregoing or the provisions of Section 2.12(b)(ii) to the contrary, if at the time of the receipt of such Net Cash Proceeds the Borrower informs the Administrative Agent that:
(A)it intends within 365 days after receipt thereof to use all of such Net Cash Proceeds either to purchase assets used in the ordinary course of business of the Consolidated Group (other than current assets, as defined in accordance with GAAP) or to make Capital Expenditures, the Borrower may use such Net Cash Proceeds in such manner; provided that any such Net Cash Proceeds not so used or committed to such use pursuant to a binding agreement on or before the earliest of the following dates shall promptly (but in any event within two (2) Business Days after such date) be applied as a prepayment in accordance with Section 2.12(b)(ii): (1) the date that is 365 days (or 540 days, if committed to such use pursuant to a binding agreement that was entered into on or before the 365th day after receipt of such proceeds and notice of such agreement has been delivered to the Administrative Agent) after receipt thereof

14669370v7

and (2) the date that is five (5) Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower’s determination not to purchase such replacement assets with such Net Cash Proceeds; and
(B)it is required, in connection with the Disposition or Involuntary Disposition giving rise to the receipt of such Net Cash Proceeds, to prepay, repurchase or redeem any then-outstanding Permitted Pari Passu Indebtedness, the Borrower shall be permitted to use a portion of such Net Cash Proceeds to prepay, repurchase or redeem any then-outstanding Permitted Pari Passu Indebtedness, solely to the extent that such prepayment, repurchase or redemption is required in connection with the consummation of such Disposition or such Involuntary Disposition pursuant to the terms of the documentation governing such Permitted Pari Passu Indebtedness; provided that, the portion of such Net Cash Proceeds used to prepay, repurchase or redeem such Permitted Pari Passu Indebtedness shall not exceed an amount equal to the product of (1) the amount of such Net Cash Proceeds received in connection with such Disposition or such Involuntary Disposition, multiplied by (2) a fraction, (x) the numerator of which is equal to the outstanding principal amount of such Permitted Pari Passu Indebtedness, and (y) the denominator of which is equal to the sum of (I) the aggregate outstanding principal amount of the Obligations then required to be prepaid in connection with such Disposition or such Involuntary Disposition plus (II) the aggregate outstanding principal amount of such Permitted Pari Passu Indebtedness.
(iii)Debt Transactions. Prepayment will be made on the Obligations in an amount equal to one hundred percent (100%) of the Net Cash Proceeds from any Debt Transactions on the Business Day following receipt thereof.
Section 2.12Application of Prepayments. With respect to any prepayments, prepayments will be applied first to Base Rate Loans, then to SOFR Loans in direct order of Interest Period maturities. In addition:
(a)Voluntary Prepayments. Voluntary prepayments will be applied as specified by the Borrower; provided that in the case of prepayments on the Term Loans, (i) the prepayment will be applied ratably to all then-outstanding Classes of Term Loans (unless, with respect to any then-outstanding Class of Incremental Term Loans, the Lenders providing such Incremental Term Loans have agreed to accept less than pro rata applicable of voluntary prepayments pursuant to the documentation establishing such Class of Incremental Term Loans) and (ii) with respect to each Class of Term Loans then-outstanding, prepayments will be applied to remaining principal installments thereunder as directed by the Borrower (or, in the absence of such direction, in direct order of maturity).
(b)Mandatory Prepayments. Mandatory prepayments will be applied as follows:
(i)Mandatory prepayments in respect of the Aggregate Revolving Commitments pursuant to Section 2.11(c)(i) shall be applied to the respective Revolving Obligations as appropriate but without a permanent reduction thereof.

14669370v7

(ii)Mandatory prepayments required pursuant to Section 2.11(c)(ii) or Section 2.11(c)(iii) shall be applied as follows: first, ratably to all then-outstanding Classes of Term Loans (unless, with respect to any then-outstanding Class of Incremental Term Loans, the Lenders providing such Incremental Term Loans have agreed to accept less than pro rata applicable of mandatory prepayments pursuant to the documentation establishing such Class of Incremental Term Loans), until paid in full; second, to any then-outstanding Swing Line Loans; third, to any then-outstanding Revolving Loans; and fourth, to Cash Collateralize outstanding Letter of Credit Obligations; provided that it is understood and agreed that (A) any mandatory prepayments with respect to the Revolving Obligations shall be made without a permanent reduction thereof and (B) any mandatory prepayments with respect to each Class of Term Loans shall be applied to remaining principal installments thereunder in direct order of maturity for the four (4) scheduled principal installments immediately following such prepayment and thereafter pro rata to the remaining principal installments thereunder, including the payment due on the stated maturity thereof (including the Term Loan A Maturity Date, the Delayed Draw Term Loan Maturity Date, and any maturity date for any Class of Incremental Term Loans, as applicable).
(c)Prepayments on the Obligations will be paid by the Administrative Agent to the Appropriate Lenders ratably in accordance with their respective applicable Commitment Percentages (except for Defaulting Lenders where their share will be applied as provided in Section 2.16(a)(ii)).
(d)All prepayments on the Obligations shall be subject to Section 3.1(c), but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount repaid through the date of prepayment.
Section 2.13General Provisions Regarding Payments. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its applicable Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Except as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may.
Section 2.14Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount

14669370v7

of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in Letter of Credit Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that: (1) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (2) the provisions of this Section shall not be construed to apply to (w) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), (x) any amounts applied by the Swing Line Lender to outstanding Swing Line Loans, (y) any amounts applied to Letter of Credit Obligations by the Issuing Banks or the Swing Line Loans by the Swing Line Lender, as appropriate, from Cash Collateral provided under Section 2.15 or Section 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letter of Credit Obligations, Swing Line Loans or other obligations hereunder to any assignee or participant, other than to Intermediate Holdings or any Subsidiary (as to which the provisions of this Section shall apply (other than payments permitted by Section 2.18 or Section 11.5(g))).
Each of the Loan Parties consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
Section 2.15Cash Collateral.
(a)Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender that is a Revolving Lender, within one (1) Business Day following the written request of the Administrative Agent or the applicable Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the applicable Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in an amount sufficient to cover the applicable Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Additionally, if due to fluctuations in Alternative Currencies in which the Letter of Credit Obligations are denominated, if the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all Letter of Credit Obligations at such time exceeds one hundred five percent (105%) of the Letter of Credit Sublimit then in effect, then within two (2) Business Days after receipt of such notice, the Borrower shall provide Cash Collateral for the Outstanding Amount of the Letter of Credit Obligations in an amount not less than the amount by which the Outstanding Amount of all Letter of Credit Obligations exceeds the Letter of Credit Sublimit.
(b)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the applicable Issuing Banks, and agrees to maintain, a perfected first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund

14669370v7

participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the applicable Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.15 or Section 2.16 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the applicable Issuing Banks’ Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.15 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Revolving Lender), or (ii) the determination by the Administrative Agent and the applicable Issuing Banks that there exists excess Cash Collateral; provided that (A) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 9.3) but shall be released upon the cure, termination or waiver of such Default or Event of Default in accordance with the terms of this Agreement, and (B) the Person providing Cash Collateral and the applicable Issuing Banks may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 2.16Defaulting Lenders.
(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.4(a)(iii), the definition of “Required Lenders” and the definition of “Required Revolving Lenders”.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amount (other than fees which any Defaulting Lender is not entitled to receive pursuant to Section 2.16(a)(iii)) received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.3), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent

14669370v7

hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any Issuing Bank or the Swing Line Lender hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or Letter of Credit Borrowings were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, and Letter of Credit Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Borrowings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with their respective applicable Commitment Percentages without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to (and the underlying obligations satisfied to the extent of such payment) and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall not entitled to receive any portion of the Commitment Fee, any portion of the Ticking Fee, any fees with respect to Letters of Credit (except as provided in clause (B) below) or any other fees hereunder for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the

14669370v7

stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.
(C)With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable Issuing Banks and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or the Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure at such time to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize each applicable Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.15.
(b)Defaulting Lender Cure. If the Borrower and the Administrative Agent (and, in the case of any Revolving Lender, the Swing Line Lender and each Issuing Bank) agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the respective applicable Commitment Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower

14669370v7

while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Swing Line Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan, and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
Section 2.17Removal or Replacement of Lenders. If (a) any Lender requests compensation under Section 3.2, (b) any Loan Party is requested to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.3, (c) any Lender gives notice of an inability to fund SOFR Loans under Section 3.1(b), (d) any Lender is a Defaulting Lender, or (e) any Lender (a “Non-Consenting Lender”) does not consent (including by way of a failure to respond in writing to a proposed amendment, consent or waiver by the date and time specified by the Administrative Agent) to a proposed amendment, consent, change, waiver, discharge or termination hereunder or with respect to any Loan Document that has been approved by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.5), all of its interests, rights (other than its rights under Section 3.2, Section 3.3 and Section 11.2) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.5(b)(iv);
(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Borrowings, as applicable, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.1(c)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.2 or payments requested to be made pursuant to Section 3.3, such assignment is reasonably expected to result in a reduction in such compensation or payments thereafter; and in the case of any such assignment resulting from a notice of an inability to fund SOFR Loans under Section 3.1(b), such assignment would eliminate such illegality;
(iv)such assignment does not conflict with Applicable Law; and
(v)in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed amendment, consent, change, waiver, discharge or termination, the successor replacement Lender shall have consented to the proposed amendment, consent, change, waiver, discharge or termination.

14669370v7

Each Lender agrees that in the event it, or its interests in the Loans and obligations hereunder, shall become subject to the replacement and removal provisions of this Section, it will cooperate with the Borrower and the Administrative Agent to give effect to the provisions hereof, including execution and delivery of an Assignment Agreement in connection therewith, but the replacement and removal provisions of this Section shall be effective regardless of whether an Assignment Agreement shall have been given.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Notwithstanding anything in this Section to the contrary, (x) any Lender that acts as an Issuing Bank may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of Cash Collateral into an account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to such outstanding Letter of Credit and (y) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 10.6.
Section 2.18Refinancing Facilities. After the Closing Date, the Borrower may obtain from any Lender (but with the consent of the Administrative Agent (not to be unreasonably withheld or delayed)), for the purposes of refinancing all or any portion of the applicable Loans or Commitments then outstanding under this Agreement (which for purposes of this Section 2.18 will be deemed to include any then outstanding Refinancing Facilities), one or more new senior secured first lien term facilities (each, a “Refinancing Term Facility” and the term loans made pursuant to a Refinancing Term Facility, “Refinancing Term Loans”) or, in the case of a refinancing and/or replacement of the Revolving Commitments or Revolving Loans, new revolving credit facilities (each, a “Refinancing Revolving Facility” and, together with any Refinancing Term Facility, a “Refinancing Facility” or the “Refinancing Facilities”, and the revolving loans made pursuant to a Refinancing Revolving Facility, “Refinancing Revolving Loans”); provided that:
(a)the Refinancing Term Loans or Refinancing Revolving Loans, as applicable, will be pari passu in right of payment and be secured by the Collateral on a pari passu basis with the remaining portion of the Obligations;
(b)with respect to any Refinancing Term Facility, such Refinancing Term Facility shall not (i) have a maturity date that is earlier than the date ninety-one (91) days after the maturity date of the Class of Term Loans being refinanced by such Refinancing Term Facility or (ii) have a shorter Weighted Average Life to Maturity than the then-remaining Weighted Average Life to Maturity of the Class of Term Loans being refinanced by such Refinancing Term Facility, and in no event shall the Refinancing Term Facility be permitted to be voluntarily or mandatorily prepaid prior to repayment of all existing Term Loans that survive the initial funding of such Refinancing Term Facility, unless accompanied by ratable prepayment of all Term Loans;
(c)with respect to any Refinancing Revolving Facility, (i) such Refinancing Revolving Facility shall not have a maturity date that is earlier than the maturity date of the Revolving Loans or Revolving Commitments being refinanced by such Refinancing Revolving Facility, (ii) such Refinancing Revolving Facility shall require no scheduled amortization or mandatory commitment reduction prior to the maturity date of any existing Revolving

14669370v7

Commitments that survive the initial effectiveness of the Refinancing Revolving Facility and (iii) any Refinancing Revolving Facility will be subject to the same pro rata (or in the case of prepayment, pro rata or less than pro rata, but not greater than pro rata) borrowing, Letter of Credit participations, Swing Line Loan participations and prepayment and Commitment reduction provisions as the existing Revolving Commitments that survive the initial effectiveness of the Refinancing Revolving Facility (except to the extent applicable only to periods after the then-Latest Maturity Date of the relevant Loans or Commitments existing at the time of such refinancing or replacement);
(d)such Refinancing Facility shall have pricing (including interest, fees and premiums), optional prepayment and redemption terms as may be agreed to by the Borrower and the Lenders party thereto, except as provided herein;
(e)such Refinancing Facility shall not be secured by any assets other than the Collateral;
(f)any Person obligated on any such Refinancing Facility (whether primarily, by virtue of a guarantee or otherwise) shall be a Loan Party;
(g)if any such Refinancing Facility will provide for the issuance or extension of Letters of Credit or the making of Swing Line Loans, then the Issuing Banks and the Swing Line Lender, respectively, shall have consented to such Refinancing Facility;
(h)the other terms (excluding those referenced in clauses (a) through (g) above and excluding pricing, fee and prepayment or redemption provisions) of such Refinancing Facility shall be substantially identical to, or (taken as a whole) no more favorable to the Lenders providing such Refinancing Facility than those applicable to the Loans or Commitments being refinanced or replaced (except for covenants or other provisions applicable only to periods after the then-Latest Maturity Date of the relevant Loans or Commitments existing at the time of such refinancing or replacement);
(i)the aggregate principal amount of any Refinancing Facility shall not exceed the aggregate principal amount of the Loans and Commitments being refinanced or replaced therewith, plus reasonable and customary interest, premiums, fees and expenses; and
(j)simultaneously upon the borrowing under any Refinancing Facility (or, in the case of the establishment of a Refinancing Revolving Facility, simultaneously upon the effectiveness of such Refinancing Revolving Facility), the outstanding amount of all obligations owing with respect to the Loans and Commitments being refinanced or replaced by such Refinancing Facility (or such Refinancing Revolving Facility), as applicable, shall be automatically and permanently reduced to zero and repaid in full (and, in the case of the establishment of a Refinancing Revolving Facility, the Revolving Commitments being replaced therewith shall be terminated).
Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any Refinancing Facility permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
Section 2.19Amend and Extend Transactions.

14669370v7

(a)The Borrower may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of any then-existing Maturity Date, to the extended maturity date specified in such request. Such notice shall set forth (i) the amount of the Revolving Commitments and/or applicable Class of Term Loans to be extended (which shall be in minimum increments of $5,00,000 and a minimum amount of $10,000,000), and (ii) the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such requested Extension (or such longer or shorter periods as the Administrative Agent shall agree)). Each Appropriate Lender shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Appropriate Lender pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent. Any Lender approached to participate in such Extension may elect or decline, in its sole discretion, to participate in such Extension. If the aggregate principal amount of Revolving Commitments and/or Class of Term Loans (calculated on the face amount thereof) in respect of which Appropriate Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments and/or Term Loans, as applicable, requested to be extended by the Borrower pursuant to such Extension Offer, then the Revolving Commitments and/or Term Loans, as applicable, of Appropriate Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Appropriate Lenders have accepted such Extension Offer.
(b)It shall be a condition precedent to the effectiveness of any Extension that (i) no Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (or, in all respects, if already qualified by materiality) on and as of the effective date of such Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in all respects, if already qualified by materiality) as of such earlier date, (iii) each Issuing Bank and the Swing Line Lender shall have consented to any Extension of the Revolving Commitments to the extent that such Extension provides for the issuance of Letters of Credit or making of Swing Line Loans at any time during the extended period and (iv) the terms of such Extended Revolving Commitments and Extended Term Loans shall comply with Section 2.19(c).
(c)The terms of each Extension shall be determined by the Borrower and the applicable extending Lenders and be set forth in an Additional Credit Extension Amendment; provided that (i) the final maturity date of any Extended Revolving Commitment or Extended Term Loan shall be no earlier than the then-Latest Maturity Date, (ii)(A) there shall be no scheduled amortization of the Extended Revolving Commitments and (B) the Weighted Average Life to Maturity of the Extended Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the Class of Term Loans being extended, (iii) the Extended Revolving Loans and the Extended Term Loans will rank pari passu in right of payment and with respect to security with the Revolving Loans and the Term Loans being extended and the borrower and guarantors of the Extended Revolving Commitments or Extended Term Loans, as applicable, shall be the same as the borrower and guarantors with respect to the Revolving Loans or applicable Term Loans being extended, (iv) the interest rate margin, rate floors, fees, original issue discounts and premiums applicable to any Extended Revolving Commitments (and the Extended Revolving Loans thereunder) and Extended Term Loans shall be determined by the Borrower and the applicable extending Lenders and (v) to the extent the terms of the Extended

14669370v7

Revolving Commitments or Extended Term Loans are inconsistent with the terms set forth herein (except as set forth in clause (i) through (iv) above), such terms shall be reasonably satisfactory to the Administrative Agent.
(d)In connection with any Extension, the Borrower, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Additional Credit Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence such Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Notwithstanding anything herein to the contrary, any Additional Credit Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate (but only to such extent), in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such Extension Offer, including any amendments necessary to establish Extended Revolving Commitments or Extended Term Loans as a new tranche of revolving commitments or term loans, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranche (including to preserve the pro rata treatment of the extended and non-extended tranches and to provide for the reallocation of any obligations under Swing Line Loans or Letters of Credit (including Letter of Credit Obligations) upon the expiration or termination of the commitments under any tranche), in each case on terms consistent with this Section 2.19).
Section 3.YIELD PROTECTION
Section 3.1Making or Maintaining Loans.
(a)Inability to Determine Rates.
(i)If in connection with any request for a SOFR Loan, or a conversion of Base Rate Loans to SOFR Loans, or a continuation of any SOFR Loans, as applicable, (A) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (1) no Successor Rate has been determined in accordance with Section 3.1(a)(ii) and the circumstances under clause (A) of Section 3.1(a)(ii) or the Scheduled Unavailability Date has occurred, or (2) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (B) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (1) the obligation of the Lenders to make or maintain SOFR Loans, or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or Interest Periods) and (2) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (B) above, until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of SOFR Loans (to the extent of the affected SOFR Loans

14669370v7

or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (y) any outstanding SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.
(ii)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that: (A) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (B) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of Dollar-denominated syndicated loans, or shall or will otherwise cease; provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (B) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”). If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (1) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (2) if the events or circumstances of the type described in clause (A) or clause (B) above in this Section 3.1(a)(ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then-current Successor Rate in accordance with this Section 3.1(a)(ii) at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar Dollar-denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar Dollar-denominated

14669370v7

credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
(b)Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (i) any obligation of such Lender to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR or Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate

14669370v7

applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.1(c).
(c)Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable out-of-pocket losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its SOFR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender sustains: (i) if for any reason (other than a default by such Lender) a borrowing of any SOFR Loans does not occur on a date specified therefor in a Funding Notice, or a conversion to or continuation of any SOFR Loans does not occur on a date specified therefor in a Conversion/Continuation Notice, (ii) if any prepayment or other principal payment of, or any conversion of, any of its SOFR Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), including as a result of an assignment in connection with the replacement of a Lender pursuant to Section 2.17, (iii) if any prepayment of any of its SOFR Loans is not made on any date specified in a notice of prepayment given by the Borrower or (iv) if the Borrower fails to make a payment of any drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency.
(d)Certificates for Reimbursement. A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank, as specified in paragraph (c) of this Section, and the circumstances giving rise thereto, shall be delivered to the Borrower and shall be conclusive absent manifest error. In the absence of any such manifest error, the Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(e)Delay in Requests. The Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to paragraph (c) of this Section for any such amounts incurred more than six (6) months prior to the date that such Lender or such Issuing Bank delivers to the Borrower the certificate referenced in Section 3.1(d).
Section 3.2Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments,

14669370v7

or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any Issuing Bank or the applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, such Issuing Bank or such other Recipient, the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital and Liquidity Requirements. If any Lender, any Issuing Bank or the Swing Line Lender (for purposes hereof, may be referred to collectively as “the Lenders” or a “Lender”) determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the commitments of such Lender hereunder or the Loans made by, or participations in Letters of Credit and Swing Line Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or paragraph (b) of this Section and the circumstances giving rise thereto shall be delivered to the Borrower and shall be conclusive absent manifest error. In the absence of any such manifest error, the Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such Issuing Bank, as the case may be, delivers to the Borrower the certificate referenced in Section 3.2(c) and notifies the Borrower of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such

14669370v7

increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 3.3Taxes.
(a)Defined Terms. For purposes of this Section 3.3, the term “Lender” shall include each Issuing Bank and the term “Applicable Law” shall include FATCA.
(b)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Tax Indemnification.
(i) The Loan Parties shall jointly and severally indemnify each Recipient and shall make payment in respect thereof within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)Each Lender shall severally indemnify the Administrative Agent within ten (10) Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.5(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental

14669370v7

Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (ii).
(e)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of a return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

14669370v7

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.3-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN as applicable); or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.3-2 or Exhibit 3.3-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.3-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender

14669370v7

were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(iii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any indemnified party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of the indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Survival. Each party’s obligations under this Section 3.3 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the Facility Termination Date.
Section 3.4Mitigation Obligations; Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office; provided that the exercise

14669370v7

of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.2, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 3.2 or Section 3.3, as the case may be, in the future, and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
Section 4.GUARANTY
Section 4.1The Guaranty.
On and after the Closing Date, each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent, the Lenders, the Issuing Banks, the Qualifying Swap Providers, the Qualifying Treasury Management Banks and the other holders of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.
Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents, Swap Agreements, Treasury Management Agreements or other documents relating to the Obligations, (a) the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law and (b) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.
Section 4.2Obligations Unconditional.
The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Agreements or Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this

14669370v7

Section 4 until such time as the Obligations have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:
(a)at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(b)any of the acts mentioned in any of the provisions of any of the Loan Documents, any Secured Swap Agreement between any Loan Party or any Subsidiary of a Loan Party and any Qualifying Swap Provider, or any Secured Treasury Management Agreement between any Loan Party or any Subsidiary of a Loan Party and any Qualifying Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements shall be done or omitted;
(c)the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Secured Swap Agreement between any Loan Party or any Subsidiary of a Loan Party and any Qualifying Swap Provider or any Secured Treasury Management Agreement between any Loan Party or any Subsidiary of a Loan Party and any Qualifying Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)any Lien granted to, or in favor of, the Administrative Agent, any Lender or Lenders or any Issuing Bank or Issuing Banks as security for any of the Obligations shall fail to attach or be perfected; or
(e)any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).
With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, any Lender, any Issuing Bank or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Secured Swap Agreement between any Loan Party or any Subsidiary of a Loan Party and any Qualifying Swap Provider or any Secured Treasury Management Agreement between any Loan Party or any Subsidiary of a Loan Party and any Qualifying Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.
Section 4.3Reinstatement.
The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of

14669370v7

any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent, each Lender, each Issuing Bank and each other holder of the Obligations on demand for all reasonable costs and expenses (including the fees, charges and disbursements of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
Section 4.4Certain Additional Waivers.
Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.
Section 4.5Remedies.
The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.
Section 4.6Rights of Contribution.
The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under Applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until the Facility Termination Date.
Section 4.7Guarantee of Payment; Continuing Guarantee.
The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.
Section 4.8Keepwell.
Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Specified Loan Party to honor all of such Specified Loan Party’s obligations under the Guaranty and the Collateral Documents in respect of Swap Obligations (provided that each Qualified ECP Guarantor shall only be liable under this Section 4.8 for the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 4, voidable under applicable Debtor Relief Laws, and not for any greater amount). The

14669370v7

obligations and undertakings of each Qualified ECP Guarantor under this Section 4.8 shall remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid and performed in full and the commitments relating thereto have expired or terminated, or, with respect to any Guarantor, if earlier, such Guarantor is released from its Guaranteed Obligations in accordance with Section 10.10(a). Each Qualified ECP Guarantor intends that this Section 4.8 constitute, and this Section 4.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 5.CONDITIONS PRECEDENT
Section 5.1Conditions Precedent to Closing Date. The effectiveness of this Agreement and the obligation of each Lender and each Issuing Bank to make its initial Credit Extension hereunder shall be effective upon satisfaction of the following conditions precedent:
(a)Executed Agreement and Other Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and each other Loan Document to be executed and delivered on the Closing Date, together with Funding Notices with respect to any Borrowings to occur on the Closing Date, in each case in form and substance reasonably satisfactory to the Administrative Agent, the Lenders and the Issuing Banks and duly executed by the parties hereto or thereto, as applicable.
(b)Organization Documents. Receipt by the Administrative Agent of the following:
(i)Charter Documents. Copies of articles of incorporation, certificate of organization or formation, or other like document for each of the Loan Parties certified as of a recent date by the appropriate Governmental Authority.
(ii)Organization Documents Certificate. (A) Copies of bylaws, operating agreement, partnership agreement or like document, (B) copies of resolutions approving the transactions contemplated in connection with the financing and authorizing execution and delivery of the Loan Documents, and (C) incumbency certificates, in each case, for each of the Loan Parties, in each case certified by an Authorized Officer of each such Loan Party, in form and substance reasonably satisfactory to the Administrative Agent.
(iii)Good Standing Certificate. Copies of certificates of good standing, existence or the like of a recent date for each of the Loan Parties from the appropriate Governmental Authority of its jurisdiction of formation or organization.
(c)Accuracy of Representations and Warranties; No Default or Event of Default; Closing Certificate. Immediately after giving effect to the transactions contemplated by the Loan Documents to be consummated on the Closing Date, (i) no event shall have occurred and be continuing that would constitute a Default or an Event of Default, and (ii) as of the Closing Date, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (or, in all respects, if already qualified by materiality), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, in all respects, if already qualified by materiality) on and as of such earlier date. Receipt by the Administrative Agent of a certificate from an Authorized Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying to the satisfaction of the condition set forth in this Section 5.1(c).

14669370v7

(d)Opinions of Counsel. Receipt by the Administrative Agent of opinions of counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.
(e)Solvency Certificate. Receipt by the Administrative Agent of a certificate from the chief financial officer (or an equivalent officer) of Intermediate Holdings, in form and substance reasonably satisfactory to the Administrative Agent, certifying that, after giving effect to the transactions contemplated by the Loan Documents to be consummated on the Closing Date, the Loan Parties and their respective Subsidiaries are Solvent on a consolidated basis.
(f)Financial Statements. Receipt by the Administrative Agent of (i) the Audited Financial Statements, (ii) consolidated balance sheets of AdaptHealth Corp. and its Subsidiaries for each Fiscal Quarter ending after December 31, 2025 and prior to the Closing Date for which such balance sheets are available, together with the related consolidated statements of income or operations, retained earnings, shareholders’ equity and cash flows for each such Fiscal Quarter and for the portion of the Fiscal Year then ended, and (iii) projections for AdaptHealth Corp., Holdings, the Loan Parties and their respective Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent.
(g)Personal Property Collateral. Receipt by the Administrative Agent of (i) such UCC financing statements necessary or appropriate to perfect the security interests in the personal property Collateral, as determined by the Administrative Agent, (ii) such patent, trademark and copyright notices, filings and recordations necessary or appropriate to perfect the security interests in intellectual property and intellectual property rights of the Loan Parties, as determined by the Administrative Agent, (iii) subject to Section 7.21, evidence reasonably satisfactory to the Administrative Agent that arrangement for delivery by the Loan Parties to the Administrative Agent has been made with respect to any original certificates evidencing any certificated Capital Stock required to be pledged as Collateral under the Collateral Documents (together with undated stock transfer powers executed in blank) and any other original instruments or other possessory Collateral deliverables required to be delivered under the Collateral Documents (together with, as applicable, instrument of transfer executed in blank), and (iv) certificates of insurance evidencing insurance coverage meeting the requirements set forth in the Loan Documents.
(h)Repayment and Termination of Existing Indebtedness. Receipt by the Administrative Agent of customary payoff letters (or other evidence reasonably satisfactory to the Administrative Agent) evidencing that, substantially concurrently with the effectiveness of this Agreement, all existing Indebtedness of the Loan Parties and their respective Subsidiaries (including Indebtedness outstanding under the Existing Credit Agreement, but other than Indebtedness permitted to exist pursuant to Section 8.1) shall be repaid in full, all commitments with respect thereto shall be terminated, and all guarantees, Liens and security interests related thereto shall be terminated.
(i)Due Diligence; Patriot Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender shall have completed a due diligence investigation of the Loan Parties and their respective Subsidiaries in scope, and with results, satisfactory to the Administrative Agent or such Lender, including OFAC, Foreign Corrupt Practices Act and “know your customer” due diligence. The Loan Parties shall have provided to the Administrative Agent and each Lender the documentation and other information reasonably requested by the Administrative Agent or such Lender at least five (5) Business Days prior to the Closing Date in order to comply with applicable law, including the Patriot Act. If any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Loan Party shall deliver, to each Lender that so

14669370v7

requests at least five (5) Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to such Loan Party.
(j)Fees. Receipt by the Administrative Agent (or, with respect to any fees to be paid directly to an Arranger, receipt by such Arranger) of all fees owing to the Arrangers, the Administrative Agent and the Lenders pursuant to the Loan Documents (including each Fee Letter and any other fee letter executed by the Borrower in connection with the Loan Documents).
(k)Expenses. The Borrower shall have paid all expenses of BofA Securities and the Administrative Agent required to be reimbursed by the Borrower prior to or on the Closing Date (including the reasonable and documented fees, charges and disbursements of counsel to BofA Securities and the Administrative Agent (directly to such counsel if requested by BofA Securities and the Administrative Agent) to the extent invoiced at least two (2) Business Days prior to the Closing Date (or such shorter period of time as is agreed by the Borrower), including, in such invoice, such additional amounts of such fees, charges and disbursements of legal counsel as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower, on the one hand, and BofA Securities and the Administrative Agent, on the other hand)).
Without limiting the generality of the provisions of Section 10.3(c)(v) and Section 10.4, for purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender (or any of its Affiliates) unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 5.2Conditions to Each Credit Extension. The obligation of each Lender and each Issuing Bank to make any Credit Extension on any Credit Date (other than the Closing Date) are subject to the satisfaction, or waiver in accordance with Section 11.4, of the following conditions precedent:
(a)(i) in the case of a Borrowing, the Administrative Agent (and, at any time an Autoborrow Agreement is not in effect, in connection with any Borrowing of Swing Line Loans, the Swing Line Lender) shall have received a fully executed and delivered Funding Notice, together with the documentation and certifications required therein with respect to such Borrowing; and (ii) in the case of an L/C Credit Extension, the Administrative Agent and the applicable Issuing Bank shall have received a fully executed and delivered Issuance Notice, together with the documentation and certifications required therein or with respect thereto with respect to such L/C Credit Extension;
(b)as of such Credit Date, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (or, in all respects, if already qualified by materiality) on and as of such Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, in all respects, if already qualified by materiality) on and as of such earlier date;

14669370v7

(c)as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default.
Section 6.REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent, the Lenders and the Issuing Banks to enter into this Agreement and to make each Credit Extension to be made thereby, the Borrower and each other Loan Party represents and warrants to the Administrative Agent, each Lender and each Issuing Bank as follows:
Section 6.1Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite Permits to (i) own its assets and carry on its business as now conducted and as proposed to be conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, except where the failure to have such Permits, either singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (c) is duly qualified and is licensed and in good standing under the Applicable Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
Section 6.2Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any Loan Party’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation under any Material Contract to which any Loan Party is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Loan Party or the Property of any Loan Party is subject, (c) violate any Applicable Law (including Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or (d) result in a limitation on any material licenses, permits or other Governmental Authorization applicable to the business, operations or properties of any Loan Party.
Section 6.3Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, other than (a) those that have already been obtained and are in full force and effect and (b) filings to perfect the Liens created by the Collateral Documents.
Section 6.4Binding Effect. Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.
Section 6.5Financial Statements; No Material Adverse Effect.
(a)The audited consolidated balance sheet of AdaptHealth Corp., Holdings, the Loan Parties and their respective Subsidiaries provided to the Lenders for the most recent Fiscal

14669370v7

Year ended, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, including the notes thereto (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Loan Parties and their respective Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material Indebtedness and other liabilities, direct or contingent (to the extent required by GAAP), of the Loan Parties and their respective Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness.
(b)The unaudited consolidated balance sheet of AdaptHealth Corp., Holdings, the Loan Parties and their respective Subsidiaries provided to the Lenders for the most recent Fiscal Quarter ended, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Quarter (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Loan Parties and their respective Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments, and (iii) show all material Indebtedness and other liabilities, direct or contingent (to the extent required by GAAP), of the Loan Parties and their respective Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(c)The consolidated business plan and budget most recently delivered pursuant to Section 7.2(c) was prepared in good faith on the basis of the assumptions stated therein, which assumptions were deemed fair by the Borrower in light of the conditions existing at the time of delivery of such business plan and budget, and represented, at the time of delivery, the Loan Parties’ best estimate of their future financial condition and performance.
(d)Since December 31, 2025, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
Section 6.6Litigation. There are no Proceedings pending or, to the knowledge of the Loan Parties after due investigation, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries that (a) purport to affect or pertain to this Agreement or any other Loan Document, or (b) would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 6.7No Default.
(a)No Loan Party is (i) in breach of or in default under any Material Contract, or (ii) in breach of or in default under any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.
(b)No Default or Event of Default has occurred and is continuing.
Section 6.8Ownership of Property; Liens. Each of the Loan Parties and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real

14669370v7

Property necessary or used in the ordinary conduct of its business. No Property of the Loan Parties and their respective Subsidiaries is subject to any Liens, other than Permitted Liens.
Section 6.9Environmental Compliance. Except as would not reasonably be expected to have a Material Adverse Effect:
(a)Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.
(b)None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.
(c)Neither any Loan Party nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.
(d)Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of any Loan Party or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.
(e)No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties, threatened, under any Environmental Law to which any Loan Party or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party, any Subsidiary, the Facilities or the Businesses.
(f)There has been no release or, threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including disposal) of any Loan Party or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.
Section 6.10Insurance. The properties of the Loan Parties and their respective Subsidiaries are insured with financially sound and reputable insurance companies (none of which are Affiliates of the Loan Parties), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The insurance coverage of the Loan Parties complies with the requirements of Section 7.7.
Section 6.11Taxes. The Loan Parties and their respective Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and

14669370v7

other material Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being Properly Contested. There is no material proposed tax assessment against any Loan Party or any Subsidiary. No Loan Party nor any Subsidiary thereof is party to any tax sharing agreement (excluding any agreement entered into in the ordinary course of business, the primary subject matter of which is not Taxes).
Section 6.12ERISA Compliance.
(a)Each ERISA Plan and each Loan Party is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act of 1985 and the regulations and published interpretations thereunder, and other federal or state laws. Each ERISA Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has a currently effective favorable determination letter (or in the case of a volume submitter or prototype plan is the subject of a currently effective favorable opinion letter) from the IRS or an application for such letter is currently being processed by the IRS with respect thereto (and each ERISA Plan has been timely amended to reflect changes in the applicable qualification requirements under Section 401(a) of the Internal Revenue Code and any applicable IRS guidance issued thereunder) and, to the best knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate has made all required contributions to each ERISA Plan subject to Sections 412 and 430 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 or 430 of the Internal Revenue Code has been made with respect to any Pension Plan.
(b)There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any ERISA Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any ERISA Plan.
(c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability and no other ERISA Plan providing retiree welfare benefits has any unfunded liability for benefits; (iii) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
Section 6.13Subsidiaries. Set forth on Schedule 6.13, is the jurisdiction of organization, the exact legal name (and for the prior five (5) years or since the date of its formation has been), chief executive office and the true and correct U.S. taxpayer identification number (or foreign equivalent, if any) of each Loan Party and each of its Subsidiaries as of the Closing Date, together with (a) the number of shares of each class of Capital Stock of any Loan Party outstanding as of the Closing Date, (b) the number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary as of the Closing Date and (c) an indication for each such Subsidiary as to whether such Subsidiary is an Excluded Subsidiary as of the Closing Date (and, if so, the type of such Excluded Subsidiary). None of the Capital Stock of any Subsidiary is subject to any outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The

14669370v7

outstanding Capital Stock of each Loan Party and each Subsidiary is validly issued, and, in the case of any Loan Party that is a corporation, fully paid and non-assessable. No Subsidiary has outstanding any shares of Disqualified Capital Stock.
Section 6.14Margin Regulations; Investment Company Act, Use of Proceeds.
(a)The Loan Parties are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of any Credit Extension shall be used for the purpose of purchasing or carrying Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock.
(b)None of the Loan Parties, any Person Controlling any Loan Party or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
(c)No proceeds of any Credit Extension will be used in violation of Section 7.11 or Section 8.11.
Section 6.15Disclosure. No written report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent, any Lender or any Issuing Bank in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to any projected financial information, the Loan Parties represent that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and at the time made available to Administrative Agent, the Lenders and the Issuing Banks; provided, further, that, notwithstanding the foregoing, the Administrative Agent, the Lenders and the Issuing Banks acknowledge that the pro forma financial statements and other economic forecasts and information of a general industry nature delivered by Loan Parties hereunder are not factual representations and that the actual financial results of the Loan Parties and their respective Subsidiaries may materially differ from the pro forma financial statements and other economic forecasts submitted from time to time. As of the Closing Date, the information included in any Beneficial Ownership Certification is true and correct in all respects.
Section 6.16Compliance with Laws. Each of the Loan Parties and each Subsidiary has operated at all times in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, conditions of participation, contracts, standards, policies, injunctions, decrees, and Governmental Approvals applicable to it, its properties or the Facilities. Without limiting the generality of the foregoing:
(a)neither any Loan Party nor any Subsidiary thereof is in receipt of any written notice of any material violation of any Applicable Law, statute, rule, regulation, ordinance, code, judgment, order writ, decree, permit, concession, franchise or other governmental approval applicable to it or any of its property, which notice, individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect; and
(b)neither any Loan Party nor any Subsidiary or any Affiliate thereof is in violation of and shall not violate any of the country or list based economic and trade sanctions administered

14669370v7

and enforced by OFAC that are described or referenced at http://ustreas.gov/offices/enforcement/ofac/ (or as otherwise published from time to time) or the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or any other applicable anti-corruption legislation in other jurisdictions.
Section 6.17Intellectual Property; Licenses, Etc. The Loan Parties and their respective Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses without conflict with the rights of any other Person. Set forth on Schedule 6.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by any Loan Party, or that any Loan Party has the right to use, as of the Closing Date (or following the delivery of the first Compliance Certificate hereunder, as of the date of the most recently delivered Compliance Certificate). No claim has been asserted and is pending by any Person challenging or questioning the use of any registered or pending or material unregistered IP Rights or the validity or effectiveness of any registered or pending or material unregistered IP Rights, nor does any Loan Party know of any such claim, and, to the knowledge of the Loan Parties, the use of any IP Rights by any Loan Party or any Subsidiary or the granting of a right or a license in respect of any IP Rights from any Loan Party or any Subsidiary does not infringe on the rights of any Person. As of the Closing Date (or following the delivery of the first Compliance Certificate hereunder, as of the date of the most recently delivered Compliance Certificate), none of the IP Rights owned by any of the Loan Parties that are material to the Business are subject to any licensing agreement (other than licenses in the ordinary course of business) or similar arrangement except as set forth on Schedule 6.17.
Section 6.18Covered Entity. No Loan Party is a Covered Entity.
Section 6.19Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party or any Subsidiary as of the Closing Date, and neither any Loan Party nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years.
Section 6.20Business Locations. Set forth on Schedule 6.20(a) is a list of all Real Property located in the United States that is owned or leased by any Loan Party as of the Closing Date.
Section 6.21Perfection of Security Interests in the Collateral; Regulation H. The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens as of the Closing Date. The exact legal name of each Loan Party is as set forth on the signature pages hereto as of the Closing Date. No Real Property subject to a Mortgage is a Flood Hazard Property unless the Administrative Agent shall have received the following: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the fact that such Real Property is a Flood Hazard Property, (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (iii) such other flood hazard determination forms, notices and confirmations thereof as requested by the Administrative Agent; and (b) copies of insurance policies or certificates of insurance of the applicable Loan Party evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the holders of the Obligations. All flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full.

14669370v7

Section 6.22Solvency. The Loan Parties and their respective Subsidiaries taken as a whole on a consolidated basis are Solvent.
Section 6.23Holding Company Status. None of AdaptHealth Corp., any AdaptHealth Corp. Existing Subsidiary, Holdings or Intermediate Holdings is engaged in any trade or business in violation of Section 8.16.
Section 6.24Patriot Act. Each Loan Party and each of its Subsidiaries are in compliance with the (a) Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the Loans or any Letters of Credit will be used, directly or indirectly, for any payments to any Person, in violation of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions.
Section 6.25Regulatory Matters. Without limiting the generality of any other representation or warranty made in this Agreement, each Loan Party hereby represents and warrants that:
(a)Permits. Each Loan Party has (i) each Permit and other rights from, and have made all material declarations and filings with, all applicable Governmental Authorities, all self-regulatory authorities and all courts and other tribunals as materially necessary to engage in the Business conducted by the Loan Parties and the ownership, if any, and operation of the Facilities, and (ii) no knowledge that any Governmental Authority is considering materially limiting, suspending or revoking any such Permit. All such Permits are valid and in full force and effect and each Loan Party is in material compliance with the terms and conditions of all such Permits except where failure to be in such compliance or for a Permit to be valid and in full force and effect would not reasonably be expected to have a Material Adverse Effect.
(b)Specific Licensing. Each Loan Party is duly licensed under the Applicable Law of each state where such Loan Party conducts business and is required to be licensed to conduct business. Each Loan Party owns, leases or operates a health care business and/or provides health care goods and services and (i) if it maintains Medicare and Medicaid provider status, is the holder of a current and valid provider identification number and such Loan Party has not allowed, permitted, authorized or caused any other Person to use any such provider identification number, and (ii) has obtained all material Permits necessary for any Loan Party to own its assets, to carry on its business, to execute, deliver and perform the Loan Documents, and to receive payments from the payors of its accounts (as defined in the UCC) and, if organized as a not-for-profit entity, has and maintains its status, if any, as an organization exempt from federal taxation under Section 501(c)(3) of the Internal Revenue Code.
(c)Physician Ownership. No physician has any direct or indirect “financial relationship” that constitutes an “ownership or investment interest” (each as defined in 42 C.F.R. §411.354) in any Loan Party or any Affiliate of any Loan Party other than under the exception for ownership of publicly traded securities (as defined in 42 C.F.R. §411.356(a)).
(d)Participation Agreements/Provider Status/Cost Reports.
(i)Each Loan Party has the requisite participation agreement or provider number or other Permit to bill Medicare and/or Medicaid program in the state or states in

14669370v7

which such Loan Party operates (to the extent such Loan Party participates in Medicare or Medicaid in such state or states) and all other Third Party Payor Programs which have historically accounted for any portion of the revenues of the Business or such Loan Party the loss of which would not reasonably be expected to have a Material Adverse Effect.
(ii)Except as would not reasonably be expected to have a Material Adverse Effect:
(A)there is no investigation, audit, claim review, or other action pending or, to the knowledge of any Loan Party, threatened which could reasonably be expected to result in a revocation, suspension, termination, probation, restriction, limitation, or non-renewal of any Participation Agreement or provider number or result in a Loan Party’s exclusion from any Third Party Payor Program;
(B)no Third Party Payor Program has made any decision not to renew any Participation Agreement or provider agreement related to the Business;
(C)no Loan Party has made any decision not to renew any Participation Agreement or provider agreement; and
(D)no action is pending or threatened to impose sanctions with respect to the Business or a penalty, sanction, fine or imposition upon any Loan Party.
(iii)To the knowledge of each Loan Party, each Loan Party and its contractors, have properly and legally billed all Third Party Payors (or intermediaries of Third Party Payors, as applicable) for goods and services rendered with respect to the Business and have maintained their records to reflect such billing practices. No material funds relating to any Loan Party are now, or, to the knowledge of any Loan Party will be, withheld by any Third Party Payor.
(iv)All Medicare, Medicaid, and private insurance cost reports and financial reports submitted by each Loan Party are and will be materially accurate and complete and have not been and will not be misleading in any material respects. No cost reports for any goods and services rendered with respect to the Business remain “open” or unsettled. There are no current, pending or outstanding Medicare, Medicaid or Third Party Payor Program reimbursement audits or appeals pending with respect to the Business or any Loan Party that would reasonably be expected to have a Material Adverse Effect and no Loan Party has any knowledge that any cost reports or financial reports previously given or declared are inaccurate.
(v)Other than funds advanced by Governmental Authorities in connection with disaster relief or similar programs to businesses similarly situated to the Loan Parties, no Loan Party has any obligation (whether or not currently due) under or pursuant to any agreement, instrument or applicable Law to reimburse, repay or make payment to any Governmental Authority for any loans, advances, grants or monies given or paid to any Loan Party or any Affiliate of any Loan Party and no Person asserts a claim that any such Loan Party has any such obligation to reimburse, repay or make

14669370v7

payment to any Governmental Authority for any loans, advances, grants or monies given or paid to any Loan Party or any Affiliate of any Loan Party.
(e)No Violation of Healthcare Laws. No Loan Party is in violation of any Healthcare Laws, except where any such violation would not reasonably be expected to have a Material Adverse Effect. With respect to any existing Healthcare Laws not currently effective (any “Future Effective Healthcare Law”), no Loan Party is aware of any fact, circumstance or condition that exists that if not cured or corrected would constitute a violation of any Future Effective Healthcare Law when the obligation of compliance under such Future Effective Healthcare Law becomes effective, except where any such violation would not have a Material Adverse Effect.
(f)Proceedings. No Loan Party is subject to any proceeding, suit or, to any Loan Party’s knowledge, investigation by any federal, state or local government or quasi-governmental body, agency, board or authority or any other administrative or investigative body (including the Office of the Inspector General of the United States Department of Health and Human Services): (i) which could reasonably be expected to result in the imposition of a material fine, sanction, or lower reimbursement rate for products or services rendered to eligible patients which has not been provided for on their respective financial statements, or which would reasonably be expected to have a Material Adverse Effect on any Loan Party or the operation of the Business or any material aspect thereof; (ii) which would reasonably be expected to result in the revocation, transfer, surrender, suspension or other impairment of a material portion of the Required Permits of the Business; (iii) which pertains to any state or federal Medicare or Medicaid cost reports or claims filed by any Loan Party (including, but not limited to, any reimbursement audits), or any disallowance by any commission, board or agency in connection with any audit of such cost reports in an amount material to the Business; or (iv) which pertains to or requests any voluntary disclosure pertaining to a potential material overpayment matter involving the submission of claims to such payor by any Loan Party.
(g)Fraud & Abuse.
(i)No Loan Party has, or to its knowledge has been threatened to have, and, to the knowledge of the Loan Parties, no owner, officer, manager, employee or person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §420.201) in any Loan Party has, to its knowledge, engaged in any of the following: (A) knowingly and willfully making or causing to be made any materially false statement or representation of a material fact in any application for any benefit or payment under any Healthcare Laws; (B) knowingly and willfully making or causing to be made any materially false statement or representation of a material fact for use in determining rights to any benefit or payment under any Healthcare Laws; (C) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under any Healthcare Laws on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (D) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Healthcare Laws, or (2) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by

14669370v7

Medicare, Medicaid, or any other Government Reimbursement Program; (E) presenting or causing to be presented a claim for reimbursement for services that is for an item or services that was known to be (1) not provided as claimed, or (2) false or fraudulent; or (F) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (1) a facility in order that the facility may qualify for Governmental Authority certification, or (2) information required to be provided under 42 U.S.C. § 1320a-3.
(ii)No Loan Party has been, or to its knowledge has been threatened to be, and no owner, officer, manager, employee or person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §420.201) in any Loan Party: (A) has had a civil monetary penalty assessed against him or her pursuant to 42 U.S.C. §1320a-7a or is the subject of a proceeding seeking to assess such penalty; (B) has been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a-7b) or is the subject of a proceeding seeking to assess such penalty, or has been “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (48 C.F.R. Subpart 8.4), or other applicable Laws or regulations; (C) has been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347, 1518 or is the subject of a proceeding seeking to assess such penalty; (D) has been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or qui tam action brought pursuant to 31 U.S.C. §3729 et seq.; (E) has been made a party to any other action by any Governmental Authority that may prohibit it from selling products to any governmental or other purchaser pursuant to any law; or (F) was or has become subject to any federal, state, local governmental or private payor civil or criminal investigations or inquiries, proceedings, validation review, program integrity review or statement of charges involving and/or related to its compliance with Healthcare Laws or involving or threatening its participation in Medicare, Medicaid or other Third Party Payor Programs or its billing practices with respect thereto, in each case, in a manner that would reasonably be expected to have a Material Adverse Effect.
(h)    Data Privacy.
(i)    No Loan Party has received written notice, nor to the knowledge of such Loan Party, oral notice, of any claim that the Loan Party or any of its respective contractors or employees, have suffered a breach of Personal Information as defined under applicable Law or is not in compliance with Applicable Laws relating to the collection, use or disclosure of Personal Information, except to the extent any such breach or non-compliance: (i) did not require and is not likely to require the Loan Party to provide notification in accordance with applicable Law to affected customers, patients or other impacted individuals, or to any Governmental Authority; (ii) would not be reasonably likely to have a Material Adverse Effect; or (iii) has not resulted in or is not reasonably likely to result in any claim or notice from any Governmental Authority

14669370v7

alleging a breach of Personal Information or non-compliance with law or referencing the investigation of any such breach of Personal Information or non-compliance with law.
(ii)    Each Loan Party has been, and is, in material compliance with all Applicable Laws relating to Personal Information. Each Loan Party maintains in effect data privacy and security policies that comply with Applicable Laws (including policies, training and procedures to ensure compliance with, the privacy standards and security standards promulgated pursuant to HIPAA), applicable to the conduct of its respective business and the types of Personal Information that the Loan Party collects from individuals and the uses and disclosures of such Personal Information.
Section 6.26Compliance of Products.
(a)Each Loan Party:
(i)except as set forth on Schedule 6.26(a), has been operating in compliance in all material respects with all reporting and regulatory requirements imposed upon it as well as the Specified Laws, including reporting to FDA and other agencies, to include state government agencies of product deviations, contamination or of device malfunctions and/or device-related serious injuries or deaths and reporting to FDA of Corrections or Removals, when and as required under the FDCA;
(ii)has not, and none of its officers, directors, employees, shareholders, their agents or affiliates have, made an untrue statement of material fact or fraudulent statement to the FDA or failed to disclose a material fact required to be disclosed to the FDA, committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991);
(iii)has not received any notice that any Governmental Authority, including the FDA, the Office of the Inspector General of the U.S. Department of Health and Human Services, the United States Department of Justice or any equivalent foreign agency, has commenced or threatened to initiate any action to enjoin a Loan Party, or any of its officers, directors, employees, shareholders, agents or Affiliates, from conducting their respective businesses at any facility owned or used by any of them, or for any material civil penalty, injunction, seizure or criminal action, or which would result in the revocation, transfer, surrender, suspension or other material impairment of any material portion of the Required Permits;
(iv)is not a participant in any federal program whereby any federal, state or local government or quasi-governmental body, agency, board or other authority may have the right to recover funds by reason of the advance of federal funds, including those authorized under the Hill-Burton Act (42 U.S.C. 291, et seq.);
(v)has not been threatened to be (A) excluded from United States health care programs pursuant to 42 U.S.C. §1320a7 and related regulations, (B) “suspended” or “debarred” from selling products to the United States government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (48 C.F.R. Subpart 9.4), or other applicable Laws

14669370v7

or regulations, or (C) made a party to any other action by any Governmental Authority that may prohibit it from selling products to any governmental or other purchaser pursuant to any law;
(vi)is in material compliance with all Environmental Laws;
(vii)maintains or causes to be maintained a standard of care in the storage, use, transportation and disposal of all Products, medical equipment, medical supplies, medical products and medical waste, of any kind and in any form, that is at least comparable to that which exists on the Closing Date and that is in conformity in all material respects with all Applicable Laws;
(viii)maintains or causes to be maintained corporate regulatory compliance program (“CCP”) in accordance with Specified Laws, applicable regulatory guidance, and customary business practices for each Loan Party which includes at least the following components: (A) specific officer within high-level personnel identified as having overall responsibility for regulatory compliance (B) training and education programs which effectively communicate the compliance standards and procedures to employees and agents; (C) policies and procedures to allow employees and other agents to anonymously report criminal or suspect conduct and potential compliance problems; (D) consistent enforcement of compliance policies including discipline of individuals responsible for the failure to detect violations of the CCP; and (E) mechanisms to immediately respond to detected violations of the CCP;
(ix)except as set forth on Schedule 6.26(a), has not received from the FDA at any time warning letters, “Untitled Letter”, other correspondence or notice setting forth allegedly objectionable observations or alleged violations of laws and regulations enforced by the FDA, including the FDCA, or any comparable correspondence from any state or local authority responsible for regulating medical device products and establishments, or any comparable correspondence from any foreign counterpart of the FDA, or any comparable correspondence from any foreign counterpart of any state or local authority with regard to any Product or the manufacture, processing, packing, or holding thereof;
(x)has entered into a Transport and Disposal Agreement with a reputable and qualified Person for the transport and disposal of hazardous wastes pursuant to which such Person has agreed to provide such transport and disposal services at all facilities at which such biomedical wastes and hazardous wastes are generated in conformity in all material respects with all Applicable Laws and such Transport and Disposal Agreement remains in full force and effect; and
(xi)except as set forth on Schedule 6.26(a), maintains or causes to be maintained a policy that prevents the exposure of employees or contractors to bloodborne pathogens by prohibiting staff from handling returned or used Product if such Product is not received in a decontaminated manner.
(b)With respect to Products:

14669370v7

(i)No Loan Party has acquired, received, or otherwise transferred any human tissue or organs for valuable consideration for use in human transplantation, in violation of any Applicable Law.
(ii)Except as set forth on Schedule 6.26(b), each Product has been and/or shall be manufactured, imported, possessed, owned, warehoused, promoted, sold, labeled, furnished, distributed and marketed in all material respects in accordance with all applicable Permits and Applicable Laws, including but not limited to the FDCA.
(iii)Without limiting the generality of Section 6.26(a)(i), with respect to any Product being tested or manufactured by any Loan Party or any Subsidiary of any Loan Party, such Person has received, and such Product shall be the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of such Person, and such Person has not received any notice from any applicable Governmental Authority, including the FDA, that such Governmental Authority is conducting an investigation or review of (A) such Person’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of Applicable Law (including Healthcare Laws) and/or the Required Permits related to the manufacture of such Product, or (B) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product by such Person should cease.
(iv)Without limiting the generality of Section 6.26(a)(i), with respect to any Product marketed, leased, rented, or sold by any Loan Party or any Subsidiary of any Loan Party, such Person shall have received, and such Product shall be the subject of, all Required Permits needed in connection with the marketing and sales of such Product as currently being marketed, leased, rented, or sold by such Person, and such Person has not received any notice from any applicable Governmental Authority, including the FDA, that such Governmental Authority is conducting an investigation or review of any such Required Permit or approval or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace.
(v)The Loan Parties and their respective Subsidiaries have not experienced any significant failures in their manufacturing of any Product such that the amount of such Product successfully manufactured by them in accordance with all specifications thereof and any required payments related thereto in any month shall decrease significantly with respect to the quantities of such Product produced in the prior month.
(c)Neither the execution nor performance by any Loan Party of any Loan Documents, nor the exercise of any remedies by any party thereunder, will adversely affect any of the Required Permits.
Section 6.27OFAC. Neither any Loan Party nor any Subsidiary or any Affiliate thereof is in violation of any of the Sanctions. Neither any Loan Party nor any Subsidiary thereof, nor to the knowledge of such Loan Party or any of its Subsidiaries, any director, officer, employee, agent, Affiliate or representative thereof (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in a

14669370v7

Sanctioned Entity, (c) derives revenues from investments in, or transactions with a Sanctioned Person or a Sanctioned Entity or (d) is owned or controlled by a Sanctioned Entity or a Sanctioned Person. No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, Issuing Bank, Swing Line Lender, or otherwise). The Loan Parties and their respective Subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with Sanctions.
Section 6.28Affected Financial Institution. No Loan Party is an Affected Financial Institution.
Section 6.29Anti-Corruption Laws. The Loan Parties and their respective Subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions.
Section 7.AFFIRMATIVE COVENANTS
Each Loan Party covenants and agrees that on and after the Closing Date and thereafter until the Facility Termination Date, such Loan Party shall, and shall cause each of its Subsidiaries to:
Section 7.1Financial Statements. Deliver to the Administrative Agent (for further distribution to each Lender):
(a)Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2026), consolidated balance sheets of AdaptHealth Corp., Holdings, the Loan Parties and their respective Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, retained earnings, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures as of the end of and for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and in the case of the consolidated financial statements audited and accompanied by a report and opinion of KPMG LLP or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than any emphasis of matter paragraph) or any qualification or exception as to the scope of such audit (except for qualifications for a change in accounting principles with which such accountants concur and which shall have been disclosed in the notes to the financial statements or other than as a result of, or with respect to, (A) an upcoming maturity date under this Agreement or (B) any actual or potential inability to satisfy any financial maintenance covenant under any Indebtedness of the Loan Parties and their respective Subsidiaries on a future date or in a future period).
(b)Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending March 31, 2026), consolidated balance sheets of AdaptHealth Corp., Holdings, the Loan Parties and their respective Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, retained

14669370v7

earnings, shareholders’ equity and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures as of the end of and for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of AdaptHealth Corp., Holdings, the Loan Parties and their respective Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
As to any information contained in materials furnished pursuant to Section 7.2(e)(i), the Loan Parties shall not be separately required to furnish such information under Section 7.1(a) or Section 7.1(b), but the foregoing shall not be in derogation of the obligation of the Loan Parties to furnish the information and materials described in Sections 7.1(a) and 7.1(b) at the times specified therein.
Notwithstanding the foregoing, documents required to be delivered pursuant to clauses (a) and (b) of this Section 7.1 or Section 7.2(e)(i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR) or (ii) on which such documents are posted on the Loan Parties’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent). Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents; provided that the Borrower shall promptly notify (which may be by electronic mail) the Administrative Agent of the filing and availability of any such item and provide to the Administrative Agent by electronic mail a link thereto.
The Loan Parties hereby acknowledges that (A) the Administrative Agent and/or BofA Securities may, but shall not be obligated to, make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to AdaptHealth Corp., Holdings, the Loan Parties and their respective Subsidiaries, or Affiliates of any of the foregoing, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to AdaptHealth Corp., Holdings, the Loan Parties and/or their respective Subsidiaries, or their respective securities, for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.15), (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

14669370v7

Notwithstanding the foregoing, the Loan Parties shall be under no obligation to mark any Borrower Materials “PUBLIC”.
Section 7.2Certificates; Other Information. Deliver to the Administrative Agent (for further distribution to each Lender), in form and detail satisfactory to the Administrative Agent:
(a)[Reserved];
(b)Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b) (other than the financial statements referred to in Section 7.1(b) for the Fiscal Quarter ended March 31, 2026), a duly completed Compliance Certificate executed by an Authorized Officer of the Borrower, and such Compliance Certificate shall include such supplements to Schedule 6.17 as are necessary such that, as supplemented, such Schedule would be accurate and complete as of the date of such Compliance Certificate; provided that in the event that any item included in such supplement shall constitute, result in or disclose a Default or an Event of Default hereunder, in no event shall the delivery of such supplement constitute a waiver of such Default or Event of Default by the Administrative Agent or any Lender;
(c)Annual Budget. Within ninety (90) days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2026, the annual business plan and budget of AdaptHealth Corp., Holdings, the Loan Parties and their respective Subsidiaries containing projected financial statements (consisting of a consolidated balance sheet of AdaptHealth Corp., Holdings, the Loan Parties and their respective Subsidiaries and the related consolidated statements of income or operations and cash flows on a quarterly basis for the immediately following Fiscal Year);
(d)Audit Letters. Copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of AdaptHealth Corp., Holdings, the Loan Parties and their respective Subsidiaries by independent accountants in connection with the accounts or books of the Loan Parties and their respective Subsidiaries, or any audit of any of them;
(e)Public Company Reporting. (i) Promptly after the same are available (and in any event within ten (10) days thereof), copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of AdaptHealth Corp. and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act or to a holder of any Indebtedness owed by AdaptHealth Corp., Holdings, Intermediate Holdings, any Loan Party, or any Subsidiary in its capacity as such a holder and not otherwise required to be delivered to the Administrative Agent pursuant hereto, (ii) all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration or any successor agencies or authorities concerning environmental, health or safety matters, and (iii) all material reports and written information to and from any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters; and
(f)Additional Information. Promptly (and in any event within two (2) days after a request therefor), such additional information (including Medicare and Medicaid cost reports and

14669370v7

audits) regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request (including as required under the Patriot Act and the Beneficial Ownership Regulation).
Section 7.3Notices; Environmental Reports.
(a)Promptly (and in any event within two (2) Business Days) notify the Administrative Agent in writing (and upon receipt of such notice, the Administrative Agent shall notify each Lender) of the occurrence of any Default or Event of Default.
(b)Promptly notify the Administrative Agent in writing (and upon receipt of such notice, the Administrative Agent shall notify each Lender) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect.
(c)Promptly notify the Administrative Agent in writing (and upon receipt of such notice, the Administrative Agent shall notify each Lender) of the occurrence of any ERISA Event.
(d)Promptly notify the Administrative Agent in writing (and upon receipt of such notice, the Administrative Agent shall notify each Lender) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary.
(e)Promptly notify the Administrative Agent in writing (and upon receipt of such notice, the Administrative Agent shall notify each Lender) of the threat or institution of, or any material adverse development in, any Proceeding against or affecting any Loan Party (i) in which the amount involved or relief sought is in excess of $10,000,000, (ii) which would reasonably be expected to have a Material Adverse Effect, (iii) which seeks injunctive relief which, if granted, could reasonably be expected to result in losses, costs or expenses in excess of $10,000,000, (iv) which alleges criminal misconduct by any Loan Party, or (v) which alleges the material violation of any law regarding any Environmental Liability.
(f)Immediately notify the Administrative Agent in writing (and upon receipt of such notice, the Administrative Agent shall notify each Lender) upon the occurrence of, upon becoming aware of, or upon receipt of notice from a third party of, (i) any Loan Party’s default pursuant to the terms of any Material Contract to which such Loan Party is a party or (ii) the termination of, or the intent or threat to terminate, any such Material Contract.
(g)Upon the written request of the Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or would be reasonably expected to cause) the representations and warranties set forth in Section 6.9 to be untrue in any material respect, furnish or cause to be furnished to the Administrative Agent, at the Loan Parties’ expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on any Facilities and as to the compliance by any Loan Party or any of its Subsidiaries with Environmental Laws at such Facilities; it being understood and agreed that (i) if the Loan Parties fail to deliver such an environmental report within forty-five (45) days after receipt of such written request, then the Administrative Agent may arrange for same, and the Loan Parties hereby

14669370v7

grant to the Administrative Agent and its representatives access to the Facilities to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling) and (ii) the reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Loan Parties on demand and added to the Obligations secured by the Collateral Documents.
(h)Promptly notify the Administrative Agent (and upon receipt of such notice, the Administrative Agent shall notify each Lender) of any Loan Party’s receipt of notice of any citation, any investigation or audit, or pending or threatened proceedings relating to, any material violation by any Loan Party of any Healthcare Law, including (i) any investigation or audit or proceeding involving violation of any of the Medicare and/or Medicaid fraud and abuse provisions and (ii) any criminal or civil investigation initiated, claim filed or disclosure required by the Office of Inspector General, the Department of Justice, the Centers for Medicare & Medicaid Services, or any other Governmental Authority.
(i)Promptly notify the Administrative Agent (and upon receipt of such notice, the Administrative Agent shall notify each Lender) of any Loan Party’s receipt of a written recommendation from any Governmental Authority or other regulatory body that such Loan Party should have its licensure, provider or supplier number or accreditation suspended, revoked, or limited in any material way, or have its eligibility to participate in Medicare, Medicaid or any other government program to accept assignments or rights to reimbursement under Medicaid, Medicare, or any other government program regulations suspended, revoked, or limited in any material way.
(j)Promptly notify the Administrative Agent (and upon receipt of such notice, the Administrative Agent shall notify each Lender) of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.
(k)Promptly notify the Administrative Agent (and upon receipt of such notice, the Administrative Agent shall notify each Lender) of any Real Property subject to a Mortgage that is, or becomes, a Flood Hazard Property.
Each notice pursuant to this Section 7.3 shall be accompanied by a statement of an Authorized Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and propose to take with respect thereto. Each notice pursuant to Section 7.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
Section 7.4Payment of Obligations: Tax Returns.
(a)Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (i) all federal, state and other material Taxes upon it or its properties or assets, unless the same are being Properly Contested, and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being Properly Contested.
(b)Timely file or cause to be timely filed all federal, state and other material tax returns required to be filed.
Section 7.5Preservation of Existence, Material Contracts, Etc.

14669370v7

(a)Preserve, renew and maintain in full force and effect its legal existence under the laws of the jurisdiction of its organization, except in a transaction permitted by Section 8.4 or Section 8.5.
(b)Preserve, renew and maintain in full force and effect its good standing and qualification to do business under the laws of the jurisdiction of its organization and in any other jurisdiction where failure to so maintain good standing or qualification would have or would constitute a Material Adverse Effect.
(c)Preserve, renew and maintain all Governmental Approvals as are necessary for the conduct of its business as currently conducted and herein contemplated.
(d)Preserve, register and renew whenever applicable all of its material registered patents, copyrights, trademarks, trade names and service marks as are necessary for the conduct of its business as currently conducted and herein contemplated.
(e)Maintain all Material Contracts to which it is a party without default or right of any counterparty thereto to terminate or accelerate thereunder unless replaced with one or more alternative contracts of substantially equivalent value.
Section 7.6Maintenance of Properties.
(a)Maintain, preserve and protect all of its property owned or used in the operation of its business in good working order and condition, ordinary wear and tear excepted.
(b)Make all necessary repairs thereto and renewals and replacements thereof.
(c)Use the standard of care typical in the industry in the operation and maintenance of its Facilities.
Section 7.7Maintenance of Insurance. Maintain or cause to be maintained, with financially sound and reputable insurers, with respect to liabilities, losses or damage in respect of the assets, properties and businesses of each Loan Party as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks, and in amounts and otherwise on such terms and conditions as shall be customary for such Persons; it being understood and agreed that, without limiting the generality of the foregoing, each Loan Party and each of its Subsidiaries will: (a) maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property, if any, that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses; and (b) cause each such policy of insurance to (i) name the Administrative Agent, on behalf of the holders of the Obligations, as an additional insured by endorsement thereunder as its interests may appear, and (ii) in the case of each property insurance policy, contain a lender’s loss payable clause or endorsement, satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent, on behalf of the holders of the Obligations, as the lender’s loss payee thereunder and if agreed by the insurer (which agreement the Borrower shall use commercially reasonable efforts to obtain), provides for at least thirty (30) days’ prior written notice

14669370v7

(or such shorter prior written notice as may be agreed by the Administrative Agent in its reasonable discretion) to the Administrative Agent of any modification or cancellation of such policy; provided, that unless an Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to the applicable Loan Party, (B) to the extent the Administrative Agent receives any proceeds, the Administrative Agent shall turn over to the Borrower (or, upon the written request of the Borrower to the Administrative Agent, any designee of the Borrower) any amounts received by it as an additional insured or loss payee under any property insurance maintained by the Loan Parties and their respective Subsidiaries and (C) the Administrative Agent agrees that the Loan Parties and/or their respective applicable Subsidiaries shall have the sole right to adjust or settle any claims under such insurance; provided, further, that, any such proceeds shall be applied in accordance with Section 2.11(c) to the extent required thereby.
Section 7.8Compliance with Laws. Comply in all material respects with the requirements of all Applicable Laws and Governmental Approvals applicable to it (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or Property, except in such instances in which such requirement of Applicable Law or order, writ, injunction or decree is being Properly Contested or where failure to comply would not reasonably be expected to have a Material Adverse Effect; and the Loan Parties will (a) other than with respect to a Voluntary Termination, maintain in full force and effect, and free from restrictions, probations, conditions or known conflicts which would materially impair the use or operation of any healthcare or other business conducted or hereafter conducted or of the Business as it is currently conducted, all Permits necessary under Healthcare Laws to continue to bill or receive payment or reimbursement under all Third Party Payor Programs in which any Loan Party or the Business participates as of the Closing Date or any time hereafter, (b) provide to the Administrative Agent upon request, an accurate, complete and current list of all participation agreements with Third Party Payors with respect to the Business and the business of each Loan Party (collectively, “Participation Agreements”), and (c) other than with respect to a Voluntary Termination, at all times comply in all material respects with all requirements, contracts, conditions and stipulations applicable to such Loan Party necessary in order to maintain in good standing and without default or limitation under all such Participation Agreements.
Section 7.9Books and Records.
(a)Maintain proper books of record and account, in which full, true and correct entries shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be, in each case in accordance with GAAP.
(b)Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.
Section 7.10Inspection Rights. Permit (a) representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and conduct audits and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Loan Parties; provided that absent the existence of a continuing Event of Default, the Loan Parties shall be liable for no more than one (1) such inspection in any Fiscal Year; and (b) representatives and independent contractors of the Administrative Agent to conduct an annual audit of the Collateral at the expense of the Loan Parties and upon reasonable advance notice to the Loan Parties; provided that when an Event of Default exists the Administrative

14669370v7

Agent (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice and, in the case of Collateral audits, as frequently as deemed necessary by the Administrative Agent; it being understood and agreed that a representative of each Lender shall have the right to accompany the Administrative Agent in connection with all such inspections, audits and examinations (at such Lender’s sole cost and expense if an Event of Default has not occurred and is continuing).
Section 7.11Use of Proceeds.
(a)On the Closing Date, use the proceeds of the Revolving Loans and the Term Loans A to (i) refinance certain existing Indebtedness of the Loan Parties and their respective Subsidiaries (including Indebtedness outstanding under or in connection with the Existing Credit Agreement and the loan documentation entered into in connection therewith), (ii) pay transaction costs, fees and expenses related to the transactions contemplated by the Loan Documents to be consummated on or about the Closing Date and (iii) otherwise finance working capital, make Capital Expenditures, and for other general corporate purposes;
(b)Use the proceeds of the Delayed Draw Term Loans (i) to refinance Indebtedness outstanding under or in connection with the 2028 Senior Notes, (ii) for Permitted Acquisitions, and (iii) to pay transaction costs, fees and expenses related to the transactions contemplated by this Section 7.11(b); and
(c)After the Closing Date, use Letters of Credit and the proceeds of the Revolving Loans and Swing Line Loans to (i) finance working capital, make Capital Expenditures, and for other general corporate purposes, and (ii) finance Permitted Acquisitions or other similar Investments and to pay fees and transaction costs associated with such Permitted Acquisitions or other similar Investments;
provided that notwithstanding the foregoing, in no event shall the proceeds of any Credit Extension be used in contravention of Applicable Laws or of any Loan Document.
Section 7.12Additional Subsidiaries.
(a)Within forty-five (45) days after the end of each Fiscal Quarter (or such later date as may be agreed by the Administrative Agent in its sole discretion), notify the Administrative Agent in writing of each Subsidiary formed or acquired in such Fiscal Quarter (or, with respect to any Subsidiary, notify the Administrative Agent in writing of each Excluded Subsidiary that ceases to be an Excluded Subsidiary (including any Subsidiary that ceases to be an Immaterial Subsidiary)), together with the (i) jurisdiction of formation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto, with respect to each such Subsidiary.
(b)Within forty-five (45) days after the end of each Fiscal Quarter (or such later date as may be agreed by the Administrative Agent in its sole discretion), cause each Subsidiary (other than an Excluded Subsidiary) that was acquired, formed or ceased to be an Excluded Subsidiary (including any Subsidiary that ceased to be an Immaterial Subsidiary as of the end of the most recently completed Fiscal Quarter) during such Fiscal Quarter to (i) become a Guarantor by executing and delivering to the Administrative Agent a Guarantor Joinder Agreement or such

14669370v7

other document as the Administrative Agent may reasonably request for such purpose (including as required under the Pledge and Security Agreement) together with supplements to Schedules 6.13, 6.17, 6.20(a), 6.26(a) and Schedule 6.26(b) and any Schedule to the Collateral Documents, in each case, to the extent required to make such schedule true and correct as of the date of such Guarantor Joinder Agreement, and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.1(b), (g), and (i) and take any actions required under Section 7.14, and, if requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i) above), all in form, content and scope reasonably satisfactory to the Administrative Agent; provided that (A) if such Subsidiary is a Special Purpose Subsidiary, such Subsidiary shall not be required to become a Guarantor pursuant to this Section 7.12(b) at any time the related Permitted Securitization Transaction is in effect and (B) notwithstanding the foregoing, as permitted pursuant to the proviso set forth in the definition of “Excluded Subsidiary”, the Borrower shall be permitted to designate any Domestic Subsidiary that would otherwise constitute an “Excluded Subsidiary” as a “Guarantor” by causing such Subsidiary to comply with the provisions of this Section 7.12(b).
Section 7.13ERISA Compliance. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each ERISA Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each ERISA Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Pension Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code.
Section 7.14Further Assurances.
(a)Cause each Loan Party (including with respect to any Person that becomes a Loan Party after the Closing Date pursuant to the provisions of Section 7.12 or otherwise) to effectively grant to the Administrative Agent, for the benefit of holders of the Obligations, a valid and enforceable security interest in all of its property, including all of its Capital Stock (other than Excluded Property), as ratable security for the Obligations; and, in furtherance of the foregoing, to the extent requested by the Administrative Agent, within forty-five (45) days of such request (or such longer period of time as may be agreed by the Administrative Agent in its sole discretion), deliver to the Administrative Agent such instruments, documents and other agreements as are reasonably requested by the Administrative Agent and otherwise required to be provided pursuant to the Loan Documents.
(b)Without limiting the generality of the above, except with respect to Excluded Property, cause each Loan Party to cause (i) 100% of the issued and outstanding Capital Stock owned by such Loan Party in each Domestic Subsidiary directly owned by such Loan Party, and (ii) 65% of the issued and outstanding Capital Stock owned by such Loan Party entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock owned by such Loan Party not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)), in each case, in each Foreign Subsidiary and each Foreign Subsidiary Holdco directly owned by such Loan Party, in each case, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the holders of the Obligations, pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall request.

14669370v7

(c)If an Event of Default exists, with respect to each account (as defined in the UCC) for which either the perfection, enforceability, or validity of the Administrative Agent’s Liens in such account, or the Administrative Agent’s right or ability to obtain direct payment to the Administrative Agent of the proceeds of such account, is governed by any federal, state, or local statutory requirements other than those of the UCC, cause the Loan Parties to take such steps as the Administrative Agent may from time to time reasonably request to ensure such perfection, enforceability, validity of the Lien or right to obtain direct payment, including compliance with the Federal Assignment of Claims Act of 1940.
(d)At its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as the Administrative Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of the Administrative Agent for the benefit of holders of the Obligations on the Collateral (including Collateral acquired after the Closing Date), including on any and all assets of each Loan Party (other than Excluded Property), whether now owned or hereafter acquired, in each case except to the extent otherwise provided in Section 2 of the Pledge and Security Agreement.
Section 7.15Covenant with Respect to Environmental Matters. In respect of all environmental matters:
(a)comply in all material respects with the requirements of all federal, state, and local Environmental Laws applicable to the Loan Parties or their Property; notify the Administrative Agent promptly in the event of any spill, release or disposal of Hazardous Material on, or hazardous waste pollution or contamination affecting, the Facilities in material violation of applicable Environmental Laws of which a Loan Party has actual knowledge; forward to the Administrative Agent promptly any written notices relating to such matters received from any Governmental Authority; and pay when due any fine or assessment against the Facilities; provided that the Loan Parties shall not be required to pay any such fine or assessment so long as the validity thereof shall be Properly Contested; provided, further, that, in any event, payment of any such fine or assessment shall be made before any of their Property shall be subjected to a Lien or be seized or sold in satisfaction thereof;
(b)promptly notify the Administrative Agent upon becoming aware of any fact or change in circumstances that would be expected to cause any of the representations and warranties contained in Section 6.9 to cease to be true in all material respects (without duplication of any materiality qualifier therein) for any time before the then-Latest Maturity Date;
(c)not become involved, and will not knowingly permit any tenant of the Facilities to become involved, in any operations at the Facilities generating, storing, disposing, or handling Hazardous Materials in material violation of applicable Environmental Laws or any other activity that could lead to the imposition on any Lender or the Administrative Agent of any liability, or the imposition on the Loan Parties or the Facilities of any material liability or any lien under any Environmental Laws;
(d)promptly contain or remove any Hazardous Materials found on the Facilities in violation of any applicable Environmental Law, which containment or removal must be done in compliance with applicable Environmental Laws and at the Loan Parties’ expense; and the Loan

14669370v7

Parties agree that the Administrative Agent has the right, at its sole option but at the Loan Parties’ expense, to have an environmental engineer or other representative review the work being done; and
(e)indemnify, protect, defend and hold harmless each Indemnitee from and against and all liabilities, obligations, losses, damages (including, consequential damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, the reasonable fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential) now or hereafter arising as a result of any claim for environmental cleanup costs, any resulting damage to the environment and any other environmental claims against any Loan Party, any Lender, the Administrative Agent, any other Indemnitee or the Facilities (it being understood and agreed that the provisions of this Section 7.15(e) shall continue in effect and shall survive the Facility Termination Date).
Section 7.16Covenants with Respect to Real Property. With respect to any Real Property (other than Excluded Property) acquired by any Loan Party after the Closing Date, deliver to the Administrative Agent within ninety (90) days (or such longer period as may be agreed by the Administrative Agent at its sole option) of the date such Real Property was acquired, as the case may be, each in form and substance reasonably satisfactory to the Administrative Agent:
(a)a Mortgage encumbering the fee interest of any Loan Party in such Real Property;
(b)all other Mortgage Supporting Documents required by Administrative Agent with respect to such Real Property; and
(c)evidence reasonably satisfactory to the Administrative Agent of comprehensive “all risk” insurance with respect to such Real Property in form and substance satisfactory to the Administrative Agent.
Section 7.17[Reserved].
Section 7.18Covenants Regarding Products and Compliance with Required Permits.
(a)Without limiting the generality of Section 7.8, comply fully and completely in all material respects with all Required Permits at all times issued by any Governmental Authority, including the FDA, with respect to such development, testing, manufacture, marketing, sales, or leasing of such Product by such Person as such activities are at any such time being conducted by such Person, including the timely filing (after giving effect to any extension duly obtained) of all notifications, reports, submissions, Required Permit renewals, cost reports and other reports of every kind whatsoever required by applicable Laws (which reports shall be materially accurate and complete in all material respects and not misleading in any material respect and shall not remain open or unsettled) and shall operate in a manner such that the Required Permits remain in full force and effect.

14669370v7

(b)Maintain in full force and effect the Transport and Disposal Agreement or such other agreement in form and substance for the transport and disposal of hazardous wastes with respect to all facilities at which such waste is generated.
Section 7.19Healthcare Operations. Without limiting the generality of the foregoing covenants:
(a)timely file or caused to be timely filed (after giving effect to any extension duly obtained), all notifications, reports, submissions, Permit renewals, cost reports and other reports or documents of every kind whatsoever required by Healthcare Laws (which reports will be materially accurate and complete in all material respects and not misleading in any material respect and shall not remain open or unsettled);
(b)maintain in full force and effect, and free from restrictions, probations, conditions or known conflicts that would materially impair the use or operation of any healthcare or other business conducted or hereafter conducted by any Loan Party, all Permits necessary under Healthcare Laws to carry on the Business of the Loan Parties as it is conducted on the Closing Date or substantially similar thereto; and
(c)remain in material compliance with all Applicable Laws with respect to matters relating to patient or individual health care or Personal Information or data, including compliance in all material respects with applicable Privacy Laws, including HIPAA, by continuing to adopt, implement and maintain policies, procedures and continued personnel training regarding the transaction standards, privacy standards and security standards promulgated pursuant to HIPAA, and maintain information security processes that (i) include safeguards for the security, confidentiality and integrity of transactions and confidential or proprietary data or individually identifiable health information used, disclosed, or accessed and (ii) are designed to protect against unauthorized access to the Systems, the data and the systems of any third person service providers that have access to the Loan Parties’ data or Systems in compliance with applicable requirements of Privacy Laws.
Section 7.20Patriot Act; OFAC; Anti-Corruption Laws. (a) Comply with the Patriot Act, (b) use no part of the proceeds of the Loans or any Letters of Credit, directly, or to its knowledge, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, (c) comply with Sanctions and the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and (d) maintain policies and procedures designed to promote and achieve compliance with Sanctions and the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.
Section 7.21Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 7.21 in each instance within the time limits specified on Schedule 7.21.
Section 8.NEGATIVE COVENANTS

14669370v7

Each Loan Party covenants and agrees that on and after the Closing Date and thereafter until the Facility Termination Date, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:
Section 8.1Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (including any Earn-Out Obligations), except:
(a)the Obligations;
(b)Indebtedness of the Loan Parties and their respective Subsidiaries existing on the Closing Date and set forth in Schedule 8.1 and any Permitted Refinancing thereof;
(c)(i) Indebtedness (including obligations in respect of Capital Leases but excluding Synthetic Leases) incurred by the Loan Parties or any of their respective Subsidiaries to finance the purchase, construction, improvement, repair or replacement of fixed assets; provided that (A) such Indebtedness when incurred shall not exceed the purchase price, cost of construction, improvement, repair or replacements of the asset(s) financed, as applicable, plus fees, costs and expenses incurred in connection therewith and (B) the total amount of all such Indebtedness at any time outstanding shall not exceed an amount equal to the greater of (1) $155,000,000 and (2) an amount equal to 25% of LTM Consolidated EBITDA; (ii) any Permitted Refinancing of Indebtedness incurred in reliance on Section 8.1(c)(i);
(d)Indebtedness in respect of any Swap Agreement that is entered into in the ordinary course of business to hedge or mitigate risks to which any Loan Party or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities (it being acknowledged by each Loan Party that a Swap Agreement entered into for speculative purposes or of a speculative nature is not a Swap Agreement entered into in the ordinary course of business to hedge or mitigate risks);
(e)intercompany Indebtedness permitted pursuant to Section 8.3 (other than by reference to this Section 8.1); provided that any Indebtedness of a Loan Party owing to any Subsidiary that is not a Loan Party shall be subject to a Subordination Agreement reasonably acceptable to the Administrative Agent in its sole discretion;
(f)Indebtedness assumed in connection with (or attaching to assets of a Person that becomes a Subsidiary in connection with) a Permitted Acquisition or other Investment not prohibited hereunder; provided that (i) the aggregate amount of all such Indebtedness at any time outstanding shall not exceed an amount equal to the greater of (A) $35,000,000 and (B) an amount equal to 5% of LTM Consolidated EBITDA and (ii) such Indebtedness exists at the time such Person becomes a Subsidiary or such Permitted Acquisition or other Investment occurs and is not created in contemplation of or in connection therewith;
(g)Guarantees with respect to Indebtedness permitted pursuant to this Section 8.1;
(h)current Indebtedness maturing in less than one (1) year and incurred in the ordinary course of business for raw materials, supplies, equipment, services Taxes or labor;
(i)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business or consistent with past practice;

14669370v7

(j)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations (including, in each case, letters of credit issued to provide such bonds, guaranties and similar obligations), in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(k)Indebtedness arising from overdraft facilities and/or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(l)Indebtedness due to sellers in connection with Permitted Acquisitions, including any Earn-Out Obligations incurred in connection thereto;
(m)(i) Incremental Equivalent Debt; provided that the aggregate original principal amount of all Incremental Equivalent Debt established on or after the Closing Date, plus the aggregate original amount of all Revolving Commitments established in connection with all Revolver Increases on or after the Closing Date, plus the aggregate original principal amount of all Incremental Term Loans established on or after the Closing Date, shall not exceed, as of any date of determination, the Incremental Amount as of such date; and (ii) any Permitted Refinancing of Indebtedness incurred in reliance on Section 8.1(m)(i);
(n)(i) other Indebtedness in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of (A) $125,000,000 and (B) an amount equal to 20% of LTM Consolidated EBITDA; and (ii) any Permitted Refinancing of Indebtedness incurred in reliance on Section 8.1(n)(i);
(o)(x) Indebtedness arising under the Existing Senior Notes (and any Permitted Refinancing thereof) and (y)(i) other senior unsecured Indebtedness of the Borrower or any Subsidiary issued after the Closing Date and (ii) any Permitted Refinancing of Indebtedness incurred in reliance on Section 8.1(o)(y)(i); provided that with respect to Indebtedness incurred pursuant to clause (y)(i):
(i)no Event of Default has occurred and is continuing immediately prior to or after giving effect to the incurrence of such Indebtedness;
(ii)the Borrower shall have delivered to the Administrative Agent a certificate signed by an Authorized Officer of the Borrower demonstrating that (and including reasonably detailed calculations to demonstrate that), upon giving effect to the incurrence of such Indebtedness and the application of proceeds thereof on a Pro Forma Basis (and assuming for such purposes that such Indebtedness is fully drawn), the Loan Parties would be in compliance with the financial covenants set forth in Section 8.8, recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been (or were required to have been) delivered pursuant to Section 7.1(a) or Section 7.1(b), as applicable;
(iii)the maturity date of such Indebtedness shall be at least 181 days after the then-Latest Maturity Date;
(iv)such Indebtedness shall not be subject to any mandatory redemption, mandatory repurchase or other mandatory prepayments of principal other than in

14669370v7

connection with (A) a change of control (or other comparable term) and (B) sales or other dispositions of property (including casualty events) in each case to the extent such proceeds are not prohibited from prepaying the Obligations; and
(v)such Indebtedness shall not be subject to any covenants or events of default that are materially more restrictive than covenants and events of default that are usual and customary for senior unsecured high yield notes giving due regard to prevailing conditions in the syndicated loan and financial markets and operational requirements of the Consolidated Group taken as a whole;
(vi)provided, further, that, clauses (iii) and (iv) of the immediately preceding proviso shall not apply to bridge Indebtedness, so long as (x) either (I) such bridge Indebtedness is incurred with the intent to repay or prepay such bridge Indebtedness with the proceeds of permanent Indebtedness that complies with the requirements of such clauses (iii) and (iv), or (II) at the maturity of such bridge Indebtedness, such bridge Indebtedness is structured such that it shall automatically convert to (or shall be structured such that is required to be exchanged for) Indebtedness that complies with the requirements of such clauses (iii) and (iv), (y) such bridge Indebtedness shall not be subject to any scheduled amortization payments (other than payments required at the maturity thereof), and (z) the only prepayments required to be made on such bridge Indebtedness shall be such prepayments as are customary for similar bridge financings in light of then-prevailing market conditions;
(p)Indebtedness of any Subsidiary that is not a Loan Party in an aggregate principal amount at any time outstanding not to exceed an amount equal to the greater of (i) $35,000,000 and (ii) an amount equal to 5% of LTM Consolidated EBITDA;
(q)Indebtedness under Securitization Transactions; provided that:
(i)the Attributable Principal Amount thereunder at any time outstanding shall not exceed an amount equal to the greater of (A) $30,000,000 and (ii) an amount equal to 5% of LTM Consolidated EBITDA;
(ii)no Event of Default has occurred and is continuing immediately prior to or after giving effect to such Securitization Transaction;
(iii)prior to entering into such Securitization Transaction, the Borrower shall have delivered to the Administrative Agent a certificate signed by an Authorized Officer of the Borrower demonstrating that (and including reasonably detailed calculations to demonstrate that), upon giving effect to such Securitization Transaction on a Pro Forma Basis (and assuming for such purpose that all amounts with respect thereto are fully drawn), the Loan Parties would be in compliance with the financial covenants set forth in Section 8.8, recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been (or were required to have been) delivered pursuant to Section 7.1(a) or Section 7.1(b), as applicable; and
(iv)such Securitization Transaction shall be non-recourse to the Loan Parties and their respective Subsidiaries other than with respect to purchase or repurchase obligations for breaches of representations and warranties, performance guaranties and indemnity obligations and other similar undertakings in each case that are customary for similar standard market accounts receivable securitizations;

14669370v7

(r)to the extent constituting Indebtedness, advances in respect of transfer pricing, shared services agreements, cost-sharing arrangements and other similar arrangements (e.g., “cost plus” arrangements), in each case, in the ordinary course of business;
(s)Indebtedness representing deferred compensation to employees incurred in the ordinary course of business; and
(t)to the extent constituting Indebtedness, judgments not constituting an Event of Default under Section 9.1(h);
(i)provided that, notwithstanding anything to the contrary in this Section 8.1 or otherwise, (x) no Special Purpose Subsidiary shall contract, create, incur, assume or permit to exist any Indebtedness other than Indebtedness existing from time to time under any Permitted Securitization Transaction to which such Special Purpose Subsidiary is a party and (y) in no event shall any documentation governing any Indebtedness permitted pursuant to this Section 8.1 (other than this Agreement or the documentation governing any of the Existing Senior Notes (as such documentation is in effect on the Closing Date)) prohibit the creation, incurrence or existence of any Lien on any of the Capital Stock of the Borrower held by Intermediate Holdings.
Section 8.2Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document;
(b)Liens existing on the Closing Date and listed on Schedule 8.2;
(c)Liens (other than Liens imposed under ERISA) for Taxes not yet delinquent or which are being Properly Contested;
(d)statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided that such Liens secure only amounts not yet due and payable or, if due and payable, (i) are unfiled and no other action has been taken to enforce the same or (ii) are being Properly Contested;
(e)segregated cash pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)segregated cash deposits to secure the performance of bids, trade contracts, licenses and leases, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature (other than Indebtedness) incurred in the ordinary course of business;
(g)easements, rights-of-way, restrictions and other similar encumbrances affecting Real Property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value or marketability of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)Liens securing Indebtedness permitted under Section 8.1(c), provided that (i) such Liens do not at any time encumber any Property other than the Property that is purchased,

14669370v7

constructed, improved, repaired or replaced with the proceeds of such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the Property being purchased, constructed, improved, repaired or replaced on the date of purchase, construction, improvement, repairment or replacement and (iii) such Liens (unless such Lien is a refinancing a pre-existing Lien) attached to such Property concurrently with or within thirty (30) days after the purchase, construction, improvement, repairment or replacement thereof;
(i)leases, subleases, licenses and sublicenses granted to others not interfering in any material respect with the business of any Loan Party or any Subsidiary and not adverse to the interests of the Administrative Agent, the Issuing Banks or the Lenders in any material respect;
(j)any interest of title of a lessor under, and Liens arising from precautionary UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) solely evidencing such lessor’s interest under, leases permitted by this Agreement;
(k)normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions holding such deposits;
(l)Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;
(m)Liens solely on any cash earnest money deposits made by any Loan Party or any Subsidiary in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;
(n)all bonds, deposits and security instruments or other Liens required or imposed by any Governmental Authority or Third Party Payor in connection with the Business of the Loan Parties in the ordinary course of business;
(o)Liens in favor of an Issuing Bank or the Swing Line Lender on Cash Collateral provided pursuant to this Agreement and securing the obligations of a Defaulting Lender to fund risk participations hereunder;
(p)Liens consisting of judgment, appeal bonds, judicial attachment liens or other similar Liens arising in connection with court proceedings; provided that the enforcement of such Liens is effectively stayed and all such Liens secure judgments the existence of which do not constitute an Event of Default under Section 9.1(h);
(q)Liens (junior in priority and subordinated in all respects to the Liens securing the Obligations in a manner satisfactory to the Administrative Agent through at least one hundred and eighty (180) days following the then-Latest Maturity Date) securing Indebtedness permitted pursuant to Section 8.1(l);
(r)Liens securing Indebtedness permitted pursuant to Section 8.1(m);
(s)Liens not otherwise permitted hereunder so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby at any time outstanding nor (ii) the aggregate fair market value (determined as the date such Lien is incurred) of the assets subject thereto exceeds an amount equal to the greater of (A) $125,000,000 and (B) an amount equal to 20% of LTM Consolidated EBITDA;

14669370v7

(t)Liens on Securitization Related Property created or deemed to existing in connection with any Permitted Securitization Transaction;
(u)Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying government reimbursement program costs and other actions or claims pertaining to the same or related matters or other medical reimbursement programs;
(v)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(w)Liens deemed to exist by reason of (i) any encumbrance or restriction (including put and call or similar arrangements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement or (ii) any encumbrance or restriction imposed under any contract for the sale by any Loan Party or any of its Subsidiaries of the Capital Stock of any Subsidiary, or any business unit or division of the business or any Subsidiary permitted by the terms of this Agreement; provided that in each case such Liens shall extend only to the relevant Capital Stock; and
(x)Liens on unearned insurance premiums and proceeds thereof to secured premiums payable under insurance policies;
provided that notwithstanding anything to the contrary in this Section 8.2 or otherwise, in no event shall Intermediate Holdings create, incur, assume or suffer to exist any Lien on any of the Capital Stock of the Borrower held by Intermediate Holdings (other than any such Lien granted pursuant to the Collateral Documents).
Section 8.3Investments. Make any Investments, except:
(a)Cash, Cash Equivalents and non-cash consideration (including Non-Cash Consideration) to the extent permitted pursuant to Section 8.5;
(b)accounts receivable created, acquired or made and trade credit extended in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(c)Investments consisting of stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors;
(d)Investments existing as of the Closing Date and set forth in Schedule 8.3; provided that the amount of such Investment is not increased after the Closing Date except in accordance with this Section 8.3;
(e)Guarantees permitted by Section 8.1 (other than by reference to this Section 8.3);
(f)Permitted Acquisitions (including Investments in any Loan Party (or in any Person that will be a Loan Party upon the consummation of such Permitted Acquisition) made in order to directly consummate such Permitted Acquisition) and Capital Expenditures otherwise permitted hereunder;

14669370v7

(g)loans or advances to officers, directors, managers, consultants and employees of any Loan Party for travel, entertainment, relocation and analogous ordinary business purposes or constituting advances in payroll payments and expenses or relating to indemnification or reimbursement in respect of liability relating to their serving in any capacity, in each case, to the extent treated as expenses for accounting purposes and incurred in the ordinary course of business;
(h)intercompany Investments by (i) any Loan Party in any other Loan Party (excluding Intermediate Holdings), (ii) any Subsidiary that is not a Loan Party in a Loan Party and (iii) any Subsidiary that is not a Loan Party in another Subsidiary that is not a Loan Party;
(i)to the extent constituting an Investment, Investments constituting Swap Agreements permitted pursuant to Section 8.1(d);
(j)Investments constituting deposits made in connection with the purchase of goods or services in the ordinary course of business or otherwise constituting deposits permitted pursuant to Section 8.2(f), Section 8.2(k) or Section 8.2(n);
(k)Investments in the ordinary course of business and consistent with past practice, consisting of (i) endorsements for collection or deposit, and (ii) customary trade arrangements with customers;
(l)[reserved];
(m)Investments (other than Acquisitions) to the extent that payment for such Investments is made solely from Net Cash Proceeds from the issuance or sale of Qualified Capital Stock of AdaptHealth Corp.;
(n)so long as no Event of Default shall have occurred and be continuing or would result therefrom, other Investments by the Loan Parties and their Subsidiaries not exceeding in the aggregate at any time outstanding an amount equal to the greater of (i) $140,000,000 and (ii) an amount equal to 22.5% of LTM Consolidated EBITDA;
(o)other Investments so long as at the time of such Investment (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect to such Investment on a Pro Forma Basis, (A) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.8 and (B) the Consolidated Total Leverage Ratio shall be less than 3.50:1.0, in each case, recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been (or were required to have been) delivered pursuant to Section 7.1(a) or Section 7.1(b), as applicable;
(p)Investments by the Loan Parties and their Subsidiaries in any Special Purpose Subsidiary in connection with any Permitted Securitization Transaction; provided that such Investments are customary in Securitization Transactions;
(q)Investments in receivables or other trade payables owing to any Loan Party or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Loan Party or any such Subsidiary deems reasonable under the circumstances;

14669370v7

(r)Investments in (i) prepaid expenses and negotiable instruments held for collection and (ii) lease, utility and workers compensation, unemployment insurance, other social security benefits or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), performance, progress, and similar deposits entered into as a result of the operations of the business in the ordinary course of business;
(s)to the extent constituting Investments, advances in respect of transfer pricing, shared services agreements, cost-sharing arrangements and other similar arrangements (e.g., “cost plus” arrangements), in each case, in the ordinary course of business;
(t)(i)(A) advances of payroll payments to employees in the ordinary course of business and (B) other loans or advances of payroll payments to employees not to exceed in the aggregate at any time outstanding an amount equal to the greater of (1) $5,000,000 and (2) an amount equal to 1% of LTM Consolidated EBITDA; and (ii) and investments made pursuant to employment and severance arrangements of officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business; and
(u)obligations of one or more officers or other employees of any Loan Party or any of its Subsidiaries in connection with such officer’s or employee’s acquisition of shares of Capital Stock of the Borrower or Capital Stock of any direct or any indirect parent so long as no cash or other assets are paid by any Loan Party or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations.
Section 8.4Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person; provided that, subject to the terms of Sections 7.12 and 7.14: (a) any Loan Party (other than Intermediate Holdings) may merge or consolidate with any other Loan Party (other than Intermediate Holdings); provided that if such transaction involves the Borrower, the Borrower is the surviving Person; (b) any Loan Party or any Subsidiary may consummate a Disposition permitted pursuant to Section 8.5 (other than by reference to this Section 8.4 (or any clause hereof)) or a Permitted Acquisition; (c) any Subsidiary that is not a Loan Party may merge or consolidate with: (i) any other Subsidiary that is not a Loan Party; provided that a Subsidiary shall be the surviving Person; or (ii) any Loan Party (other than Intermediate Holdings); provided, that such Loan Party is the surviving Person (and if such transaction involves the Borrower, the Borrower is the surviving Person); and (d) any Wholly Owned Subsidiary (other than the Borrower) may dissolve, liquidate or wind up its affairs at any time so long as such dissolution, liquidation or winding up, as applicable, would not reasonably be expected to have a Material Adverse Effect and substantially all of its assets and business is transferred (i) if such Wholly Owned Subsidiary is a Loan Party, to any other Loan Party and (ii) if such Wholly Owned Subsidiary is not a Loan Party, to any Loan Party or to another Subsidiary that is not a Loan Party; provided, further, that, notwithstanding anything in the foregoing to the contrary, no merger or consolidation otherwise permitted under any of the foregoing provisos shall be permitted if any Loan Party would not be Solvent after giving effect to such merger or consolidation.
Section 8.5Dispositions. Make any Disposition other than:
(a)sales of inventory and other assets in the ordinary course of business of the Loan Parties and their respective Subsidiaries (including on an intercompany basis);

14669370v7

(b)any sale, transfer or other disposition of Property by any Loan Party to any other Loan Party so long as no Loan Party would fail to be Solvent after giving effect to such sale, transfer or other disposition;
(c)so long as no Event of Default exists or would result therefrom, (i) the sale, transfer or disposition of equipment for fair market value and (ii) the sale or trade-in of equipment in connection with the acquisition of replacement equipment;
(d)the sale, transfer or other disposition of obsolete or worn out tangible Property which is no longer used or useful, or economically practicable to maintain, in the conduct of business of the Loan Parties and their respective Subsidiaries;
(e)any Involuntary Disposition by any Loan Party or any Subsidiary;
(f)leases, subleases, non-exclusive licenses or non-exclusive sublicenses (including IP Rights), in each case, in the ordinary course of business that do not interfere in any material respect with the business of the Loan Parties and their respective Subsidiaries, taken as a whole;
(g)the sale, transfer or other disposition of accounts receivable constituting bad debts in connection with the compromise, settlement or collection thereof in the ordinary course of business (and not as part of a bulk sale or receivables financing);
(h)other Dispositions by the Loan Parties and their respective Subsidiaries the proceeds (valued, in the case of Non-Cash Consideration, as set forth in the definition of “Non-Cash Consideration”) of which do not exceed an amount equal to 10% of Consolidated Total Assets in the aggregate in any Fiscal Year; provided that (i) no such Disposition involves (A) the sale or other disposition of a minority equity interest in the Borrower or (B) the sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 8.5, (ii) no less than seventy-five percent (75%) of the proceeds of such Disposition consist of cash, Cash Equivalents and Non-Cash Consideration received contemporaneously with the consummation of such Disposition (provided that the value of all Non-Cash Consideration existing at any time shall not exceed $15,000,000), (iii) the proceeds received in consideration for such Disposition shall not be less than the fair market value of the Property disposed of, (iv) the Net Cash Proceeds of any such Disposition are applied in the manner specified in Section 2.11(c)(ii) and (v) both immediately before and after giving effect to any such Disposition, no Event of Default exists or would result therefrom;
(i)other Dispositions by the Loan Parties and their respective Subsidiaries the proceeds (valued, in the case of Non-Cash Consideration, as set forth in the definition of “Non-Cash Consideration”) of which do not exceed in the aggregate in any Fiscal Year an amount equal to the greater of (i) $45,000,000 and (ii) an amount equal to 7.5% of LTM Consolidated EBITDA;
(j)the Disposition of Securitization Related Property by the Loan Parties and their respective Subsidiaries pursuant to any Permitted Securitization Transaction;
(k)Liens permitted pursuant to Section 8.2 (but, for the avoidance of doubt, not the sale or other disposition of property subject to such Lien), Investments permitted pursuant to Section 8.3, transactions permitted pursuant to Section 8.4 (other than by reference to this Section

14669370v7

8.5) and Restricted Payments permitted pursuant to Section 8.6, in each case to the extent constituting Dispositions;
(l)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar or replacement property, or other assets of comparable or greater value or usefulness to the business or (ii) an amount equal to the net proceeds of such Dispositions are promptly applied to the purchase price of such replacement property;
(m)Dispositions of cash, Cash Equivalents and/or Non-Cash Consideration and/or other assets that were Cash Equivalents when the relevant original Investment was made;
(n)the sale of Capital Stock in joint ventures to the extent required by or made pursuant to, customary buy/sell arrangements entered into in the ordinary course of business between the joint venture parties and sent forth in joint venture agreements;
(o)Dispositions of any assets (including Capital Stock): (i) acquired in connection with any Permitted Acquisition or other Investment permitted hereunder, which assets are not core or principal to the business of the Loan Parties and their respective Subsidiaries; provided that the fair market value of such assets does not exceed an amount equal to twenty-five percent (25%) of the total fair market value of all assets acquired in such Permitted Acquisition or other Investment; or (ii) made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition;
(p)Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party or any Subsidiary;
(q)any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;
(r)the surrender or waiver of any contract right or the settlement, release or surrender of any contract, tort or other claim of any kind, in each case, by any Loan Party or Subsidiary;
(s)Sale and Leaseback Transactions permitted pursuant to Section 8.15;
(t)any Disposition of any assets or property received as a result of a foreclosure by any Loan Party or any Subsidiary on any secured Investment or any other transfer of title with respect to any secured Investment in default;
(u)the unwinding of any Swap Agreement pursuant to its terms; and
(v)Dispositions described on Schedule 8.5; provided that any such Disposition shall only be permitted pursuant to this Section 8.5(v) to the extent such Disposition is consummated on or prior to April 9, 2028;
provided that, notwithstanding the foregoing, nothing in this Section 8.5 shall directly or indirectly permit any Disposition that would result in a Change of Control.

14669370v7

Section 8.6Restricted Payments. Make any Restricted Payment or incur any obligation to do so, except that:
(a)each Subsidiary may make Restricted Payments to any Person that owns Capital Stock in such Subsidiary, ratably according to their respective holdings of the type of Capital Stock in respect of which such Restricted Payment is being made;
(b)each Loan Party and each Subsidiary may make non-cash dividend payments or other distributions payable solely in the Capital Stock (other than Disqualified Capital Stock) of the Person making such dividend or distribution;
(c)Intermediate Holdings may make Restricted Payments to Holdings or any direct or indirect parent of Holdings to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock of Holdings (or such direct or indirect parent) held by any present or former employee or director of the Consolidated Group pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) upon such Person’s death, disability, retirement or termination of employment or under the terms of any such benefit plan or agreement; provided that (i) the aggregate amount of any such purchases or redemptions shall not exceed $10,000,000 in any Fiscal Year (with unused amounts in any Fiscal Year being carried over to succeeding Fiscal Years subject to a maximum of $40,000,000 in any Fiscal Year) and (ii) no Default or Event of Default then exists or would result therefrom;
(d)Intermediate Holdings may make Tax Distributions;
(e)Intermediate Holdings may make additional Restricted Payments in an aggregate amount not to exceed during the term of this Agreement an amount equal to the greater of (i) $30,000,000 and (ii) an amount equal to 5% of LTM Consolidated EBITDA, so long as (A) immediately before and after giving effect to such payment no Event of Default then exists or would result therefrom and (B) after giving effect to such Restricted Payment on a Pro Forma Basis, the Loan Parties shall be in compliance with the financial covenants set forth in Section 8.8, recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been (or were required to have been) delivered pursuant to Section 7.1(a) or Section 7.1(b), as applicable;
(f)[reserved];
(g)[reserved];
(h)Intermediate Holdings may make Restricted Payments not otherwise permitted by this Section 8.6 so long as (i) immediately before and after giving effect to such payment no Event of Default then exists or would result therefrom and (ii) after giving effect to such Restricted Payment on a Pro Forma Basis, (A) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.8 and (B) the Consolidated Total Leverage Ratio shall be less than 3.00:1.0, in each case, recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been (or were required to have been) delivered pursuant to Section 7.1(a) or Section 7.1(b), as applicable;
(i)Intermediate Holdings may make Restricted Payments to any direct or indirect parent company to enable such direct or indirect parent company to pay cash in lieu of fractional

14669370v7

shares of Capital Stock in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar Investment); and
(j)Intermediate Holdings may make additional Restricted Payments to the extent funded with the proceeds of an issuance of Capital Stock of Intermediate Holdings (or any direct or indirect parent of Intermediate Holdings) or capital contributions to Intermediate Holdings by Persons other than Intermediate Holdings and its Subsidiaries.
Section 8.7Change in Nature of Business. Engage to any material extent in any business different from the business conducted by the Loan Parties and their respective Subsidiaries on the Closing Date and businesses reasonably related thereto or reasonably ancillary, complementary or a reasonable extension, development or expansion of such business.
Section 8.8Financial Covenants.
(a)Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any Fiscal Quarter to be greater than 3.50:1.0; provided that in connection with any Permitted Acquisition for which the Total Consideration equals or exceeds $100,000,000 (a “Material Acquisition”), the maximum Consolidated Total Leverage Ratio shall be increased to 4.00:1.0 for each of the four (4) consecutive Fiscal Quarters ending immediately after the consummation of such Material Acquisition (including the Fiscal Quarter in which such Material Acquisition is consummated) (such period of increase, the “Adjustment Period”); provided, further, that, (i) the Borrower may terminate any Adjustment Period early, at any time, at its election in its sole discretion, and (ii) following the expiration (or termination, as applicable) of any Adjustment Period, the maximum Consolidated Total Leverage Ratio shall not be greater than 3.50:1.0.
(b)Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any Fiscal Quarter to be less than 3.00:1.0.
Section 8.9Transactions with Affiliates. Enter into or permit to exist any transaction or series of transactions with any Affiliate of such Person involving aggregate payments or consideration in excess of the greater of $5,000,000, other than (a) transactions solely between or among the Loan Parties and/or Subsidiaries of Loan Parties, (b) intercompany transactions expressly permitted pursuant to Section 8.1, Section 8.3, Section 8.4, Section 8.5 or Section 8.6, (c) customary and reasonable compensation and reimbursement of expenses of officers and directors, and (d) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arm’s length transaction with a Person other than an Excluded Subsidiary, officer, director or Affiliate.
Section 8.10Burdensome Agreements. Enter into or permit to exist any Contractual Obligation that encumbers or restricts the ability of any Loan Party or any Subsidiary to (a) pay dividends or make any other distributions to any Loan Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Loan Party, (c) make loans or advances to any Loan Party, (d) sell, lease or transfer any of its Property to any Loan Party, (e) grant any Lien on any of its Property to secure the Obligations pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (f) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(e) above) for: (i) this Agreement

14669370v7

and the other Loan Documents; (ii) customary restrictions set forth in any document or instrument governing Incremental Equivalent Debt incurred pursuant to Section 8.1(m); (iii) customary restrictions set forth in any document or instrument governing Indebtedness incurred pursuant to Section 8.1(o); (iv) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith; (v) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien; (vi) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5 pending the consummation of such sale; (vii) customary restrictions on assignment contained in leases, licenses and other contracts entered into in the ordinary course of business with third parties and not for the purpose of circumventing any provision of this Agreement; (viii) any document or instrument governing any Permitted Securitization Transaction; provided that any such restriction relates only to the applicable Securitization Related Property actually sold, conveyed, pledged, encumbered or otherwise contributed pursuant to such Permitted Securitization Transaction; (ix) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under this Agreement and applicable solely to such joint venture and the Capital Stock of such joint venture; (x) restrictions and conditions imposed by the terms of the documentation governing any Indebtedness of a Subsidiary that is not a Loan Party, which Indebtedness is permitted by this Agreement; provided that such restrictions apply solely to such non-Loan Party and its Subsidiaries; and (xi) any agreement or instrument governing Indebtedness assumed in connection with a Permitted Acquisition or similar Investment, to the extent the relevant encumbrance or restriction (A) was not agreed to or adopted in connection with, or in anticipation of, the respective Permitted Acquisition or similar Investment and (B) does not apply to any Loan Party or any Subsidiary, or the properties of any such Person, other than the Persons or the properties acquired in such Permitted Acquisition or such similar Investment.
Section 8.11Use of Proceeds. Use the proceeds of any Credit Extension, whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose; provided that no proceeds of any Credit Extension shall be received in any manner by any Excluded Subsidiary, including by way of any Investment or distribution of any Loan Party other than as expressly permitted herein.
Section 8.12Payment of Certain Indebtedness and Amendments to Certain Agreements.
(a)Pay any Earn-Out Obligations, in each case, (i) prior to the due date for such obligations or (ii) when an Event of Default is continuing.
(b)Pay any obligation in violation of any Subordination Agreement applicable to such obligation.
(c)Make any voluntary or optional payment or prepayment or redemption or acquisition for value of (including by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund or exchange (each, a “Restricted Debt Payment”) of any Senior Unsecured Indebtedness except for the following:
(i)the refinancing thereof with the net proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), to the extent not required to prepay any Loans pursuant to Section 2.11(c)(iii);

14669370v7

(ii)so long as immediately before and after giving effect to such Restricted Debt Payment, no Event of Default then exists or would result therefrom, Restricted Debt Payments in an aggregate amount during the term of this Agreement not to exceed an amount equal to the greater of (A) $45,000,000 and (B) an amount equal to 7.5% of LTM Consolidated EBITDA;
(iii)other Restricted Debt Payments; provided that (A) immediately before and after giving effect to such Restricted Debt Payment, no Event of Default then exists or would result therefrom, and (B) upon giving effect to such Restricted Debt Payment on a Pro Forma Basis, (1) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.8 and (2) the Consolidated Total Leverage Ratio shall be less than 3.00:1.0, in each case, recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been (or were required to have been) delivered pursuant to Section 7.1(a) or Section 7.1(b), as applicable; and
(iv)repayment in full of all Indebtedness outstanding under or in connection with the 2028 Senior Notes.
(d)Amend or modify, or waive any rights under, any Material Contract if, in any case, such amendment, modification or waiver, taken as a whole, would reasonably be expected to be materially adverse to the interests of the Administrative Agent, the Lenders and the Issuing Banks.
(e)Amend or modify any Senior Unsecured Indebtedness if such amendment or modifications, taken as a whole, would be materially adverse to the Lenders (unless, such Senior Unsecured Indebtedness, as so amended or modified, would at such time be permitted to be incurred pursuant to Section 8.1).
(f)Amend or modify any of the terms of any Permitted Securitization Transaction if such amendment or modification would add or change any term in a manner adverse to the Loan Parties or their respective Subsidiaries.
Section 8.13Organization Documents; Fiscal Year; Legal Name, State of Organization and Form of Entity.
(a)Amend, modify or change its Organization Documents, when taken as a whole, in a manner which is materially adverse to the interests of the Administrative Agent, the Lenders and the Issuing Banks.
(b)Change its Fiscal Year.
(c)Change its name, its state of organization or form of organization without providing thirty (30) days (or such shorter period as agreed to by the Administrative Agent in its sole discretion) prior written notice to the Administrative Agent; provided that nothing herein shall permit any Loan Party to change its state of organization in a state or jurisdiction outside the United States.
Section 8.14Ownership of Subsidiaries. Notwithstanding any other provisions of this Agreement to the contrary, (i) permit any Person (other than any Loan Party or any Wholly Owned Subsidiary of a Loan Party) to own any Capital Stock of any Subsidiary other than owned by any holders (other than Loan Parties) of Capital Stock of any non-Wholly Owned Subsidiary permitted under clauses

14669370v7

(d), (f) and/or (n) of Section 8.3, (ii) permit any Subsidiary to issue or have outstanding any shares of Disqualified Capital Stock, (iii) create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary other than pursuant to the Loan Documents or pursuant to the documents governing any Incremental Equivalent Debt.
Section 8.15Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction other than Sale and Leaseback Transactions with respect to any assets within 180 days of the acquisition of such assets; provided that the fair market value of the assets subject to any such Sale and Leaseback Transactions shall not exceed at any time outstanding an amount equal to the greater of (a) $25,000,000 and (b) an amount equal to 4% of LTM Consolidated EBITDA.
Section 8.16Limitations on Holding Companies. Permit AdaptHealth Corp., any AdaptHealth Corp. Existing Subsidiary, Holdings or Intermediate Holdings to: (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than, in the case of Intermediate Holdings only, (i) its Obligations, (ii) its obligations and liabilities in respect of any other Indebtedness permitted pursuant to Section 8.1 and (iii) its obligations and liabilities in respect of any other transaction not prohibited by this Agreement or any other Loan Document; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by any Adapt Health Corp. Existing Subsidiary, Holdings or Intermediate Holdings other than, with respect to Intermediate Holdings only, the Liens created under the Loan Documents to which it is a party; (c) engage in any business or activity or own any assets (including cash and Cash Equivalents) other than: (i)(A) in the case of AdaptHealth Corp., holding the Capital Stock of Holdings and each AdaptHealth Corp. Existing Subsidiary, (B) in the case of each AdaptHealth Corp. Existing Subsidiary, holding the Capital Stock of Holdings (so long as the holding by such AdaptHealth Corp. Existing Subsidiary of the Capital Stock of Holdings does not constitute a Change of Control), (C) in the case of Holdings, holding one hundred percent (100%) of the Capital Stock of Intermediate Holdings and (D) in the case of Intermediate Holdings, holding one hundred percent (100%) of the Capital Stock of the Borrower; (ii) in the case of Intermediate Holdings only, (A) performing its obligations under the Loan Documents, and (B) consummating any other transaction not prohibited by this Agreement or any other Loan Document; (iii) maintaining its legal existence (including the ability to incur fees, costs, taxes and expenses relating to such maintenance) and performing its obligations under its Organization Documents (as such Organization Documents are in effect on the Closing Date) (including the provision of indemnification and contribution to directors, officers, employees, members of management and consultants, as required pursuant to such Organization Documents); (iv) incurring fees, costs and expenses related to overhead and general operations as a holding company, including professional fees for legal, tax and accounting issues and paying taxes; (v)(A) in the case of AdaptHealth Corp., making Investments directly in Holdings and directly in each other AdaptHealth Corp. Existing Subsidiary; provided that all of the proceeds of any such Investment are either (1) used solely to pay fees, costs, taxes and expenses otherwise permitted pursuant to this clause (c) of this Section 8.16 or (2) contributed, substantially concurrently upon receipt thereof, directly or indirectly, to one or more Loan Parties; and (B) in the case of Holdings only, making Investments in Intermediate Holdings; (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group that includes AdaptHealth Corp., the AdaptHealth Corp. Existing Subsidiaries, Holdings, Intermediate Holdings and the Borrower; (vii) holding any cash, Cash Equivalents or other property received in connection with Restricted Payments permitted pursuant to Section 8.6; and (viii) engaging in activities incidental or reasonably related to any of the foregoing permitted activities described in this clause (c); (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; provided that this clause (d) shall not prohibit (i) AdaptHealth Corp. from contributing the Capital Stock of any AdaptHealth Corp. Existing Subsidiary held by AdaptHealth Corp. to any Subsidiary of Intermediate Holdings, (ii) any merger, consolidation, or

14669370v7

restructuring consummated solely between and among one or more AdaptHealth Corp. Existing Subsidiaries or (iii) any dissolution, liquidation or winding down of any AdaptHealth Corp. Existing Subsidiary; or (e) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.
Section 8.17Permits.
(a)(i) Suffer or permit to occur (A) any transfer of a Required Permit or rights thereunder to any Person (other than a Loan Party or the Administrative Agent) other than with respect to a Voluntary Termination or (B) any rescission, withdrawal, revocation, termination, amendment or modification of or other alteration to the nature, tenor or scope of any Required Permit except for any such amendment, modification or other alteration which does not have a Material Adverse Effect and does not materially adversely affect the Administrative Agent’s rights and remedies with respect to the Collateral; or (ii) rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of the Required Permits in any material respect, other than with respect to a Voluntary Termination.
(b)Terminate, surrender, modify, limit, withdraw or rescind any Participation Agreement or participation in any other Third Party Payor Program.
Section 8.18Sanctions; Anti-Corruption Laws.
(a)Use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, Issuing Bank, Swing Line Lender, or otherwise) of Sanctions.
(b)Use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other anti-corruption legislation in other jurisdictions.
Section 9.EVENTS OF DEFAULT; REMEDIES; APPLICATION OF FUNDS.
Section 9.1Events of Default. The occurrence of one or more of the following conditions or events shall constitute an Event of Default:
(a)Non-Payment. The Borrower or any other Loan Party fails to pay when and as required to be paid pursuant to this Agreement or any other Loan Document (and in the currency required hereunder), (i) any amount of principal of any Loan or any amount payable to any Issuing Bank in reimbursement of any drawing under a Letter of Credit, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) within five (5) Business Day after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 7.1, 7.2, 7.3, 7.5 (with respect to each Loan Party’s existence), 7.7, 7.10, 7.11, 7.12, 7.14 or Section 8; or

14669370v7

(c)Other Defaults. (i) An event of default has occurred under any other Loan Document, or (ii) any Loan Party fails to perform, observe or comply with any other covenant or agreement (not specified in subsections (a) or (b) above) contained in any Loan Document and such failure continues for thirty (30) days after the earlier of (A) an Authorized Officer of any Loan Party becoming aware of such failure or (B) notice thereof to any Loan Party by the Administrative Agent or any Lender; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith, shall be incorrect or misleading in any material respect when made or deemed made (except to the extent already qualified by knowledge, materiality or Material Adverse Effect, in which case it shall be true and correct in all respects and shall not be incorrect or misleading in any respect); or
(e)Cross-Default. (i) Any Loan Party or any Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of one or more items of Indebtedness (other than Indebtedness hereunder or under any Swap Agreement) having an aggregate principal amount (including undrawn committed or available amounts) of more than $50,000,000; (ii) any Loan Party or any Subsidiary fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (ii) shall not apply to a prepayment, conversion or exchange of customary bridge Indebtedness otherwise permitted pursuant to this Agreement; or (iii) there occurs under any Swap Agreement an Early Termination Date (as defined in such Swap Agreement) resulting from (A) any event of default under such Swap Agreement as to which any Loan Party or any Subsidiary is the Defaulting Party (as defined in such Swap Agreement) or (B) any Termination Event (as defined in such Swap Agreement) under such Swap Agreement as to which any Loan Party or any Subsidiary is an Affected Party (as defined in such Swap Agreement); or
(f)Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any Proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its Property is instituted without the consent of such Person and such Person fails to challenge such Proceeding or such Proceeding is challenged but continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Subsidiaries becomes unable to or admits in writing its inability or fails generally to pay its debts as they

14669370v7

become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Loan Party or any Loan Party otherwise becomes insolvent; or
(h)Judgments. There is entered against any Loan Party or any of its Subsidiaries (i) one or more final judgments or orders for the payment of money (including a disgorgement order issued by a Governmental Authority) in an aggregate amount exceeding $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has not disclaimed its obligation to cover), or (ii) one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000; or
(j)Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or the occurrence of the Facility Termination Date, ceases to be in full force and effect or ceases to give the Administrative Agent, for the benefit of the holders of the Obligations, a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Loan Documents with the priority required by the relevant Loan Document; or any Loan Party or any other Affiliate of a Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(k)Change of Control. There occurs any Change of Control; or
(l)Healthcare Proceedings. The institution of any proceeding by FDA or similar Governmental Authority to order the withdrawal of any Product or Product category that is material to any Loan Parties’ business, taken as a whole, from the market or to enjoin any such Person or any representative of any such Person from manufacturing, marketing, selling or distributing any Product or Product category that is material to such Persons’ business, taken as a whole where such proceeding would reasonably be expected to have a Material Adverse Effect; or
(m)Required Permits. The institution of any action or proceeding by the FDA or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Required Permit held by any Loan Party or any representative of such Person if the same would reasonably be expected to result in a Material Adverse Effect or a material adverse change in, or a material adverse effect upon, the prospects of the Loan Parties taken as a whole; or
(n)Enforcement Actions. The commencement of any enforcement action against any Loan Party by the FDA or any other Governmental Authority if such enforcement action would reasonably be expected to result in a Material Adverse Effect; or

14669370v7

(o)Product Recall. The Recall of any Product from the market, the voluntary withdrawal of any Product from the market, or actions to discontinue the sale of any Product, if the same would reasonably be expected to result in a Material Adverse Effect; or
(p)Change in Law. A Change in Law, including a change in FDA policies or procedures or state government agency policies or procedures, occurs which would reasonably be expected to have a Material Adverse Effect; or
(q)Inventory Supplier Agreements. The termination of any agreements with manufacturers that supply any Product or any components of any Product or any changes to any agreements with manufacturers that supply any Product or any components of any Product that would reasonably be expected to have a Material Adverse Effect.
Section 9.2Remedies. (a) Upon the occurrence of any Event of Default described in Section 9.1(f) or Section 9.1(g), automatically, and (b) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) the Required Lenders, upon notice to the Borrower by the Administrative Agent: (i) any Commitments each Lender and the obligation of each Issuing Bank to make L/C Credit Extensions shall immediately terminate; (ii) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each of the Loan Parties: (A) the unpaid principal amount of and accrued interest on the Loans, (B) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (C) all other Obligations; provided that the foregoing shall not affect in any way the obligations of the Revolving Lenders under Section 2.2(b)(iii) or Section 2.3(e); (iii) the Administrative Agent may enforce any and all Liens and security interests created pursuant to Collateral Documents; and (iv) the Administrative Agent shall direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.1(f) or Section 9.1(g) to pay automatically) to the Administrative Agent such additional amounts of cash, to be held as security for the Borrower’s reimbursement of Letter of Credit Obligations then outstanding under arrangements reasonably acceptable to the Administrative Agent, equal to the Outstanding Amount of the Letter of Credit Obligations at such time. Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default has been cured to the satisfaction of the Required Lenders or waived in writing in accordance with the terms of Section 11.4.
Section 9.3Application of Funds. After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit Fees but including all reasonable out-of-pocket fees, expenses and disbursements of any law firm or other counsel and amounts payable under Section 3.1, Section 3.2 and Section 3.3) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders (including all reasonable out-of-pocket fees, expenses and disbursements of any law firm or other

14669370v7

counsel payable in accordance with Section 11.2(a) and amounts payable under Section 3.1, Section 3.2 and Section 3.3), ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Letter of Credit Borrowings and other Obligations ratably among such parties in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and Letter of Credit Borrowings, (b) payment of Secured Swap Obligations, (c) payment of Secured Treasury Management Obligations, and (d) the Administrative Agent for the account of the Issuing Banks, to Cash Collateralize that portion of the Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among such parties in proportion to the respective amounts described in this clause Fourth payable to them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Laws.
Subject to Section 2.3 and Section 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
Notwithstanding the foregoing, Secured Swap Obligations and Secured Treasury Management Obligations shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Qualifying Swap Provider or Qualifying Treasury Management Bank, as the case may be. Each Qualifying Swap Provider or Qualifying Treasury Management Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Section 10 for itself and its Affiliates as if a “Lender” party hereto.
Section 10.AGENCY
Section 10.1Appointment and Authority.
(a)Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except with respect to the Borrower’s consent rights set forth in Section 10.6 and the provisions of Section

14669370v7

10.10, (i) the provisions of this Section are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks and (ii) neither any Loan Party nor any of its Subsidiaries shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Qualifying Swap Provider and a potential Qualifying Treasury Management Bank) and each of the Issuing Banks hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Section 10 and Section 11 (including Section 11.2, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 10.2Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary of the Borrower or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 10.3Exculpatory Provisions.
(a)Neither the Administrative Agent nor any Arranger shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, neither the Administrative Agent nor any Arranger, as applicable:
(i)shall be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

14669370v7

(ii)shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any Issuing Bank, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any member of the Consolidated Group or any of their respective Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, any Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.
(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.4 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or any Event of Default unless and until notice describing such Default or such Event of Default is given to the Administrative Agent in writing by the Borrower, a Lender or an Issuing Bank.
(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Institution or (ii) have any liability

14669370v7

with respect to or arising out of any assignment of Loans, or disclosure of confidential information, to any Disqualified Institution.
Section 10.4Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for any member of the Consolidated Group), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 10.5Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 10.6Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (unless a Default or Event of Default exists), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Institution. Whether or not a successor has been appointed such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by

14669370v7

Applicable Law by notice in writing to the Borrower and such Person remove such Person as the Administrative Agent and, with the consent of the Borrower (unless a Default or Event of Default exists), appoint a successor; provided that in no event shall any successor Administrative Agent be a Defaulting Lender or a Disqualified Institution. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days, or such earlier day as shall be agreed by the Required Lenders (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as a successor Administrative Agent is appointed as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.3(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 10.6). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.2 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (1) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders or the Issuing Banks and (2) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)Any resignation by Bank of America as Administrative Agent pursuant to this Section 10.6 shall also constitute its resignation as an Issuing Bank and the Swing Line Lender. If Bank of America resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit issued by Bank of America hereunder outstanding as of the effective date of its resignation as an Issuing Bank and all Letter of Credit Obligations with respect thereto, including the right to require the Revolving Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts, in each case, as set forth in Section 2.3. If Bank of America resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line

14669370v7

Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.2. Upon the appointment by the Borrower of a successor Issuing Bank or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swing Line Lender, as applicable, (ii) the retiring Issuing Bank and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
Section 10.7Non-Reliance on Administrative Agent, Arrangers and Other Lenders. Each of the Lenders and each of the Issuing Banks expressly acknowledges that neither the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any member of the Consolidated Group or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent or such Arranger to any Lender or any Issuing Bank as to any matter, including whether the Administrative Agent or such Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each Issuing Bank represents to the Administrative Agent and each Arranger that it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Consolidated Group, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Consolidated Group. Each Lender and each Issuing Bank represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or an Issuing Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or such Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

14669370v7

Section 10.8No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.
Section 10.9Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Section 2.10 and Section 11.2) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.10 and Section 11.2).
Section 10.10Collateral and Guaranty Matters.
(a)Each Lender (including in its capacities as a potential Qualifying Swap Provider and a potential Qualifying Treasury Management Bank) and each Issuing Bank irrevocably authorize the Administrative Agent:
(i)to release any Lien on any property granted to or held under any Loan Document securing the Obligations (A) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents or consented to in accordance with the terms of this Agreement (other than any sale or other disposition to another Loan Party), (B) to the extent such property becomes Excluded Property (as such term is defined on the Closing Date) in connection with the consummation of any transaction, the occurrence of any event or the occurrence of any other circumstance, in each case, that is permitted pursuant to the Loan Documents or (C) subject to Section 11.4, if approved, authorized or ratified in writing by the Required Lenders;

14669370v7

(ii)to subordinate any Lien on any property granted to or held under any Loan Document securing the Obligations to the holder of any Lien on such property that is permitted pursuant to Section 8.2(h) (as such Section is in effect on the Closing Date) or Section 8.2(m) (as such Section is in effect on the Closing Date); and
(iii)to release any Guarantor from its obligations under this Agreement and the other Loan Documents if such Person ceases to be a Subsidiary or becomes an Excluded Subsidiary, in each case, as a result of the occurrence of a transaction, event or other circumstance permitted under the Loan Documents; provided that no Wholly Owned Subsidiary may be released from its obligations as a Guarantor if such Person ceases to be a Wholly Owned Subsidiary unless, in any such case, (A) after giving effect to the occurrence of such transaction, event or other circumstance, such Wholly Owned Subsidiary is no longer a Subsidiary, or (B)(1) the transaction, event or other circumstance pursuant to which such Subsidiary ceases to be a Wholly Owned Subsidiary is consummated with a bona fide third party that is not an Affiliate of any Loan Party, (2) such Subsidiary does not own or have any exclusive license of, or other exclusive rights with respect to, any intellectual property material to the business of AdaptHealth Corp. and its Subsidiaries, take as a whole (or, after giving effect to such transaction, event or other circumstance, any such exclusive license or exclusive rights are held by a Loan Party), (3) at the time of such release and immediately after giving effect thereto on a Pro Forma Basis, the fair market value of such Subsidiary is deemed to be an Investment by the Borrower in such Subsidiary and such Investment is permitted by this Agreement and (4) the primary purpose of such transaction, event or other circumstance is not the release of any guarantee or Lien on such Subsidiary.
Upon request by the Administrative Agent at any time, (x) the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under this Agreement and the other Loan Documents pursuant to this Section 10.10 and (y) prior to the Administrative Agent’s release or subordination of its interest in a particular types or items or property, or prior to the release of any Guarantor, in each case in accordance with the provisions of this Section 10.10(a), an Authorized Officer of the Borrower shall certify to the Administrative Agent that such release or subordination of its interest in a particular types or items or property, or such release of any Guarantor, is permitted pursuant to this Section 10.10(a).
In addition to the above provisions of this Section 10.10(a), the Administrative Agent, each Lender (including in its capacities as a potential Qualifying Swap Provider and a potential Qualifying Treasury Management Bank) and each Issuing Bank acknowledge and agree that, automatically upon the occurrence of the Facility Termination Date, each Loan Party shall be released from its obligations under the Loan Documents (including the Guaranty) and all security interests in any Collateral shall be terminated and released. In connection with any such release and termination pursuant to the foregoing provisions of this paragraph, the Administrative Agent shall promptly execute and deliver to the Loan Parties, at the Loan Parties’ expense, all instruments and documents reasonably requested by the Loan Parties to evidence such release and termination (it being understood and agreed that any such instruments and documents shall be without recourse to or warranty by the Administrative Agent).
(b)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or

14669370v7

any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
(c)Anything contained in any of the Loan Documents to the contrary notwithstanding, but subject to Section 11.9, each of the Loan Parties, the Administrative Agent, and each other holder of the Obligations hereby agree that (i) no holder of the Obligations shall have any right individually to realize upon any of the Collateral or to enforce this Agreement, the Notes or any other Loan Document, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the holders of the Obligations, in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any other Lender or Lenders may be the purchaser of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the holders of the Obligations (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.
(d)No Secured Swap Agreement or Secured Treasury Management Agreement that obtains the benefits of Section 9.3, the Guaranty or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Section 10 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Swap Obligations or Secured Treasury Management Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Qualifying Swap Provider or the applicable Qualifying Treasury Management Bank, as the case may be; provided that, notwithstanding the foregoing, in no event shall the Administrative Agent be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Swap Obligations or Secured Treasury Management Obligations upon the occurrence of the Facility Termination Date.
Section 10.11Intercreditor Agreements; Subordination Agreements. Each Lender (including each Person that becomes a Lender after the Closing Date) and each Issuing Bank authorizes the Administrative Agent to execute, deliver and perform its obligations under each Acceptable Intercreditor Agreement and each Subordination Agreement and agrees to be bound by the terms of each Acceptable Intercreditor Agreement, each Subordination Agreement or each other subordination agreement contemplated or requested hereunder and entered into by the Administrative Agent; provided that it is understood and agreed that each Acceptable Intercreditor Agreement, each Subordination Agreement and each other subordination agreement contemplated or requested hereunder, in each case, shall be posted to the Lenders prior to the Administrative Agent’s execution and delivery thereof and this Section 10.11

14669370v7

shall be deemed to authorize the Administrative Agent’s execution, delivery and performance of its obligations thereunder so long as, on or prior to 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed Acceptable Intercreditor Agreement, such proposed Subordination Agreement or such other proposed subordination agreement, as applicable, the Administrative Agent has not received notice from Lenders comprising the Required Lenders that such Required Lenders object to such proposed Acceptable Intercreditor Agreement, such proposed Subordination Agreement or such other proposed subordination agreement, as applicable.
Section 10.12Erroneous Payments.
(a)If (x) the Administrative Agent notifies a Lender, an Issuing Bank, another holder of the Obligations or any Person who has received funds on behalf of a Lender, an Issuing Bank or another holder of the Obligations (any such Lender, any such Issuing Bank, any such other holder of the Obligations or any such other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, such Issuing Bank, such other holder of the Obligations or such other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.12 and held in trust for the benefit of the Administrative Agent and such Lender, such Issuing Bank or such other holder of the Obligations shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender, each Issuing Bank, each other holder of the Obligations or any Person who has received funds on behalf of a Lender, an Issuing Bank or another holder of the Obligations (and each of their respective successors and assigns) hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or

14669370v7

accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, such Issuing Bank, such other holder of the Obligations or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clause (x) or clause (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error and mistake has been made, in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender, such Issuing Bank or such other holder of the Obligations shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.12(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.12(a) or on whether or not an Erroneous Payment has been made.
(c)Each Lender, each Issuing Bank or each other holder of the Obligations hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, such Issuing Bank or such other holder of the Obligations under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, such Issuing Bank or such other holder of the Obligations under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender, any Issuing Bank or any other holder of the Obligations that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender, such Issuing Bank or such other holder of the Obligations at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender, such Issuing Bank or such other holder of the Obligations shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment Agreement (or, to the extent applicable, an agreement incorporating an Assignment Agreement by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to

14669370v7

such Erroneous Payment Deficiency Assignment, and such Lender, such Issuing Bank or such other holder of the Obligations shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent, as the assignee Lender, shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent, as the assignee Lender, shall become a Lender, an Issuing Bank or other holder of the Obligations, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender, Issuing Bank or other holder of the Obligations shall cease to be a Lender, an Issuing Bank or other holder of the Obligations, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, Issuing Bank or other holder of the Obligations, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent shall reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(e)Subject to Section 11.5 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender, applicable Issuing Bank or other applicable holder of the Obligations shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender, such Issuing Bank or such other holder of the Obligations (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent), and (y) may in the sole discretion of the Administrative Agent be reduced by an amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(f)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, an Issuing Bank or another holder of the Obligations, to the rights and interests of such Lender, such Issuing Bank or such other holder of the Obligations, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or

14669370v7

otherwise satisfy any Obligations owed by any Loan Party; provided that this Section 10.12(f) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that, for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(g)To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including any defense based on “discharge for value” or any similar doctrine.
(h)Each party’s obligations, agreements and waivers under this Section 10.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, an Issuing Bank or another holder of the Obligations, the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document and the Facility Termination Date.
Section 11.MISCELLANEOUS
Section 11.1Notices; Effectiveness; Electronic Communications.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.1(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Administrative Agent, the Borrower or any other Loan Party, Bank of America, in its capacity as an Issuing Bank, or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified in Appendix B; and
(ii)if to any Lender (including in such Lender’s capacity as an Issuing Bank), to the address, telecopier number, electronic mail address or telephone number in its Administrative Questionnaire on file with the Administrative Agent (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to AdaptHealth Corp., Holdings, the Loan Parties and their respective Subsidiaries).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if

14669370v7

not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 11.1(b), shall be effective as provided in Section 11.1(b).
(b)Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Section 2 if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent and the Borrower that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, with respect to clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)Change of Address, Etc. Each of any Loan Party, the Administrative Agent, each Issuing Bank and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each Issuing Bank and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to AdaptHealth Corp., Holdings, the Loan Parties and their respective Subsidiaries or their respective securities for purposes of United States Federal or state securities laws.
(d)Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE

14669370v7

ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any Issuing Bank, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(e)Reliance by Administrative Agent, Issuing Banks and Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Funding Notices, Conversion/Continuation Notices, Issuance Notices and Letter of Credit Applications) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 11.2Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, charges and disbursements of (x) one primary outside counsel for the Administrative Agent and its Affiliates taken as a whole, (y) if reasonably necessary, one special counsel in each relevant specialty, and (z) if reasonably necessary, one local counsel in any relevant jurisdiction) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Bank (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, charges and disbursements of (A) one primary counsel for the Administrative Agent, the Lenders and the Issuing Banks, taken as a whole, (B) if reasonably necessary, one special counsel for the Administrative Agent, the Lenders and the Issuing Banks, taken as a whole, in each relevant specialty, (C) if reasonably necessary, one local counsel for the Administrative Agent, the Lenders and the Issuing Banks, taken as a whole, in each relevant jurisdiction, and (D) in the case of any actual or perceived conflict of interest, one additional counsel to each group of similarly situated Persons, taken as a

14669370v7

whole) in connection with the enforcement or protection of its rights (1) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (2) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, charges and disbursements of (w) one primary counsel for such Indemnitees, taken as a whole, (x) if reasonably necessary, one special counsel for such Indemnitees, taken as a whole, in each relevant specialty, (y) if reasonably necessary, one local counsel for such Indemnitees, taken as a whole, in each relevant jurisdiction, and (z) in the case of any actual or perceived conflict of interest, one additional counsel to each group of similarly situated Indemnitees, taken as a whole) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including any Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record, in each case, that such Indemnitee reasonably believes is made by any Authorized Officer), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.3), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any other Loan Party, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or any Related Indemnitee Party of such Indemnitee, (B) result from a claim brought by the Borrower or any other Loan Party against such Indemnitee or any Related Indemnitee Party of such Indemnitee for material breach of the obligations of such Indemnitee or any Related Indemnitee Party of such Indemnitee hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (C) arise out of disputes between and among Indemnitees not involving an act or omission by any Loan Party or any of its Subsidiaries or Affiliates (other than in connection with any proceeding

14669370v7

brought against any such Indemnitee or any Related Indemnitee Party of such Indemnitee solely in its capacity as, or in the fulfillment of its role as, the Administrative Agent, an Arranger or other similar role under this Agreement and the other Loan Documents). This Section 11.2(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under Section 11.2(a) or Section 11.2(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (in each case, determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Bank or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), an Issuing Bank or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this Section 11.2(c) are subject to the provisions of Section 2.4(a).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, none of the Loan Parties shall assert, and each hereby waives, any claim against any Indemnitee or any Related Indemnitee Party of any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee (and no Related Indemnitee Party of any Indemnitee) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by such Indemnitee or such Indemnitee Related Party through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee or such Indemnitee Related Party of such Indemnitee as determined by a final, non-appealable judgment by a court of competent jurisdiction.
(e)Payments. All amounts due under this Section shall be payable promptly, but in any event within ten (10) Business Days after written demand therefor (including delivery of copies of applicable invoices, if any).
(f)Survival. The provisions of this Section shall survive resignation or replacement of the Administrative Agent, any Issuing Bank, the Swing Line Lender or any Lender, termination of the Aggregate Commitments, repayment, satisfaction and discharge of the loans and obligations hereunder and the Facility Termination Date.
Section 11.3Set-Off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held

14669370v7

and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, such Issuing Bank or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each of the Lenders and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the provisions of this Section 11.3, if at any time any Lender, any Issuing Bank or any of their respective Affiliates maintains one or more deposit accounts for the Borrower or any other Loan Party into which Medicare and/or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein.
Section 11.4Amendments and Waivers.
(a)Required Lenders’ Consent. Subject to Sections 1.7, 1.8, 1.9, 2.1(e)(iv), 2.18, 2.19, 3.1(a)(ii), 11.4(b), 11.4(c) and 11.4(d), no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Administrative Agent and the Required Lenders; provided that, notwithstanding anything to the contrary set forth in this Section 11.4, (i) the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect, mistake or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or any Issuing Bank, (ii) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the Commitments, Loans and/or Letter of Credit Obligations of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (B) any amendment, waiver or consent requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Class of Loans and/or Commitments, that by its terms adversely affects such Defaulting Lender disproportionately relative to other adversely affected Lenders shall require the consent of such Defaulting Lender, (iv) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (v) the Required Lenders shall determine whether or not to allow any Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders, (vi) any Autoborrow Agreement (and

14669370v7

any fee letter entered into in connection with any Autoborrow Agreement) may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (vii) this Agreement may be amended with the consent of the Administrative Agent, the Borrower and the applicable Issuing Bank (without the consent of any other party to any Loan Document) to modify the L/C Commitment of such Issuing Bank, and (viii) the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Loan Document to reflect terms, conditions and other provisions in the Loan Documents in accordance with clause (j)(B) of the first proviso to the definition of “Incremental Equivalent Debt” or clause (3) of the proviso set forth in clause (K) of the proviso to Section 2.1(e)(iii).
(b)Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender except as provided in clause (iii) in the proviso to Section 11.4(a)) that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:
(i)increase or extend any Commitment of such Lender (or reinstate any Commitment of such Lender terminated pursuant to Section 9.2) (it being understood and agreed that an amendment, modification or waiver of, or consent to any departure from any condition precedent in Section 5.2, or of any representation, warranty, covenant, Default or Event of Default shall not be considered an extension of, or increase in, any Commitment of any Lender);
(ii)waive, reduce or postpone any scheduled repayment (but not prepayment), alter the required application of any prepayment pursuant to Section 2.12 or the application of funds pursuant to Section 9.3, alter the required ratable reduction of any Commitments pursuant to Section 2.11(b) or amend, modify or waive any provision of Section 2.14, Section 11.5(g), the provisions of Exhibit 11.5(g) or any other provision of this Agreement to allow the Loan Parties to repay or purchase Loans or terminate Commitments, in each case, on a non-pro rata basis or for consideration other than in cash (it being understood and agreed that no such provisions shall be revised to permit the repayment or purchase of Loans or the termination of Commitments, in either case, with an exchange of indebtedness or equity (or the proceeds of indebtedness or equity issued concurrently therewith)) other than as expressly set forth herein on the Closing Date;
(iii)except as permitted pursuant to Section 2.3 (as in effect on the Closing Date), extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;
(iv)reduce the principal of or the rate of interest on any Loan (other than any waiver of the imposition of the Default Rate pursuant to Section 2.9) or any fee or premium payable hereunder (other than as provided in clause (ii) or clause (vi) of the proviso to Section 11.4(a)); provided that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

14669370v7

(v)extend the time for payment of any interest on any Loan (other than any waiver of the imposition of the Default Rate pursuant to Section 2.9) or any fee or premium payable hereunder;
(vi)reduce any reimbursement obligation in respect of any Letter of Credit;
(vii)amend, modify, terminate or waive any provision of this Section 11.4(b) or Section 11.4(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;
(viii)subordinate (A) the Liens securing any of the Obligations to the Liens securing any other Indebtedness or (B) any Loans in contractual right of payment to any other Indebtedness (any such other Indebtedness, to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in either the case of subclause (A) or subclause (B), unless each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees, any arrangement or restructuring fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than ten (10) Business Days; provided that (1) if any such adversely affected Lender does not accept an offer to provide its pro rata share of such Senior Indebtedness within the time specified for acceptance in such offer being made, such adversely affected Lender shall be deemed to have declined such offer and (2) any subordination expressly permitted by this Agreement as in effect on the Closing Date shall not be restricted by subclauses (A) and (B) above;
(ix)change the percentage of the Commitments or the aggregate outstanding principal amount of Loans that is required for the Lenders or any of them to take any action hereunder or amend the definition of “Required Lenders”, the definition of “Required Revolving Lenders” or the definition of “Required Class Lenders”;
(x)release all or substantially all of the Collateral or all or substantially all of the Guarantors from their obligations hereunder, in each case, except as expressly provided in the Loan Documents (as such Loan Documents are in effect on the Closing Date); or
(xi)consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Loan Document.

14669370v7

(c)Other Consents. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by the Borrower or any other Loan Party therefrom, shall:
(i)amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the written consent of the Swing Line Lender;
(ii)amend, modify, terminate or waive (A) any obligation of Revolving Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.3(e) without the written consent of the Administrative Agent and of each Issuing Bank, (B) the definition of “Alternative Currency” or Section 1.9 as it relates to any Issuing Bank’s obligation to make any L/C Credit Agreement without the written consent of such Issuing Bank or (C) any other provision hereof that would affect the rights or duties of any Issuing Bank under this Agreement or any other Loan Document relating to any Letter of Credit issued or to be issued by it without the written consent of such Issuing Bank;
(iii)amend, modify, terminate or waive any provision of this Section 11 as the same applies to the Administrative Agent, or any other provision hereof that would affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document without the written consent of the Administrative Agent; or
(iv)change any provisions of any Loan Documents in a manner that by its terms directly and materially adversely affect the rights of Lenders holding Commitments and/or Loans of one Class differently from the rights of Lenders holding Commitments and/or Loans of any other Class without the written consent of the applicable Required Class Lenders.
(d)Other Amendments. Notwithstanding anything in this Section 11.4 to the contrary: (i) the consent of the Borrower and the other Loan Parties shall not be required for any amendment, modification or waiver of the provisions of Section 10 (other than the provisions of Sections 10.6 or Section 10.10) so long as such amendment is not adverse to the interests of the Borrower and the other Loan Parties; (ii) the Loan Parties and the Administrative Agent, without the consent of any other party hereto, may enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the holders of the Obligations, or as required by local law to give effect to, or protect any security interest for the benefit of the holders of the Obligations, in any property or so that the security interests therein comply with Applicable Law; (iii) this Agreement and any other Loan Document may be amended (or amended and restated) without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment (or amendment and restatement), such Lender shall no longer be a party to this Agreement (as so amended (or amended and restated)), such Lender shall have no commitment or other obligation hereunder or under any other Loan Document, and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and any other Loan Document substantially concurrently with the effectiveness of such amendment (or amendment and restatement); and (iv) this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the

14669370v7

Administrative Agent, the Loan Parties and the relevant lenders providing such additional credit facilities, to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding hereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof, to include appropriately the lenders holding such credit facilities in any determination of Required Lenders, Required Revolving Lenders, Required Class Lenders, or other applicable voting provisions, and to make such other technical, operational or administrative changes as may be determined by the Administrative Agent and the Borrower in connection with the foregoing.
(e)Execution of Amendments, etc. Each amendment, consent or waiver executed and delivered in accordance with this Section 11.4 shall be acknowledged by the Administrative Agent. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.4 shall be binding upon the Administrative Agent, each Lender and each Issuing Bank at the time outstanding, each future Lender and each future Issuing Bank and, if signed by the Borrower, on the Borrower.
Section 11.5Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section (and, in the case of any assignee that is the Borrower, in accordance with the provisions of subsection (g) of this Section), (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans (including for purposes of this subsection (b), participations in Letter of Credit Obligations and in Swing Line Loans) and obligations hereunder at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.

14669370v7

(A)In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any credit facility) or contemporaneous assignments to Approved Funds (determined after giving effect to such assignments) that equal to at least the amounts specified in subsection (b)(i)(B) of this Section in the aggregate, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.
(B)In any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and obligations in respect thereof outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of any Revolving Commitments and/or Revolving Loans, or $1,000,000, in the case of any assignment in respect of any Class of Term Loan Commitments and/or any Class of Term Loans, unless each of the Administrative Agent and, so long as no Event of Default shall have occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitments and Loans assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans, or (B) prohibit any Lender from assigning all or a portion of its rights and obligations on a non-pro rata basis as between its Revolving Commitment and/or Revolving Loans, on the one hand, and any Term Loan Commitment and/or Term Loans, on the other the hand.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (1) an Event of Default shall have occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for assignments in respect of (1) any unfunded Term Loan Commitment or any Revolving Commitment, if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an

14669370v7

Approved Fund with respect to such Lender or (2) a funded Term Loan to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund;
(C)the consent of each Issuing Bank (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of any Revolving Commitment; and
(D)the consent of the Swing Line Lender (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of any Revolving Commitment.
(iv)Assignment Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee in the amount of $3,500, unless waived, in whole or in part by the Administrative Agent in its discretion. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower (except in accordance with subsection (g) below) or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural persons).
(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Revolving Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned

14669370v7

by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1(c), 3.2, 3.3 and 11.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. The Borrower will execute and deliver on request, at its own expense, Notes to the assignee evidencing the interests taken by way of assignment hereunder. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment Agreement delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Letter of Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural persons), a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.2(c) with respect to any payments made by such Lender to its Participant(s) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (b) or (c) of

14669370v7

Section 11.4 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1(c), 3.2 and 3.3 (subject to the requirements and limitations therein, including the requirements under Section 3.3(f) (it being understood that the documentation required under Section 3.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.17 and 3.4 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 3.2 or Section 3.3, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Sections 2.17 and 3.4 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, or any promissory notes evidencing its interests hereunder, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 11.5 shall not apply to any such pledge or assignment of a security agreement; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Disqualified Institutions.
(i)No assignment shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment as otherwise contemplated by this Section 11.5, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant

14669370v7

to, and/or the expiration of the notice period referred to in, the definition of “Competitor”), such assignee shall not retroactively be considered a Disqualified Institution. Any assignment in violation of this clause (f)(i) shall not be void, but the other provisions of this clause (f) shall apply.
(ii)If any assignment is made to any Disqualified Institution without the Borrower’s prior consent in violation of clause (f)(i) above, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, prepay such Term Loans by paying the lesser of (1) the principal amount thereof and (2) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 11.5), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (1) the principal amount thereof and (2) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (x) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.5(b), (y) such assignment does not conflict with Applicable Laws and (z) in the case of clause (B) above, the Borrower shall not use the proceeds from any Loans to prepay Term Loans held by Disqualified Institutions.
(iii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (1) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (2) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (3) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B)(1) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (2) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (I) not to vote on such Plan of Reorganization, (II) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (I), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (III)

14669370v7

not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (II).
(iv)The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.
(g)Borrower Buybacks. Notwithstanding anything in this Agreement to the contrary, any Lender may, at any time, assign all or a portion of its Term Loans on a non-pro rata basis to the Borrower in accordance with the procedures set forth on Exhibit 11.5(g), pursuant to an offer made available to all Lenders on a pro rata basis (a “Dutch Auction”), subject to the following limitations:
(i)the Borrower shall represent and warrant, as of the date of the launch of the Dutch Auction and on the date of any such assignment, that neither the Borrower, its Affiliates nor any of their respective directors or officers has any material non-public information that has not been disclosed to the Lenders generally (other than to the extent any such Lender does not wish to receive material non-public information with respect to the Borrower or its Subsidiaries or any of their respective securities) prior to such date or that the Borrower cannot make such representation and warranty;
(ii)immediately and automatically, without any further action on the part of the Borrower, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Term Loans from a Lender to the Borrower (or any of them), such Term Loans and any related Commitments and all rights and obligations as a Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise (including for the purposes of (x) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (y) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (z) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document) be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect, and the Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such assignment (and, for the avoidance of doubt, Term Loans acquired by the Borrower may not be resold by the Borrower);
(iii)the Borrower shall not use the proceeds of any Revolving Loan for any such assignment; and
(iv)no Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment.
In connection with any Term Loans repurchased and cancelled pursuant to this Section 11.5(g), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

14669370v7

(h)Resignation as Issuing Bank and Swing Line Lender. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to clause (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Administrative Agent, the Borrower and the Lenders, resign as an Issuing Bank and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as the Swing Line Lender. In the event of any such resignation as an Issuing Bank or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as an Issuing Bank and the Swing Line Lender, as the case may be. If Bank of America resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an Issuing Bank and all Letter of Credit Obligations with respect thereto (including the right to require the Revolving Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.3). If Bank of America resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.2. Upon the appointment of a successor Issuing Bank and/or Swing Line Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swing Line Lender, as the case may be, and (B) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
Section 11.6Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 11.7Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Issuing Bank and each Lender, regardless of any investigation made by the Administrative Agent, any Issuing Bank or any Lender or on their behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or any Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Section 2.7(d), Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 11.1(e) and Section 11.2, and the agreements of the Lenders and the Administrative Agent set forth in Section 2.4, Section 2.14, Section 10.3, Section 10.12, Section 11.2(c) and Section 11.9 shall survive the Facility Termination Date.
Section 11.8No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, any Issuing Bank or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed

14669370v7

to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Administrative Agent, each Issuing Bank and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents, any Secured Swap Agreements or any Secured Treasury Management Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
Section 11.9Enforcement; Payments Set Aside. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.2 for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Bank or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank or the Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.3 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect (and in the applicable currency of such recovery or payment). The obligations of the Lenders and the Issuing Banks under clause (ii) of the preceding sentence shall survive the Facility Termination Date and the termination of this Agreement.
Section 11.10Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and

14669370v7

(b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.10, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any Issuing Bank or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 11.11Obligations Several; Independent Nature of Lenders’ Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 10.10(c) and Section 11.9, each Lender shall be entitled to protect and enforce its rights arising under this Agreement and the other Loan Documents and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
Section 11.12Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
Section 11.13Applicable Laws.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING (WHETHER IN CONTRACT TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN

14669370v7

THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SUBSECTION (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 11.14WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 11.15Confidentiality. Each of the Administrative Agent, each Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in (including, for purposes hereof, any new lenders invited to join hereunder on an increase in the Loans and Commitments hereunder, whether by

14669370v7

exercise of an accordion, by way of amendment or otherwise), any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower or its obligations, this Agreement or payments hereunder (it being understood that the DQ List may be disclosed to any assignee or prospective assignee in reliance on this clause (f)), (g) on a confidential basis to (i) any rating agency in connection with rating any member of the Consolidated Group or the credit facilities provided for herein, or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower, (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, (B) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (C) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.15 or (j) for purposes of establishing a “due diligence” defense. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from any member of the Consolidated Group relating to any member of the Consolidated Group or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by a member of the Consolidated Group. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, each Issuing Bank and each Lender acknowledges that (i) the Information may include material non-public information concerning any member of the Consolidated Group, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with Applicable Law, including United States federal and state securities laws.
The Loan Parties consent to the use of information related to the arrangement of the Loans and Commitments by each of the Lenders and their Affiliates in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications, including the placement of “tombstone” advertisements in publications of its choice at its own expense; provided that to the extent that such marketing, press releases or other transactional announcements include material information about the Loan Parties, their respective Subsidiaries and/or their businesses other than the names and logos of the Loan Parties and their respective Subsidiaries and the amount, type and closing date of the Loans established hereby, each such Lender or Affiliate of a Lender shall obtain prior written consent of the Borrower (which approval shall not be unreasonably withheld).
For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person.
Section 11.16Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all

14669370v7

charges or fees in connection therewith deemed in the nature of interest under Applicable Laws shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the aggregate outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and each of the Loan Parties to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the aggregate outstanding amount of the Loans made hereunder or be refunded to each of the applicable Loan Parties. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by Applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.
Section 11.17Integration; Effectiveness. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Bank, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Section 11.18No Advisory of Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates, are arm’s-length commercial transactions between the Loan Parties and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates, on the other hand, (ii) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) each of the Administrative Agent, each Arranger, each Lender and each of their respective Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for any Loan Party or any of their respective Affiliates or any other Person and (ii) none of the Administrative Agent, any Arranger, any Lender or any of their respective Affiliates has any obligation to any Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the

14669370v7

Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Administrative Agent, any Arranger, any Lender or any of their respective Affiliates has any obligation to disclose any of such interests to any Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Loan Parties hereby waives and releases, any claims that it may have against the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 11.19Electronic Execution; Electronic Records; Counterparts. This Agreement, any other Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Section 11.19 may include use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (each, an “Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, none of the Administrative Agent, any Issuing Bank or the Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent the Administrative Agent, such Issuing Bank or the Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.
None of the Administrative Agent, any Issuing Bank or the Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, such Issuing Bank’s or the Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, each Issuing Bank and the Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed

14669370v7

or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document, and (ii) waives any claim against the Administrative Agent and each Lender Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 11.20Patriot Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act and the Beneficial Ownership Regulation.
Section 11.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or any Issuing Bank that is an Affected Financial Institution is party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or any Issuing Bank that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 11.22Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

14669370v7

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (k) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).
Section 11.23Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special

14669370v7

Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 11.24Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Issuing Bank hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Issuing Bank, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Issuing Bank, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Issuing Bank from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Issuing Bank, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Issuing Bank in such currency, the Administrative Agent or such Issuing Bank, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under Applicable Law).
Section 11.25Appointment of Borrower. Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, an Issuing Bank or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, each Issuing Bank and each Lender may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.
[SIGNATURE PAGES FOLLOW]

14669370v7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWER:                    ADAPTHEALTH LLC,
a Delaware limited liability company
By:    /s/ Jason Clemens
Name: Jason Clemens
Title: Treasurer and Chief Financial Officer

INTERMEDIATE HOLDINGS AND OTHER GUARANTORS:
1ST CHOICE IN-HOMECARE INC., a Virginia corporation
ABC MEDICAL, LLC, a South Carolina limited liability company
ABSOLUTE RESPIRATORY CARE, LLC, a Delaware limited liability company
ACCESS MEDICAL, LLC, a Michigan limited liability company
ACCUCARE MEDICAL EQUIPMENT, LLC an Oklahoma limited liability company
ADAPTHEALTH NEW ENGLAND LLC, a Delaware limited liability company
ADAPTHEALTH MINNESOTA LLC, a Minnesota limited liability company
ADAPTHEALTH - MISSOURI LLC, a Missouri limited liability company
ADAPTHEALTH INTERMEDIATE HOLDCO LLC, a Delaware limited liability company
ADAPTHEALTH PATIENT CARE SOLUTIONS LLC, a Pennsylvania limited liability company
ADAPTHEALTH WEST, LLC, a Delaware limited liability company
AEROCARE HOME MEDICAL EQUIPMENT, INC., a Texas corporation
AEROCARE HOME MEDICAL, INC., a Texas corporation
AEROCARE HOME MEDICAL EQUIPMENT, INC., a Missouri corporation

By: /s/ Jason Clemens
Name: Jason Clemens
Title: Treasurer and Chief Financial Officer

Signature Page to AdaptHealth Credit Agreement (2026)

AEROCARE, INC., a Nevada corporation
AGILE MEDICAL, LLC, a Pennsylvania limited liability company
AGILIS MED HOLDINGS, LLC, a Delaware limited liability company
AIRWAY OXYGEN, INC., a Michigan corporation
ALL AMERICAN OXYGEN, INC., a Kentucky corporation
AMERICAN ANCILLARIES, INC., a Nevada corporation
AMERICAN HOME MEDICAL, INC., a Florida corporation
AMERICOAST MARYLAND LLC, a Delaware limited liability company
AMERI-QUIPT OF NORTH CAROLINA, INC., a North Carolina corporation
ASSOCIATED HEALTHCARE SYSTEMS, INC., a New York corporation
ATLANTIC MEDICAL SUPPLY, INC., a Florida corporation
ATLANTIC MEDICAL, INC., a Virginia corporation
AUSTIN RESPIRATORY EQUIPMENT, INC., a Florida corporation

By:/s/ Jason Clemens
Name: Jason Clemens
Title: Treasurer and Chief Financial Officer

Signature Page to AdaptHealth Credit Agreement (2026)

BEACON RESPIRATORY SERVICES OF GEORGIA, INC., a Delaware corporation
BEACON RESPIRATORY SERVICES, INC., a Delaware corporation
BENNETT MEDICAL SERVICES LLC, a Nevada limited liability company,
BESTMED RESPIRATORY, INC., an Iowa corporation
BHS, INC., a Kentucky corporation
BIRD AND BEAR MEDICAL, LLC, an Arkansas limited liability company
BRADEN PARTNERS, L.P., a California limited partnership
BRADLEY DME, LLC, a Tennessee limited liability company
BREATHE GRACE MEDICAL SUPPLY, LLC, a Maryland limited liability company
BUFFALO WHEELCHAIR, INC., a New York corporation
CAPE MEDICAL SUPPLY, LLC, a Delaware limited liability company
CAIR RESPIRATORY SERVICES LLC, a Maryland limited liability company
CARE PLUS OXYGEN, LLC, a Pennsylvania limited liability company
CARMICHAELS HOME MEDICAL EQUIPMENT, INC., a Georgia corporation

By:/s/ Jason Clemens
Name: Jason Clemens
Title: Treasurer and Chief Financial Officer

Signature Page to AdaptHealth Credit Agreement (2026)

CHOICE MEDICAL HEALTH CARE, LLC, an Illinois limited liability company
CHOICE RESPIRATORY & MEDICAL EQUIPMENT, INC., a Virginia corporation
CLAY HOME MEDICAL, INC., a Virginia corporation
CLEARVIEW MEDICAL INCORPORATED, a Texas corporation
COMMUNITY MEDICAL SUPPLY, INC., an Iowa corporation
COMMUNITY SURGICAL SUPPLY OF TOMS RIVER, LLC, a New Jersey limited liability company
CORNERSTONE MEDICAL SERVICES - MIDWEST, LLC, an Ohio limited liability company
CORNERSTONE MEDICAL SERVICES OF COLUMBUS LLC, an Ohio limited liability company
CRESSCARE MEDICAL, INC., a Pennsylvania corporation
DESLOGE HOME OXYGEN AND MEDICAL EQUIPMENT, INC., a Florida corporation
DIABETES MANAGEMENT AND SUPPLIES, L.L.C., a Louisiana limited liability company
DIABETES SUPPLY CENTER OF THE MIDLANDS, LLC, a Nebraska limited liability company
EDGE MEDICAL SUPPLY, L.L.C., a Texas limited liability corporation
EXPRESS MEDICAL SUPPLY, LLC, a Texas limited liability company
FAMILY HOME MEDICAL SUPPLY, LLC, a Pennsylvania limited liability company
FAMILY MEDICAL SUPPLY, LLC, a North Carolina limited liability company

By:/s/ Jason Clemens
Name: Jason Clemens
Title: Treasurer and Chief Financial Officer

Signature Page to AdaptHealth Credit Agreement (2026)

FIRST CHOICE DME LLC, a Delaware limited liability company
FIRST CHOICE HOME MEDICAL EQUIPMENT, LLC, a Delaware limited liability company
FIRST CHOICE MEDICAL EQUIPMENT, INC., an Illinois corporation
FLORIDA HOME CAIR, INC., a Florida corporation
FLETCHER’S MEDICAL SUPPLIES, INC., a Florida corporation
FLORIDA HOME MEDICAL SUPPLY, LLC, a Florida limited liability company
FREEDOM RESPIRATORY, INC., a Virginia corporation
GEORGIA HOME MEDICAL - COLUMBUS, INC., a Georgia corporation
GEORGIA HOME MEDICAL, INC., a Georgia corporation
GME MEDICAL SUPPLY, INC., a Virginia corporation
GOULD’S DISCOUNT MEDICAL, LLC, a Kentucky limited liability corporation
GRACE HEALTHCARE INCORPORATED, a Louisiana corporation
GRACE HEALTHCARE MEDICAL, INC., a Mississippi corporation
GRACE HEALTHCARE, INC., a Mississippi corporation
GRACE MEDICAL EQUIPMENT INC DBA GRACE HEALTHCARE, an Alabama corporation
GRACE MEDICAL, INC., a Florida corporation
HALPRIN, INCORPORATED, a New York corporation
HEALTH COMPLEX MEDICAL, LLC, a Delaware limited liability company
HEALTH PRODUCTS PLUS, INC., a Georgia corporation
HEALTH SOLUTIONS LLC, a Pennsylvania limited liability company

By:/s/ Jason Clemens
Name: Jason Clemens
Title: Treasurer and Chief Financial Officer

Signature Page to AdaptHealth Credit Agreement (2026)

HEALTHLINE MEDICAL EQUIPMENT, LLC, a Texas limited liability company
HEALTHY LIVING MEDICAL SUPPLY, LLC, a Michigan limited liability company
HEARTLAND MEDICAL EQUIPMENT, INC., a Missouri corporation
HOME CARE MEDICAL, INC., a Wisconsin corporation
HOME MEDICAL EXPRESS, INC., an Illinois corporation
HOME MEDICAL PRODUCTS AND SERVICES, LLC, a Wisconsin limited liability corporation
HOME NURSING CARE, INC., a Virginia corporation
HOME RESPIRATORY SOLUTION’S INC., a Florida corporation
HOMETOWN RESPIRATORY CONSULTANTS, LLC, a Tennessee limited liability company
HUB’S HOME OXYGEN & MEDICAL SUPPLIES, LLC, a Pennsylvania limited liability company
HURST MEDICAL EQUIPMENT, INC., a West Virginia corporation
J.M.R. MEDICAL, LLC, a Delaware limited liability company
LAMAR, LLC, a Florida limited liability company
LEGACY MEDICAL LLC, an Ohio limited liability company
LEHIGH VALLEY RESPIRATORY CARE - LANCASTER, LLC, a Pennsylvania limited liability company

By:/s/ Jason Clemens
Name: Jason Clemens
Title: Treasurer and Chief Financial Officer

Signature Page to AdaptHealth Credit Agreement (2026)

LIFEHME, INC., a South Carolina corporation
LOFTIS HOME MEDICAL, LLC, a North Carolina limited liability company
LOOKOUT MEDICAL SERVICES, INC., a Tennessee corporation
LOUISVILLE O 2, INC., a Kentucky corporation
LOVELL MEDICAL SUPPLY, INC., a North Carolina corporation
MADISON COUNTY MEDICAL EQUIPMENT, INC., an Iowa corporation
MANOR RESPIRATORY CARE, LLC, a Tennessee limited liability company
MATRIX MEDICAL, LLC, a Florida limited liability company
MCFARLAND GROUP, LLC, a Tennessee limited liability company
MEDICAL LOGIC, INC., an Alabama corporation
MEDICAL LOGIC FT. WALTON, INC., an Alabama corporation
MEDICAL NECESSITIES AND SERVICES, LLC, a Tennessee limited liability company
MEDWAY MEDICAL EQUIPMENT, LLC, a Texas limited liability company
MED WAY MEDICAL, INC., a Utah corporation
MEDBRIDGE HOME MEDICAL LLC, a Delaware limited liability company
MED-EQUIP, INC., a Pennsylvania corporation
MEDIDEX LLC, a Missouri limited liability company
MEDSTAR HOLDINGS LLC, a Delaware limited liability company
MED STAR SURGICAL & BREATHING EQUIPMENT INC., a New York corporation
MISSISSIPPI HMA DME, LLC, a Mississippi limited liability company
MME II, LLC, a Texas limited liability company
MONTGOMERY MEDICAL SUPPLY, INC., an Alabama corporation

By:/s/ Jason Clemens
Name: Jason Clemens
Title: Treasurer and Chief Financial Officer

Signature Page to AdaptHealth Credit Agreement (2026)

NRE HOLDING LLC, a Delaware limited liability company
OCEAN BREEZE INFUSION CARE, LLC, a New York limited liability company
OCEAN HOME HEALTH OF PA LLC, a Pennsylvania limited liability company
OCEAN HOME HEALTH SUPPLY LLC, a New Jersey limited liability company
OGLES OXYGEN, LLC, a South Carolina limited liability company
OLYMPIA RESPIRATORY SERVICES, LLC, a Washington limited liability company
OXYGEN & SLEEP ASSOCIATES, INC., a Tennessee corporation
OXYGEN ONE, INC. a Wisconsin corporation
PAL-MED, LLC, a South Carolina limited liability company
PALMETTO OXYGEN, LLC, a South Carolina limited liability company
PARRISH HOME MEDICAL, INC., a South Carolina limited liability company
PEACH HOME HEALTH CARE, INC., a Georgia corporation
PHARMACY, INC., a Delaware corporation
PPS HME HOLDINGS LLC, a Delaware limited liability company
PPS HME LLC, a Delaware limited liability company
PREMIER HOME CARE, INC., a Kentucky corporation
PROMISE MEDICAL, INC., a Texas corporation
PROVIDER PLUS, LLC, a Missouri limited liability company
PUMPS IT, INC., a Texas corporation
PVHS HOME MEDICAL SUPPLY, LLC, a Colorado limited liability company

By:/s/ Jason Clemens
Name: Jason Clemens
Title: Treasurer and Chief Financial Officer

Signature Page to AdaptHealth Credit Agreement (2026)

QUALITY HOME MEDICAL, INC., a South Carolina corporation
QUALITY MEDICAL SERVICES, INC., an Iowa corporation
QUALITY RESPI-CARE, INC., a Georgia corporation
RELIABLE MEDICAL EQUIPMENT, LLC, a South Carolina limited liability company
RELIABLE MEDICAL OF CONWAY, LLC, a South
Carolina limited liability company
RESPIRATORY HOME CARE OF BRISTOL, LLC, a Tennessee limited liability company
RESPIRATORY SERVICES OF WESTERN NEW YORK, INC., a New York corporation
RESP-I-CARE, LLC, a Tennessee limited liability company
RESPRACARE, INC., a North Carolina corporation
ROBERTS HOME MEDICAL, LLC, a Maryland limited liability company
ROYAL MEDICAL SUPPLY LLC, a New Jersey limited liability company
ROCKY MOUNTAIN MEDICAL EQUIPMENT LLC, a Colorado limited liability company
ROCKY MOUNTAIN MEDICAL EQUIPMENT, INC., a Colorado corporation

By:/s/ Jason Clemens
Name: Jason Clemens
Title: Treasurer and Chief Financial Officer

Signature Page to AdaptHealth Credit Agreement (2026)

SKINNY LLC, a Florida limited liability company
SKORO ENTERPRISES, LLC, a Texas limited liability company
SLEEP THERAPY, LLC, a Minnesota limited liability company
SLEEPEASY THERAPEUTICS, INC., a North Dakota corporation
SPIRO HEALTH SERVICES, LLC, a Delaware limited liability company
SOLARA HOLDINGS, LLC, a Delaware limited liability company
SOLARA INTERMEDIATE, LLC, a Delaware limited liability company
SOLARA MEDICAL SUPPLIES, LLC, a California limited liability company
SOUND OXYGEN SERVICE LLC, a Washington limited liability company
SOUTHERN HOME RESPIRATORY & EQUIPMENT, INC., a Virginia corporation
SPECIALIZED MEDICAL DEVICES, INC., an Alabama corporation
SUNBELT MEDICAL SUPPLY & OXYGEN, INC., a Florida corporation
T C MEDICAL SUPPLY, LLC, a Florida limited liability company
TMS VT, LLC, a Delaware limited liability company
THE 3700 COMPANY, L.L.C., a Colorado limited liability company
THH ACQUISITION LLC I, a Delaware limited liability company
TOTAL HOMECARE, LLC, a Virginia limited liability company
TRICOREX, INC., a Missouri corporation
TRICOUNTY MEDICAL EQUIPMENT AND SUPPLY, LLC, a Pennsylvania limited liability company
TRINITY HEALTHCARE OF WINSTON-SALEM, INC., a Georgia corporation
TWIN RIVERS RESPIRATORY CARE, INC., an Arkansas corporation

By:/s/ Jason Clemens
Name: Jason Clemens
Title: Treasurer and Chief Financial Officer

Signature Page to AdaptHealth Credit Agreement (2026)

VERIO HEALTHCARE, INC., a California corporation
VERUS HEALTHCARE LLC, a Delaware limited liability company
VERUS HEALTHCARE HOLDINGS, LLC, a Delaware limited liability company
VITACARE, L.L.C., an Oklahoma limited liability company
WECARE MEDICAL, LLC, a Kentucky limited liability company
WOLF INDUSTRIES, INC., a Mississippi corporation

By:/s/ Jason Clemens
Name: Jason Clemens
Title: Treasurer and Chief Financial Officer

Signature Page to AdaptHealth Credit Agreement (2026)

ADMINISTRATIVE AGENT:            BANK OF AMERICA, N.A.,
as the Administrative Agent
By:/s/ Erik M. Truette
Name: Erik M. Truette
Title: Vice President

Signature Page to AdaptHealth Credit Agreement (2026)

LENDERS:                    BANK OF AMERICA, N.A.,
as a Lender, the Swing Line Lender and an Issuing Bank
By:/s/ H. Hope Walker
Name: H. Hope Walker
Title: Senior Vice President

Signature Page to AdaptHealth Credit Agreement (2026)

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Brian Dunn
Name: Brian Dunn
Title: Duly Authorized Signatory

Signature Page to AdaptHealth Credit Agreement (2026)

CITIZENS BANK, N.A.,
as a Lender
By: /s/ James Harbeson
Name: James Harbeson
Title: Director

Signature Page to AdaptHealth Credit Agreement (2026)

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Peter Spruill
Name: Peter Spruill
Title: Officer

Signature Page to AdaptHealth Credit Agreement (2026)

JPMORGAN CHASE BANK, N.A.,
as a Lender
By: /s/ Marcelo Nicolás Osovi Conti
Name: Marcelo Nicolás Osovi Conti
Title: Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender
By: /s/ Tanille Ingle
Name: Tanille Ingle
Title: Senior Vice President

M&T BANK,
as a Lender
By: /s/ Darci Buchanan
Name: Darci Buchanan
Title: Director

REGIONS BANK,
as a Lender and an Issuing Bank
By: /s/ Claybrook Sisk
Name: Claybrook Sisk
Title: Vice President

TRUIST BANK,
as a Lender
By: /s/ Anton Brykalin
Name: Anton Brykalin
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender
By: /s/ Michael Busam
Name: Michael Busam
Title: Managing Director
By: /s/ Taylor Pulling
Name: Taylor Pulling
Title: Director

PINNACLE BANK, A TENNESSEE CHARTERED BANK, d/b/a SYNOVUS BANK,
as a Lender
By: /s/ Caitlin Blalock
Name: Caitlin Blalock
Title: Director